                                                                EXHIBIT 4.5




                    $230,000,000 REVOLVING CREDIT AGREEMENT

                                     among

                             ALLIED HOLDINGS, INC.

                                      and

                               AUTO HAULAWAY INC.

                                      and

             The Lending Institutions Listed on Schedule 1.1 hereto

                                      and

                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,

                                      and

                   ABN AMRO BANK N.V., AS DOCUMENTATION AGENT

                                      and

                THE FIRST NATIONAL BANK OF CHICAGO, AS CO-AGENT

                                      and

                         NATIONSBANK, N.A., AS CO-AGENT

                                      and

                    BANCBOSTON SECURITIES INC., AS ARRANGER

                         dated as of September 30, 1997

                               TABLE OF CONTENTS


Section                                                                                                               PAGE
--------                                                                                                              ----
Section 1.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.     THE CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               Section 2.1.  Commitment to Lend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                             Section 2.1.1.  Domestic Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                             Section 2.1.2.  Canadian Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . .  28
                             Section 2.1.3.  Limitation on Borrowings . . . . . . . . . . . . . . . . . . . . . . . .  28
               Section 2.2.  Termination; Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . .  29
               Section 2.3.  Reallocation of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               Section 2.4.  The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
               Section 2.5.  Interest on Revolving Credit Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .  33
               Section 2.6.  Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               Section 2.7.  Interest Rate Conversion Options   . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               Section 2.8.  Optional Prepayments of Revolving Credit Loans   . . . . . . . . . . . . . . . . . . . .  35
               Section 2.9.  Mandatory Prepayments of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
               Section 2.10. Funds for Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               Section 2.11. Maturity of the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               Section 2.12. The Domestic Swing Line Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               Section 2.13. The Canadian Swing Line Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

Section 3.     LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
               Section 3.1.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
               Section 3.2.  Effects of Drawings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
               Section 3.3.  Letter of Credit Loan Obligations Absolute   . . . . . . . . . . . . . . . . . . . . . .  45
               Section 3.4.  Obligations of the Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section 4.     BANKERS' ACCEPTANCES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
               Section 4.1.  Acceptance and Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
               Section 4.2.  Refunding Bankers' Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               Section 4.3.  Acceptance Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               Section 4.4   Circumstances Making Bankers' Acceptances Unavailable  . . . . . . . . . . . . . . . . .  51

Section 5.     FEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
               Section 5.1.  Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
               Section 5.2.  Letter of Credit Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               Section 5.3.  Closing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               Section 5.4.  Administrative Agent's Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section 6.     CERTAIN GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               Section 6.1.  Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

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                                      -ii-


               Section 6.2.  Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               Section 6.3.  Interest Rate Upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
               Section 6.4.  Interest Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
               Section 6.5.  Capital Adequacy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
               Section 6.6.  Additional Costs, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
               Section 6.7.  Bank Certificates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
               Section 6.8.  Payments to be Free of Deductions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
               Section 6.9.  Inability to Determine Eurodollar Rate   . . . . . . . . . . . . . . . . . . . . . . . .  56
               Section 6.10. Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
               Section 6.11. Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
               Section 6.12. Currency of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
               Section 6.13. Currency Fluctuations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
               Section 6.14. Replacement of Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Section 7.     SECURITY AND GUARANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 8.     REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               Section 8.1.  Existence and Good Standing, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               Section 8.2.  Power; Consents; Absence of Conflict with Other Agreements   . . . . . . . . . . . . . .  61
               Section 8.3.  Binding Effect of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               Section 8.4.  Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               Section 8.5.  Financial Statements and Projections   . . . . . . . . . . . . . . . . . . . . . . . . .  63
               Section 8.6.  No Material Changes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
               Section 8.7.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
               Section 8.8.  No Materially Adverse Contracts, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  65
               Section 8.9.  Compliance with Other Instruments, Laws, Etc.  . . . . . . . . . . . . . . . . . . . . .  66
               Section 8.10. Tax Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
               Section 8.11. Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
               Section 8.12. Location of Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
               Section 8.13. Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
               Section 8.14. Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
               Section 8.15. Title and Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
               Section 8.16. Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
               Section 8.17. Holding Company and Investment Company Acts  . . . . . . . . . . . . . . . . . . . . . .  69
               Section 8.18. Certain Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               Section 8.19. Operating Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
               Section 8.20. Material Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
               Section 8.21. Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
               Section 8.22. Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
               Section 8.23. No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
               Section 8.24. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
               Section 8.25. Subordinated Debt Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
               Section 8.26. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
               Section 8.27. Perfection of Security Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . .  73





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
               Section 8.28. Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
               Section 8.29. Acquisition Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
               Section 8.30. Senior Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

Section 9.     CLOSING CONDITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
               Section 9.1.  Delivery of Loan Documents; Payment of Fees  . . . . . . . . . . . . . . . . . . . . . .  74
               Section 9.2.  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
               Section 9.3.  Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.4.  Requisite Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.5.  Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.6.  Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.7.  Banking Law Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.8.  Delivery of Charter and Other Documents  . . . . . . . . . . . . . . . . . . . . . . . .  75
               Section 9.9.  Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
               Section 9.10. Perfection Certificates and UCC Search Results   . . . . . . . . . . . . . . . . . . . .  76
               Section 9.11. Balance Sheet; Compliance Certificate; Borrowing Base Certificate  . . . . . . . . . . .  76
               Section 9.12. Senior Notes;  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
               Section 9.13. Other Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
               Section 9.14. Concerning the ACD Acquisition   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
               Section 9.15. Satisfactory Completion of Due Diligence; Etc.   . . . . . . . . . . . . . . . . . . . .  77
               Section 9.16. Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
               Section 9.17. Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
               Section 9.18. No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
               Section 9.19. No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
               Section 9.20. Capital Markets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 9.21. Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 9.22. Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 9.23. Other Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 9.24. Solvency Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 9.25. Payoff Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

Section 10.    CONDITIONS OF SUBSEQUENT BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
               Section 10.1. Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
               Section 10.2. Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Section 11.    AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
               Section 11.1. Punctual Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
               Section 11.2. Maintenance of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
               Section 11.3. Records and Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
               Section 11.4. Financial Statements, Certificates and Information   . . . . . . . . . . . . . . . . . .  81
               Section 11.5. Business and Legal Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
               Section 11.6. Compliance with Laws, Contracts, Licenses and Permits  . . . . . . . . . . . . . . . . .  81
               Section 11.7. Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
               Section 11.8. Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
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
               Section 11.9.      Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
               Section 11.10.     Inspection of Properties and Books  . . . . . . . . . . . . . . . . . . . . . . . .  84
               Section 11.11.     Title and Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
               Section 11.12.     Notice of Material Claims and Litigation  . . . . . . . . . . . . . . . . . . . . .  85
               Section 11.13.     Funding of Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
               Section 11.14.     Copies of Pension Plan Reports  . . . . . . . . . . . . . . . . . . . . . . . . . .  85
               Section 11.15.     Notice of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
               Section 11.16.     Payment of Pension Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
               Section 11.17.     Operating Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
               Section 11.18.     Environmental Compliance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
               Section 11.19.     Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
               Section 11.20.     Further Assurances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
               Section 11.21.     Commercial Finance Examinations   . . . . . . . . . . . . . . . . . . . . . . . . .  87

Section 12.    NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
               Section 12.1.      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
               Section 12.2.      Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
               Section 12.3.      Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
               Section 12.4.      Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
               Section 12.5.      Merger, Consolidation or Sale of Assets; Acquisitions   . . . . . . . . . . . . . .  93
               Section 12.6.      No Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
               Section 12.7.      Leases; Leases with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  95
               Section 12.8.      Consolidated Cash Flow Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
               Section 12.9.      Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
               Section 12.10.     Funded Debt to EBITDA Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
               Section 12.11.     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
               Section 12.12.     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
               Section 12.13.     Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
               Section 12.14.     Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
               Section 12.15.     ACD Acquisition Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
               Section 12.16.     Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

Section 13.    EVENTS OF DEFAULT; ACCELERATION; ETC.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
               Section 13.1. Events of Default and Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . 100
               Section 13.2. Termination of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

Section 14.    NOTICE AND WAIVERS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
               Section 14.1.      Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
               Section 14.2.      Waivers of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

Section 15.    REMEDIES ON DEFAULT, ETC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
               Section 15.1.      Rights of Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
               Section 15.2.      Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
               Section 15.3.      Distribution of Collateral Proceeds   . . . . . . . . . . . . . . . . . . . . . . . 105
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
Section 16.    TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
               Section 16.1. Sharing of Information with Section 20 Subsidiary  . . . . . . . . . . . . . . . . . . . 106
               Section 16.2. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
               Section 16.3. Prior Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
               Section 16.4. Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

Section 17.    THE AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
               Section 17.1. Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
               Section 17.2. Employees and Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
               Section 17.3. No Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
               Section 17.4. No Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
               Section 17.5. Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
               Section 17.6. Holders of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
               Section 17.7. Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
               Section 17.8. Agents as Banks; Documentation Agent; Co-Agents  . . . . . . . . . . . . . . . . . . . . 110
               Section 17.9. Resignation; Removal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
               Section 17.10.Notification of Defaults and Events of Default   . . . . . . . . . . . . . . . . . . . . 111

Section 18.    ASSIGNMENT AND PARTICIPATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
               Section 18.1. Conditions to Assignment by Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
               Section 18.2. Certain Representations and Warranties;
                             Limitations; Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
               Section 18.3. Register   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
               Section 18.4. New Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
               Section 18.5. Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
               Section 18.6. Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
               Section 18.7. Assignee or Participant Affiliated with the Borrower   . . . . . . . . . . . . . . . . . 114
               Section 18.8. Miscellaneous Assignment Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . 114
               Section 18.9. Assignment by Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115

Section 19.    EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115

Section 20.    SURVIVAL OF COVENANTS, ETC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

Section 21.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

Section 22.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

Section 23.    ENTIRE AGREEMENT, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

Section 24.    CONSENTS, AMENDMENTS, WAIVERS, ETC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

Section 25.    WAIVER AND RELEASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

Section 26.    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

Section 27.    INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

Section 28.    CANADIAN GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120

Section 29.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

Section 30.    WITHHOLDING TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

Section 31.    PARI PASSU TREATMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127

                         LIST OF EXHIBITS AND SCHEDULES


                   Exhibits:
                   --------
         Exhibit A-1      Form of Domestic Revolving Credit Note
         Exhibit A-2      Form of Canadian Revolving Credit Note
         Exhibit A-3      Form of Domestic Swing Line Note
         Exhibit A-4      Form of Canadian Swing Line Note
         Exhibit B        Form of Intercompany Note
         Exhibit C        Form of Reimbursement Agreement
         Exhibit D        Form of Loan Request
         Exhibit E-1      Form of Opinion of Borrower's Counsel
         Exhibit E-2      Form of Opinion of Borrower's Canadian Counsel
         Exhibit F        Form of Compliance Certificate
         Exhibit G        Form of Borrowing Base Certificate
         Exhibit H        Form of Guaranty
         Exhibit I        Form of Assignment and Acceptance
         Exhibit J        Form of Bankers' Acceptance Notice
         Exhibit K        Form of Solvency Certificate



                          Schedules:
                          ----------
         Schedule 1.1     Banks; Commitments; Commitment Percentages; Domestic Lending Offices; Eurodollar Lending
                          Offices
         Schedule 1.2     Depreciation Schedule
         Schedule 1.3     Management Group
         Schedule 1.4     Existing Letters of Credit
         Schedule 8.1     Qualifications to do Business
         Schedule 8.2     Conflicts
         Schedule 8.5(a)  Financial Statements
         Schedule 8.6     Changes
         Schedule 8.7     Litigation
         Schedule 8.10    Taxes
         Schedule 8.12    Chief Executive Offices
         Schedule 8.13    Business
         Schedule 8.15    Re-registrations
         Schedule 8.16(a) Subsidiaries of the Borrower
         Schedule 8.16(b) Subsidiaries of the Borrower's Subsidiaries
         Schedule 8.18    Certain Transactions
         Schedule 8.19(a) Operating Rights
         Schedule 8.19(b) Canadian Operating Authorizations
         Schedule 8.20    Material Contracts

         Schedule 8.21    Hazardous Substances
         Schedule 8.24    Insurance
         Schedule 8.27    Perfection of Security Interest
         Schedule 8.28    Bank Accounts
         Schedule 12.1    Existing Indebtedness
         Schedule 12.2    Existing Liens
         Schedule 12.3    Existing Investments

                           REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT, dated as of September 30, 1997, is among ALLIED HOLDINGS, INC. (the "Borrower"), a Georgia corporation having its principal place of business at 160 Clairemont Avenue, Suite 510, Decatur, Georgia 30030, AUTO HAULAWAY INC., a corporation organized under the laws of Ontario, having its principal place of business at 4320 Harvester Road, Burlington, Ontario L7L 5S4 (together with its successors, the "Canadian Borrower"), BANKBOSTON, N.A. ("BKB") and the other lending institutions identified as Banks herein, BKB, as administrative agent for the Banks (the "Administrative Agent"), ABN AMRO BANK, N.V., as Documentation Agent (the "Documentation Agent"), THE FIRST NATIONAL BANK OF CHICAGO, as co-agent ("FNBC") and NATIONSBANK, N.A. (together with FNBC, the "Co-Agents").

     Section 1. DEFINITIONS. (a) The following terms shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement or the Exhibits and the Schedules hereto referred to below:

     "AAGI" - Allied Automotive Group, Inc., a Georgia corporation and a wholly-owned Subsidiary of the Borrower.

     "Acceptance Fee" - see Section 4.3.

     "ACD" - collectively, Ryder Automotive Carrier Services, Inc., RC Management Corp., Ryder Automotive Acquisition LLC and each of their subsidiaries.

     "ACD Acquisition" - the acquisition by (i) AH Acquisition Corp. of one hundred percent (100%) of the capital stock of Ryder Automotive Carrier Services, Inc.; (ii) Axis National Incorporated of one hundred percent (100%) of the capital stock of RC Management Corp., Terminal Service Co. and OSHCO, Inc.; and (iii) Canadian Acquisition Corp. of one hundred percent (100%) of the equity interests of Ryder Automotive Acquisition LLC, pursuant to the ACD Acquisition Documents.

     "ACD Acquisition Documents" - the Acquisition Agreement, together with all schedules thereto, dated as of August 20, 1997, among the Borrower, AH Acquisition Corp., Canadian Acquisition Corp., Axis National Incorporated and Ryder System, Inc., and each of the related Allied/Ryder Restrictive Covenant Agreement, Intellectual Property License Agreement, ILM Technology Agreement, Cooperation and Preservation Agreement, Transitional Agreement and License and Joint Defense and Cooperation Agreement, each dated as of September 30, 1997, each in the form delivered to the Administrative Agent on or prior to the Closing Date.

     "Adjustment Date" - the first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to Section 11.4(e) hereof.

     "Administrative Agent" - see the preamble.

     "Administrative Agent's Fee" - as defined in the Fee Letter.

     "Administrative Agent's Special Counsel" - Bingham, Dana & Gould LLP, or such other counsel as may be approved by the Administrative Agent.

     "Affected Bank" - see Section 6.14.

     "Affiliate" - any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

     "Agents" - the Administrative Agent and the Canadian Agent.

     "Agreement" - this Revolving Credit Agreement, with all Exhibits and Schedules hereto, as originally executed, or if this Revolving Credit Agreement is amended, restated or supplemented from time to time, as so amended, restated or supplemented.

     "AH" - AH Industries Inc., an Alberta corporation and a wholly-owned Subsidiary of the Borrower.

     "Allied Systems" - Allied Systems, Ltd. (L.P.), a Georgia limited partnership of which AAGI is the managing general partner and of which any one or more of the Borrower or its wholly-owned Subsidiaries which is a Guarantor is a general partner.

     "Applicable Acceptance Fee Rate" - at any time, the rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans.

     "Applicable BA Discount Rate" - with respect to any Bankers' Acceptance being purchased by a Canadian Bank on any day, the average Bankers' Acceptance discount rate for the term of such Bankers' Acceptance as quoted on Reuters Service Page CDOR at or about 10:00 a.m. (Toronto, Ontario time) on such day.

     "Applicable Margin" - for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable percentage set forth below with respect to the Borrower's Funded Debt Ratio, as determined at the end of the fiscal quarter of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period:

                                                                  EURODOLLAR RATE
                                                                LOANS AND LETTER OF
LEVEL            FUNDED DEBT RATIO            BASE RATE LOANS      CREDIT FEES        COMMITMENT FEE
I      Greater than or equal to 3.50 to 1.00       1.00%              2.00%              0.375%

II     Less than 3.50 to 1.00 and greater          0.75%              1.75%              0.375%
       than or equal to 3.00 to 1.00

III    Less than 3.00 to 1.00 and greater          0.50%              1.50%              0.375%
       than or equal to 2.75 to 1.00

IV     Less than 2.75 to 1.00 and greater          0.25%              1.25%              0.25%
       than or equal to 2.50 to 1.00

V      Less than 2.50 to 1.00                       0%                1.00%              0.25%

Notwithstanding the foregoing, (a) subject to clause (c) hereof, for the period commencing on the Closing Date through the end of the month in which the quarterly compliance certificate for the fiscal quarter ending March 31, 1998 is delivered pursuant to Section 11.4(e) hereof, the Applicable Margin shall be that percentage corresponding to Level II in the table above; (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 11.4(e) hereof, then for the period commencing on the first day of the month immediately following the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level I in the table above; and (c) in the event that the Borrower shall, at any time, receive Net Cash Proceeds from the sale of equity securities in an amount in excess of $20,000,000, then the Borrower may deliver a pro forma Compliance Certificate to the Administrative Agent and the Banks, based on the most recently ended fiscal quarter for which financial statements have been prepared and giving effect to such issuance of equity securities, and the Applicable Margin shall be subject to adjustment as of the first day of the calendar month immediately succeeding the date such Compliance Certificate is delivered to the Administrative Agent and the Banks.

     "Arranger" - BancBoston Securities, Inc..

     "Assignment and Acceptance" - see Section 18 hereof.

     "Assignment of Acquisition Documents" - the Collateral Assignment of Acquisition Documents, dated as of the date hereof, among the Borrower, AH Acquisition Corp., Canadian Acquisition Corp., Axis National Incorporated and the Administrative Agent.

     "BA Discount Proceeds" - with respect to any Bankers' Acceptance to be accepted and purchased by a Canadian Bank, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance times (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one divided by (ii) the sum of (A) one plus (B) the product of (1) the Applicable BA Discount Rate

(expressed as a decimal) applicable to such Bankers' Acceptance times (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance divided by (bb) 365.

     "Balance Sheet Date" - December 31, 1996.

     "Bankers' Acceptance" - a bill of exchange denominated in Canadian Dollars drawn on, and accepted by, a Canadian Bank pursuant to Section 4 hereof.

     "Bankers' Acceptance Notice" - see Section 4.1.

     "Banks" - collectively, the Domestic Banks, the Canadian Banks, the Swing Line Banks and the Letter of Credit Bank.

     "Base Rate Loans" - collectively, the Canadian Base Rate Loans and the Domestic Base Rate Loans.

     "BKB" - see the preamble.

     "Borrower" - see the preamble.

     "Borrowing" - a borrowing hereunder consisting of the making of a Revolving Credit Loan, a Swing Line Loan, the issuance of a Letter of Credit or the purchase and acceptance of a Bankers' Acceptance.

     "Borrowing Base Amount" - as at any date of determination, an amount, determined by the Administrative Agent by reference to the most recent Borrowing Base Certificate, which is equal to the sum of (a) 80% of the Net Receivables Value, plus (b) 80% of the Net Equipment Value of all Borrowing Base Equipment. For purposes of determining the Borrowing Base Amount (i) the Net Equipment Value of any Borrowing Base Equipment acquired in connection with the ACD Acquisition or a Permitted Acquisition shall be determined on a historical basis in accordance with Generally Accepted Accounting Principles without regard to any purchase accounting adjustments until an appraisal of such Borrowing Base Equipment reasonably satisfactory to the Administrative Agent in all respects supporting a different Net Equipment Value of such Borrowing Base Equipment has been delivered and a write-up in the net book value of such Borrowing Base Equipment shall have been effected in accordance with Generally Accepted Accounting Principles, and (ii) assets which are valued in Canadian Dollars shall be converted to a value in United States Dollars at an exchange rate of $0.75 United States Dollars for each Canadian Dollar, provided that if the actual exchange rate on the date of any Borrowing Base Certificate (as quoted in The Wall Street Journal) equals or exceeds $0.80 United States Dollars for each Canadian Dollar or is less than or equal to $0.70 United States Dollars for each Canadian Dollar, then such assets shall be valued on such date using the actual exchange rate in effect for such date.

     "Borrowing Base Certificate" - see Section 11.4(e) hereof.

     "Borrowing Base Equipment" - Motor Vehicle Equipment in which the Borrower or any of the Guarantors has title and in which the Administrative Agent has a first priority perfected lien and security interest or, as to Motor Vehicle Equipment of any Person acquired pursuant to a Permitted Acquisition, with respect to which all Indebtedness secured by such Motor Vehicle Equipment has been repaid in full in connection with such Permitted Acquisition and arrangements reasonably satisfactory to the Administrative Agent in all respects have been made for the termination of record of all liens on and security interests in such Motor Vehicle Equipment and all steps have been taken to perfect a first priority lien and security interest in favor of the Administrative Agent.

     "Business Day" - when used in connection with (a) a Domestic Loan, a Domestic Business Day; (b) a Eurodollar Rate Loan, a Eurodollar Business Day; and (c) a Canadian Revolving Credit Loan or a Bankers' Acceptance, a Canadian Business Day.

     "Canadian Agent" - the Canadian Bank that shall have agreed, pursuant to
Section 2.3 hereof, at the request of the Borrower and the Canadian Borrower and with the consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed, to act as Canadian Agent hereunder.

     "Canadian Banks" - the financial institutions or banks resident in Canada (each of which must be a Qualifying Bank) that shall have agreed, pursuant to
Section 2.3 hereof, at the request of the Borrower and the Canadian Borrower and with the consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed, to make Canadian Revolving Credit Loans to the Canadian Borrower and to purchase and accept Bankers' Acceptances, as evidenced by such Bank having a positive figure beside its name in the column titled "Canadian Commitment" on Schedule 1.1 hereto, as such Schedule may be updated from time to time.

     "Canadian Base Rate" - (a) with respect to a Canadian Swing Line Loan, the greater of (i) the annual rate of interest announced from time to time by the Canadian Swing Line Bank as its prime commercial rate then in effect for determining interest rates for commercial loans made in Canadian Dollars by the Canadian Swing Line Bank in Canada and (ii) the average rate for 30 day Canadian Dollar bankers' acceptances as quoted on Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the Drawdown Date thereof plus 0.75% per annum and
(b) with respect to a Canadian Revolving Credit Loan, the greater of (i) the annual rate of interest announced from time to time by the Canadian Agent as its prime commercial rate then in effect for determining interest rates for commercial loans made in Canadian Dollars by the Canadian Agent in Canada and
(ii) the average rate for 30 day Canadian Dollar bankers' acceptances as quoted on Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the Drawdown Date thereof plus 0.75% per annum.

     "Canadian Base Rate Loans" - Canadian Loans bearing interest calculated by reference to the Canadian Base Rate.

     "Canadian Borrower" - see preamble.

     "Canadian Business Day" - any day other than a Saturday, Sunday, or any day on which banking institutions in Toronto, Ontario, Canada, Boston, Massachusetts or New York, New York are authorized or required by law to be closed.

     "Canadian Commitment" - with respect to each Canadian Bank, the amount set forth on Schedule 1.1 hereto (as such Schedule may be updated from time to time) as the amount of such Canadian Bank's commitment to make Canadian Revolving Credit Loans to and to accept Bankers' Acceptances for, the Canadian Borrower, as the same may be reduced or increased from time to time, pursuant to Section Section 2.2, 2.3 or 2.9 hereof; or if such commitment is terminated pursuant to Section Section 2.2 or 13.2 hereof, zero.

     "Canadian Commitment Fee" - see Section 5.1 hereof.

     "Canadian Commitment Percentage" - with respect to each Canadian Bank, the percentage set forth on Schedule 1.1 hereto, as such Schedule may be updated from time to time, as such Canadian Bank's percentage of the Total Canadian Commitment.

     "Canadian Dollar Equivalent" - with respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S. Dollars on such date.

     "C$ or Canadian Dollars" - dollars in lawful currency of Canada.

     "Canadian Facility Effective Date" - see Section 2.3 hereof.

     "Canadian Guaranty" - the guaranty by the Borrower set forth in Section 28 hereof of the Canadian Borrower's obligations in respect of Canadian Swing Line Loans, Canadian Revolving Credit Loans and Bankers' Acceptances.

     "Canadian Loans" - collectively, the Canadian Revolving Credit Loans and the Canadian Swing Line Loans.

     "Canadian Plans" - see Section 8.11 hereof.

     "Canadian Revolving Credit Loan(s)" - collectively, revolving credit loans made to the Canadian Borrower by the Canadian Banks pursuant to Section 2.1.2 hereof.

     "Canadian Revolving Credit Note" - see Section 2.4.

     "Canadian Security Documents" - collectively, (i) the several General Security Agreements, each dated as of the date hereof, entered into between, respectively, the Canadian Borrower and the other Canadian Subsidiaries (other than AH) and the Administrative Agent, (ii) the several Hypothec on Movables agreements, each dated as of the date hereof, entered into between, respectively, the Canadian Borrower and the other Canadian Subsidiaries (other than AH) and the Administrative Agent, (iii) the several Debenture agreements, each dated as of the date hereof, entered into between, respectively, the Canadian Borrower and the other Canadian Subsidiaries (other than AH) and the Administrative Agent, and
(iv) the several Assignment of Book Debts agreements, each dated as of the date hereof, entered into between, respectively, the Canadian Borrower and the other Canadian Subsidiaries (other than AH) and the Administrative Agent.

     "Canadian Subsidiaries" - each Subsidiary (direct and indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is incorporated under the laws of Canada or a political subdivision thereof.

     "Canadian Swing Line Bank" - The Bank of Nova Scotia.

     "Canadian Swing Line Loan" - any loan made by the Canadian Swing Line Bank pursuant to Section 2.13 hereof.

     "Canadian Swing Line Note" - see Section 2.13 hereof.

     "Capital Assets" - fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, trademarks, copyrights, franchises and goodwill), provided that capital assets shall not include any Investment permitted pursuant to Section 12.3 hereof or any item customarily charged directly to expense or depreciated over a useful life of 12 months or less in accordance with Generally Accepted Accounting Principles.

     "Capital Expenditures" - for any period, amounts paid or Indebtedness (including, without limitation, Indebtedness in respect of Operating Lease Obligations (determined at the time of each initiation or extension of each Rental Agreement), other than Operating Lease Obligations arising from the lease of the Borrower's headquarters at 160 Clairemont Avenue, Decatur, Georgia 30030) incurred or assumed by the Borrower or any of its Subsidiaries or for which any of such Persons becomes liable in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets during such period, but not including the aggregate of all amounts paid (whether in cash, stock or a combination thereof), all Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with the ACD Acquisition or a Permitted Acquisition and any fees, expenses and transaction costs incurred in connection with the ACD Acquisition or such Permitted Acquisition which would be required to be capitalized in accordance with Generally Accepted Accounting Principles.

     "CERCLA" - see Section 8.21 hereof.

     "Closing Date" - see Section 9 hereof.

     "Co-Agent(s)" - see the preamble.

     "Collateral" - all of the property rights and interests of the Borrower and its Subsidiaries that are, or are intended pursuant to this Agreement and the Security Documents to be, subject to the security interests created by the Security Documents.

     "Commercial Finance Examination" - an examination by employees, agents or consultants of the Administrative Agent of the assets of the Borrower and its Subsidiaries which, without limiting the generality of the foregoing, may include a review of the Borrower's books and records and the books and records of the Borrower's Subsidiaries.

     "Commitment(s)" - with respect to any Bank, its Domestic Commitment and/or Canadian Commitment.

     "Commitment Fee" - the Domestic Commitment Fee and/or the Canadian Commitment Fee.

     "Commitment Percentage" - with respect to each Bank, the percentage set forth beside its name on Schedule 1.1 hereto, as such Bank's percentage of the Total Commitment.

     "Compliance Certificate" - see Section 11.4(e) hereof.

     "Consolidated" or "consolidated" - with reference to any term used in this Agreement, the relevant figures for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Cash Flow" - for any fiscal period of the Borrower, an amount equal to the remainder of (a) Consolidated EBITDA for such period, minus
(b) Capital Expenditures of the Borrower and its Subsidiaries during such period, provided that for purposes of calculating the Consolidated Cash Flow Ratio for any period, there shall be deducted from the actual amount of Capital Expenditures for such period an amount equal to the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries from the sale of Capital Assets during such period.

     "Consolidated Cash Flow Ratio" - for any period, the ratio of (a) the Consolidated Cash Flow for such period to (b) the aggregate amount of Consolidated Interest Charges for such period, each as determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated EBITDA" - for any fiscal period of the Borrower, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) interest expense of the Borrower and its Subsidiaries for such period, plus (c) without duplication, all prepayment penalties, make-whole amounts and similar prepayment fees incurred in connection with any repayment, prepayment, redemption, retirement, or repurchase of the Subordinated Debt or the Senior Notes pursuant to Section Section 12.13 or 12.14, to the extent such costs are paid from the proceeds of the sale of equity securities used to repay such Subordinated Debt or Senior Notes, as the case may be, plus (d) the aggregate amount of income tax expense of the Borrower and its Subsidiaries deducted in the calculation of Consolidated Net Income for such period, plus (e) the aggregate amount of consolidated depreciation and amortization of the Borrower and its Subsidiaries deducted in the calculation of Consolidated Net Income for such period, minus (f) to the extent included in the calculation of Consolidated Net Income for such period, interest income of the Borrower and its

Subsidiaries for such period, minus (g) with respect to any income of a non-wholly-owned Subsidiary which is included in the calculation of Consolidated Net Income, and to the extent so included, if the ability of such Subsidiary to distribute all or a portion of such income to the Borrower or a Guarantor is restricted (whether by contract, law, constitutive document or otherwise) an amount equal to the amount of income so restricted, minus (h) to the extent included in the calculation of Consolidated Net Income for such period, income of any Person which is not a Subsidiary of the Borrower for such period to the extent such income has not actually been distributed to the Borrower or a Guarantor, plus (i) to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of severance and other cash expenses incurred by the Borrower and its Subsidiaries in connection with or resulting from the ACD Acquisition within 365 days of the Closing Date which have been offset by a commensurate reduction in the cash component of the purchase price payable by the Borrower and its Subsidiaries in connection with the ACD Acquisition; provided that such cash expenses shall have been approved by the Administrative Agent, plus (j) without duplication, to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of severance and other cash expenses incurred by the Borrower and its Subsidiaries in connection with or resulting from the ACD Acquisition within 365 days of the Closing Date; provided that (i) such cash expenses shall have been approved by the Administrative Agent and (ii) the amount of cash expenses added pursuant to this clause (j) shall not exceed $2,500,000.

     "Consolidated Funded Indebtedness" - as at any date of determination, an amount equal to the sum (without duplication) of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, related to the borrowing of money or in respect of capitalized leases, plus (b) the Maximum Drawing Amount of all Letters of Credit and any other letters of credit outstanding (other than the Haul Insurance L/Cs so long as such letters of credit are not guaranteed by the Borrower or any of its other Subsidiaries), plus (c) all Indebtedness guaranteed by the Borrower and its Subsidiaries, less (d) the amount of cash and cash equivalents (other than cash or cash equivalents of Non-Guarantor Subsidiaries, including, without limitation, Haul Insurance) reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as at such date in excess of $3,000,000, in each case as determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Interest Charges" - for any fiscal period, the remainder of
(a) the consolidated expenses of the Borrower and its Subsidiaries paid or accrued for such period for interest (including the finance charges applicable to capitalized leases) on Indebtedness (including the current portion thereof), as determined in accordance with Generally Accepted Accounting Principles, minus (b) non-cash interest expense of the Borrower and its Subsidiaries accrued during such period, minus (c) interest income of the Borrower and its Subsidiaries during such period, minus (d) to the extent included in the calculation of interest expense for such period, all prepayment penalties, make-whole amounts and similar prepayment fees incurred in connection with any repayment, prepayment, redemption, retirement, or repurchase of the Subordinated Debt or the Senior Notes pursuant to Section Section 12.13 or 12.14, to the extent such costs are paid from the proceeds of the sale of equity securities used to repay such Subordinated Debt or Senior Notes, as the case may be.

     "Consolidated Net Income" - the consolidated net income of the Borrower and its Subsidiaries for any period as determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Worth" - with respect to the Borrower and its Subsidiaries, the remainder of (a) all assets of the Borrower and its Subsidiaries on a consolidated basis which are properly classified as assets in accordance with Generally Accepted Accounting Principles, minus (b) all liabilities of the Borrower and its Subsidiaries on a consolidated basis which are properly classified as liabilities in accordance with Generally Accepted Accounting Principles. For purposes of the calculation of Consolidated Net Worth hereunder there shall be disregarded (i) the foreign currency translation adjustment component of shareholders' equity made in accordance with Financial Accounting Standards Board Statement No. 52 and (ii) any adjustments to shareholders' equity as a result of any unrealized gains or losses resulting from hedging obligations in accordance with Financial Accounting Standards Board Statement No. 80.

     "Conversion Request" - a notice given by the Borrower or the Canadian Borrower to the appropriate Agent of the Borrower's or the Canadian Borrower's election to convert or continue a Loan in accordance with Section 2.7 hereof.

     "Consolidated Revenues" - for any fiscal period, the consolidated revenues of the Borrower and its Subsidiaries as determined in accordance with Generally Accepted Accounting Principles.

     "Default(s)" - see Section 13.1 hereof.

     "Delinquent Bank" - see Section 17.5 hereof.

     "Distribution" - the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Person.

     "Documentation Agent" - see preamble.

     "Dollar Equivalent" - with respect to an amount of Canadian Dollars on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate applicable to Canadian Dollars on such date.

     "Domestic Bank(s)" - the Banks that shall have agreed to make Domestic Loans to the Borrower and to participate in the risk associated with Canadian Swing Line Loans and Letters of Credit, as evidenced by such Bank having a positive figure beside its name in the column titled "Domestic Commitment" on
Schedule 1.1 hereto, as such Schedule may be updated from time to time.

     "Domestic Base Rate" - for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the greater of (a) the rate of interest announced from time to time by the Administrative Agent at its Head Office as its "base rate", as in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Domestic Base Rate due to a change in the Administrative Agent's "base rate" or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Administrative Agent's "base rate" or the Federal Funds Effective Rate, as applicable. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Domestic Base Rate shall be the Administrative Agent's "base rate" as in effect at the applicable time until the circumstances giving rise to such inability no longer exist.

     "Domestic Base Rate Loans" - Domestic Loans bearing interest calculated by reference to the Domestic Base Rate.

     "Domestic Business Day" - any day other than Saturday, Sunday, or any day on which banking institutions in Boston, Massachusetts or New York, New York are authorized or required by law to be closed.

     "Domestic Commitment" - with respect to each Domestic Bank, the amount set forth on Schedule 1.1 hereto (as such Schedule may be updated from time to time) as the amount of such Domestic Bank's commitment to make Domestic Loans to the Borrower and to participate in the risk associated with Canadian Swing Line Loans and Letters of Credit, as the same may be reduced or increased from time to time, pursuant to Section Section 2.2, 2.3 or 2.9 hereof; or if such commitment is terminated pursuant to Section Section 2.2 or 13.2 hereof, zero.

     "Domestic Commitment Fee" - see Section 5.1 hereof.

     "Domestic Commitment Percentage" - with respect to each Domestic Bank, the percentage set forth on Schedule 1.1 hereto, as such Schedule may be updated from time to time, as such Domestic Bank's percentage of the Total Domestic Commitment.

     "Domestic Eurodollar Rate" - for any Interest Period with respect to a Domestic Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar

Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Domestic Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     "Domestic Eurodollar Rate Loans" - Domestic Revolving Credit Loans bearing interest calculated by reference to the Domestic Eurodollar Rate.

     "Domestic Lending Office" - initially, the office of each Bank designated as such in Schedule 1.1 attached hereto; thereafter such other office of such Bank, if any, that will be making or maintaining Base Rate Loans.

     "Domestic Loans" - collectively, the Domestic Revolving Credit Loans and the Domestic Swing Line Loans.

     "Domestic Revolving Credit Loan(s)" - collectively, revolving credit loans made to the Borrower by the Domestic Banks pursuant to Section 2.1.1 hereof.

     "Domestic Revolving Credit Note" - see Section 2.4.

     "Domestic Subsidiaries" - each Subsidiary (direct and indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is incorporated under the laws of a State of the United States of America.

     "Domestic Swing Line Bank" - BKB.

     "Domestic Swing Line Loan" - any Loan made by the Domestic Swing Line Bank pursuant to Section 2.12 hereof.

     "Domestic Swing Line Note" - see Section 2.12 hereof.

     "Drawdown Date" - the date on which any Revolving Credit Loan or Swing Line Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 hereof.

     "Eligible Assignee" - any Qualifying Bank that is (a) a commercial bank organized under the laws of the United States or any State thereof or the District of Columbia or the laws of Canada, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld.

     "Environmental Laws" - see Section 8.21 hereof.

     "ERISA" - the Employees Retirement Income Security Act of 1974, as amended from time to time.

     "Eurocurrency Reserve Rate" - for any day with respect to a Domestic Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender which is a member bank of the Federal Reserve System with deposits exceeding $5,000,000,000 would be required by law to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding.

     "Eurodollar Business Day" - any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith, in the case of Domestic Eurodollar Rate Loans.

     "Eurodollar Lending Office" - initially, the office of each Bank designated as such in Schedule 1.1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     "Eurodollar Rate Loans" - the Domestic Eurodollar Rate Loans.

     "Event(s) of Default" - see Section 13.1 hereof.

     "Exchange Rate" - on any day (a) with respect to Canadian Dollars in relation to U.S. Dollars, the spot rate as quoted by the Canadian Swing Line Bank as its noon spot rate at which U.S. Dollars are generally offered on such day for Canadian Dollars at such time and (b) with respect to U.S. Dollars in relation to Canadian Dollars, the spot rate as quoted by the Administrative Agent as its noon spot rate at which Canadian Dollars are generally offered on such day at such time for U.S. Dollars.

     "Existing Letters of Credit" - the letters of credit outstanding on the Closing Date and listed on Schedule 1.4 attached hereto.

     "Fee Letter" - that certain Fee Letter, dated as of July 18, 1997, between the Borrower and the Administrative Agent, as the same may be amended and in effect from time to time.

     "Foreign Subsidiaries" - each Subsidiary (direct and indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is incorporated under the laws of a jurisdiction other than a State of the United States of America.

     "Fronting Fee" - see Section 5.2.

     "Funded Debt Ratio" - with respect to the Borrower and its Subsidiaries, as at any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four (4) consecutive fiscal quarters of the Borrower then ending.

     "Generally Accepted Accounting Principles"- (i) when used in Section 12 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower and its Subsidiaries reflected in the financial statements for the year ended on the Balance Sheet Date, (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower and its Subsidiaries adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     "Guaranteed Obligations" - see Section 28(a).

     "Guaranteed Pension Plan" - any pension plan (other than a Multiemployer
Plan) maintained by the Borrower or any entity treated as a single employer with the Borrower pursuant to Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (a "Related Entity"), or to which any of them contributes, with respect to which the Borrower or any Related Entity is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

     "Guarantor(s)" - collectively, all of and, individually, each of, the Borrower's Subsidiaries which have executed and delivered a Guaranty or which have, from and after the Closing Date, executed and delivered a guaranty pursuant to the terms of Section 7(c) hereof.

     "Guaranties, Guaranty" - see Section 7(b) hereof.

     "Haul Insurance" - Haul Insurance Limited, a Cayman Islands corporation doing business as an insurance company regulated by the laws of the Cayman Islands.

     "Haul Insurance L/Cs" - letters of credit issued for the account of Haul Insurance.

     "Hazardous Substances" - see Section 8.21 hereof.

     "Head Office" - when used in connection with (a) the Administrative Agent, the Administrative Agent's head office located in Boston, Massachusetts, or at such other location as the Administrative Agent may designate from time to time and (b) the Canadian Agent, such location as the Canadian Agent may designate from time to time.

     "Indebtedness" - all obligations, contingent and otherwise, which in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     "Independent Accountant(s)" - a firm of independent public accountants selected by the Board of Directors of the Borrower, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

     "Ineligible Securities" - securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

     "Intercompany Note" - a demand note in the form of Exhibit B attached hereto issued by a Guarantor to the order of the Borrower or to the order of AH and, in the case of each demand note payable to the Borrower, unless endorsed to AH, pledged by the Borrower to the Administrative Agent, for the benefit of the Banks, pursuant to the Pledge Agreement.

     "Interest Payment Date" - (a) as to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three
(3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     "Interest Period" - with respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan through the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan through the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

           (ii) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

           (iii)  if the Borrower shall fail to give notice as provided in
      Section 2.6 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

           (iv) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

           (v) any Interest Period relating to any Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     "Investments" - the aggregate of all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock (except redemptions or repurchases by a corporation of any shares of its capital stock) or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guarantees (or other commitments as described under Indebtedness), or obligations of, any Person (including, without limitation, a joint venture or partnership), except transfers or deliveries made against receipt of full value in cash or made in the ordinary course of business. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guarantee shall be taken at not less than the aggregate amount of the obligations guaranteed and still outstanding, (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (c) there shall be deducted in respect of each such Investment any amount received as a return of capital, (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid, and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     "Letter(s) of Credit" - standby letters of credit issued by the Letter of Credit Bank from time to time for the account of the Borrower, including, without limitation, the Existing Letters of Credit.

     "Letter of Credit Bank" - BKB.

     "Letter of Credit Fee" - see Section 5.2 hereof.

     "Loan Documents" - collectively, this Agreement, the Notes, the Security Documents, the Reimbursement Agreements, the Fee Letter, and any other instruments or documents required to be delivered pursuant hereto or thereto, in each case as amended, restated, modified or supplemented and in effect from time to time.

     "Loan Request" - see Section 2.6 hereof.

     "Loan(s)" - individually, a Revolving Credit Loan or a Swing Line Loan and collectively, the Revolving Credit Loans and the Swing Line Loans.

     "Majority Banks" - as of any date, Banks holding at least 51% of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, Banks whose Commitment Percentages add up to at least 51%.

     "Management Group" - collectively, those Persons (individually, a "Management Person") listed on Schedule 1.3 attached hereto and each successor or assignee of a Management Person's interest in the Borrower if such successor or assignee is also a member of the Permitted Management Class.

           As used herein, "Permitted Management Class" means (i) each Management Person's spouse, descendants and spouses of his or her descendants, and any trust for the benefit of any one or more of the foregoing; (ii) any corporation, partnership or limited liability company in which one or more members of the Management Group owns, directly or indirectly, fifty-one percent (51%) or more of the voting equity of such entity; and (iii) any charitable entity which is exempt from federal income tax, to which contributions are deductible for federal income tax, to which contributions are not subject to federal gift tax and to which one or more members of the Management Group contribute at least twenty-five percent (25%) of the annual contributions received by such charitable entity and as to which members of the Management Group and their spouses and descendants constitute the majority of the trustees and have voting control over such entities.

     "Maturity Date" - September 30, 2002.

     "Maximum Canadian Swing Line Loan Amount" - see Section 2.13.

     "Maximum Domestic Swing Line Loan Amount" - see Section 2.12.

     "Maximum Drawing Amount" - on the date as of which the maximum drawing amount is to be determined, the aggregate of the maximum amounts which the beneficiaries may draw from time to time under Letters of Credit issued for the account of the Borrower pursuant to Section 3.1 hereof.

     "Motor Vehicle Equipment" - all trucks, trailers, tractors, service vehicles, automobiles, tires, and all related equipment and accessions, and all prepaid tire inventory, with respect to which the Borrower or any of its Subsidiaries now or hereafter has full and unencumbered title (except for liens permitted under Section Section 12.2 (a) and (d) hereof), which are used or usable by the Borrower and its Subsidiaries in their business operations.

     "Multiemployer Plan" - a pension plan as defined in Section 3(37) of ERISA to which the Borrower or any Related Entity contributes.

     "Net Cash Proceeds" - if from a sale of assets or of equity by the Borrower or any of its Subsidiaries, the cash proceeds received from such sale, net of all costs of sale (other than taxes), underwriting or brokerage costs, and if from the incurrence of Indebtedness, the cash proceeds received from such incurrence of Indebtedness, net of all costs thereof incurred and fees and all expenses payable in connection therewith.

     "Net Equipment Value" - with respect to either Borrowing Base Equipment or Motor Vehicle Equipment, an aggregate amount equal to the net book value of such equipment, as determined in accordance with Generally Accepted Accounting Principles applied on a basis consistent with the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and as reported on each Compliance Certificate delivered to the Banks pursuant to Section 11.4(e) hereof. All such equipment shall be depreciated no more slowly and to a residual value no greater than that resulting from the applicable method of depreciation set forth on Schedule 1.2 attached hereto.

     "Net Receivables Value" - the net amount of Receivables outstanding, as determined in accordance with Generally Accepted Accounting Principles, after deducting from the aggregate face amount of Receivables all payments, adjustments, offsetting accounts payable of a material nature owed to account debtors, and all credits applicable thereto.

     "Non-Guarantor Subsidiaries" - each Subsidiary (direct and indirect) of the Borrower which has not delivered a Guaranty of the Obligations pursuant to
Section 7 hereof.

     "Note Record" - the grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     "Notes" - collectively, the Revolving Credit Notes, the Domestic Swing Line Note and the Canadian Swing Line Note.

     "Obligations" - all indebtedness, obligations and liabilities of the Borrower and the Canadian Borrower to the Agents and the Banks, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (i) under this Agreement, (ii) in respect of Loans made, Letters of Credit, Bankers' Acceptances and the Notes or other instruments at any time evidencing any thereof and (iii) in respect of any foreign exchange or derivative arrangements entered into among the Borrower and/or the Canadian Borrower and any Agent or Bank.

     "Officer's Certificate" - a certificate signed by the President, the Treasurer, the Chief Financial Officer, the Senior Vice President or the Assistant Treasurer of the Person on whose behalf the certificate is executed.

     "Operating Lease Obligations" - at any time an amount equal to the aggregate of all obligations under Rental Agreements that (a) have an initial term of one year or longer and (b) call for annual rental or lease payments of $10,000 or more, in each case calculated as an amount equal to the lesser of
(i) the net present value (calculated at a discount rate of 10%) of the minimum future rental payments due over the term of all such Rental Agreements which may not be terminated, or (ii) the minimum cost to terminate (including rental payments applicable to any notice periods) any such Rental Agreements which may be terminated.

     "Partnership Agreement" - the Agreement of Limited Partnership of Allied Systems, as such Agreement of Limited Partnership is in effect from time to time.

     "Partnership Certificate" - the Certificate of Limited Partnership of Allied Systems filed in either the Office of the Secretary of State of the State of Georgia or the office of the Clerk of DeKalb County, as required by law, on June 7, 1988, as such Certificate of Limited Partnership is in effect from time to time.

     "Patent Security Agreements" - collectively, the several Patent Collateral Assignment and Security Agreements, each dated as of the date hereof, between, respectively, the Borrower, certain other Subsidiaries party thereto and the Administrative Agent, and each other Patent Collateral Assignment and Security Agreement executed after the date hereof pursuant to which the Borrower or any of its Subsidiaries grants a security interest in its patents and related rights to the Administrative Agent, for the benefit of the Banks.

     "Pension Benefit Guaranty Corporation" - the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entities having similar responsibilities.

     "Permitted Acquisition" - see Section 12.5(e) hereof.

     "Permitted Liens" - mortgages, liens, charges, security interests or other encumbrances on any real or personal property which are permitted pursuant to
Section 12.2 hereof.

     "Person" - any individual, corporation, partnership, trust, unincorporated association, joint stock company, limited liability company or other legal entity or organization and any government or agency or political subdivision thereof.

     "Pledge Agreement" - the Pledge Agreement, dated as of the date hereof, between the Borrower and the Administrative Agent.

     "Pro Forma Basis" - (a) in connection with any proposed Permitted Acquisition after the Closing Date, the calculation of compliance with the financial covenants described in Section 12.5(e) hereof by the Borrower and its Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results of such Person and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in (i), (ii) and
(iii) below; and, following a Permitted Acquisition, the calculation of compliance with the financial covenant set forth in Section 12.10 for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person so acquired and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in (i), (ii) and (iii) below:

           (i) all Indebtedness (whether under this Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

           (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of
      (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

           (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period; and

     (b) in connection with any Investment pursuant to Section 12.3(g) after the Closing Date, the calculation of compliance with Section 12.10 hereof by the Borrower and its Subsidiaries after giving effect on a pro forma basis to any Indebtedness incurred in connection with such Investment.

     "Qualifying Bank" - with respect to (a) any Domestic Bank, a bank or other financial institution that is incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia or that is exempt from deduction or withholding of United States federal income taxes; and (b) any Canadian Bank, a bank or other financial institution which is resident in Canada and which is named in Schedule I or Schedule II to the Bank Act (Canada).

     "Rate Adjustment Period" - see Applicable Margin.

     "RCRA" - see Section 8.21 hereof.

     "Reallocation" - a transfer of a portion of the Total Domestic Commitment to the Total Canadian Commitment or a transfer of all or a portion of the Total Canadian Commitments to the Total Domestic Commitment in accordance with
Section 2.3 hereof.

     "Receivables" - trade accounts receivable of the Borrower and any of the Guarantors (as entered on the books of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, after eliminating all intercompany receivables), (a) which have arisen with respect to sales of products or services of the Borrower or any of the Guarantors, (b) which have not been outstanding for more than 90 days past the invoice date, (c) in which the Administrative Agent has a valid and perfected first priority security interest, (d) that, unless the Administrative Agent otherwise agrees, are payable in either United States Dollars or Canadian Dollars, (e) that, unless the Administrative Agent otherwise agrees, are payable from an office in either the United States of America or Canada, (f) that the Borrower reasonably and in good faith determines to be collectible, and (g) that are not subject to any pledge, restriction, security interest or other lien or encumbrance, other than the security interest in favor of the Administrative Agent.

     "Refunding Bankers' Acceptance" - see Section 4.2.

     "Register" - see Section 18.3 hereof.

     "Reimbursement Agreements" - the applications made and agreements entered into between the Letter of Credit Bank and the Borrower relating to Letters of Credit, substantially in the form of Exhibit C attached hereto, as the same are in effect from time to time.

     "Related Entity" - see Guaranteed Pension Plan.

     "Rental Agreements" - rental agreements or leases of real or personal property, other than (a) capitalized lease obligations, (b) obligations which can be terminated by the giving of notice without liability to such Person or its Subsidiaries in excess of the liability for rent due as of the date such notice is given and under which no penalty or premium is paid as a result of any such termination, and (c) with respect to the Borrower and any of its Subsidiaries, obligations to brokers or owner-operators of vehicles used in connection with such Person's business.

     "Replacement Bank" - see Section 6.14.

     "Reset Date" - see Section 6.13.

     "Revolving Credit Loans" - collectively, the Canadian Revolving Credit Loans and the Domestic Revolving Credit Loans.

     "Revolving Credit Notes" - collectively, the Canadian Revolving Credit Notes and the Domestic Revolving Credit Notes.

     "SARA" - see Section 8.21 hereof.

     "Sale-Leaseback" - see Section 12.6 hereof.

     "Section 20 Subsidiary" - a Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     "Secured Property Indebtedness" - (a) with respect to the Borrower and its Subsidiaries, all Indebtedness (other than Operating Lease Obligations) which is secured by any security interest, mortgage, charge, deed of trust, or other similar lien on any non-current tangible property used by the Borrower and its Subsidiaries in their business operations, including, without limitation, Motor Vehicle Equipment and Indebtedness with respect to capitalized leases of Motor Vehicle Equipment; provided that in each case such Indebtedness was incurred in connection with the purchase or lease of such property or Motor Vehicle Equipment by such Person and (b) all such secured Indebtedness of any Person acquired in a Permitted Acquisition; provided that such Indebtedness was not incurred by such Person in contemplation of or in connection with such Permitted Acquisition.

     "Security Agreement" - the Security Agreement, dated as of the date hereof, among the Borrower, each of the Domestic Subsidiaries and the Administrative Agent.

     "Security Documents" - the Assignment of Acquisition Documents, the Pledge Agreement, the Stock Pledge Agreement, the Security Agreement, the Canadian Security Documents, the Guaranties, the Trademark Security Agreements, the Patent Security Agreements, each of the guaranties delivered pursuant to
Section 7(c) hereof, and any other instruments and documents delivered pursuant thereto, in each case as amended and in effect from time to time.

     "Senior Note Indenture" - the Indenture, dated as of September 30, 1997, between the Borrower and The First National Bank of Chicago, as Trustee, in the form delivered to the Administrative Agent on or prior to the Closing Date.

     "Senior Notes" - the 8-5/8% Series A and Series B Senior Notes Due 2007, in the aggregate original principal amount of $150,000,000, issued by the Borrower pursuant to the Senior Note Indenture, in the form delivered to the Administrative Agent on or prior to the Closing Date.

     "Stock Pledge Agreement" - the Securities Pledge Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and the Subsidiaries of the Borrower party thereto, as the same may be amended and in effect from time to time.

     "Subordinated Debt" - the unsecured Indebtedness of the Borrower and certain of its Subsidiaries under the Subordinated Debt Documents.

     "Subordinated Debt Documents" - the Note Purchase Agreement dated as of January 15, 1996 executed and delivered by the Borrower to The Northwestern Mutual Life Insurance Company, the John Hancock Mutual Life Insurance Company, and Barnett & Co., the unsecured 12% Senior Subordinated Notes due February 1, 2003 issued thereunder, the Subordinated Guaranty Agreements in favor of the holders of such notes executed and delivered by certain Subsidiaries of the Borrower in connection therewith (the "Subordinated Guaranty Agreements") and all other documents issued and/or delivered in connection therewith, each of which documents and instruments shall be in the form delivered to the Administrative Agent prior to the Closing Date.

     "Subordinated Guaranty Agreements" - see the definition of Subordinated Debt Documents.

     "Subsidiary" - in relation to any particular Person, any corporation, association or other business entity, a majority (by number of votes) of the outstanding voting stock or other comparable equity interest of which is at the time owned or controlled by such Person, or by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person and which property would be included in such Person's consolidated balance sheet. All Subsidiaries of the Borrower are listed on Schedule 8.16(a) and Schedule 8.16(b) attached hereto, as such Schedules may be updated from time to time in accordance with the provisions hereof.

     "Swing Line Banks" - collectively, the Domestic Swing Line Bank and the Canadian Swing Line Bank.

     "Swing Line Loans" - collectively, the Domestic Swing Line Loans and the Canadian Swing Line Loans.

     "Swing Line Loan Maturity Date" - with respect to any Swing Line Loan, the date specified by the Borrower or the Canadian Borrower, as applicable, in the Loan Request relating thereto as the maturity date of such Swing Line Loan.

     "Test Period" - (a) in connection with the calculation of financial covenant compliance on a Pro Forma Basis as required by Section 12.5(e) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition for which financial information is available, and (b) in connection with the calculation of the financial covenant set forth in Section 12.10 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

     "Total Canadian Commitment" - the sum of the Canadian Commitments of the Canadian Banks, as in effect from time to time.

     "Total Commitment" - the sum of the Total Canadian Commitment and the Total Domestic Commitment, each as in effect from time to time; provided that such sum shall not exceed $230,000,000. As of the date hereof, the Total Commitment is $230,000,000.

     "Total Commitment Percentage" - with respect to each Bank, the percentage set forth next to such Bank on Schedule 1.1 hereto, as such Schedule may be updated from time to time, as such Bank's percentage of the Total Commitment.

     "Total Domestic Commitment" - the sum of the Domestic Commitments of the Domestic Banks, as in effect from time to time.

     "Trademark Security Agreements" - collectively, the several Trademark Collateral Security and Pledge Agreements, each dated as of the date hereof, between, respectively, the Borrower, certain other Subsidiaries party thereto and the Administrative Agent, and each other Trademark Collateral Security and Pledge Agreement executed after the date hereof pursuant to which the Borrower or any of its Subsidiaries grants a security interest in its trademarks and related rights to the Administrative Agent, for the benefit of the Banks.

     "Type" - as to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     "Uniform Act" - the Revised Uniform Limited Partnership Act of the State of Georgia, as such act may be amended and in effect from time to time.

     (b) All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by Generally Accepted Accounting Principles. All terms not specifically defined herein which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the same meanings herein as therein. Each reference herein to a particular Person (including, without limitation, the Agents or any Bank) shall include a reference to such Person's successors and permitted assigns. The words "herein",

"hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular Section or subdivision of this Agreement.

     SECTION 2.  THE CREDIT FACILITIES.

     SECTION 2.1.  COMMITMENT TO LEND.

                   SECTION 2.1.1. DOMESTIC LOANS. Subject to the terms and conditions set forth in this Agreement, each of the Domestic Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date until the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with this Section 2, such sums in Dollars as are equal to such Domestic Bank's Domestic Commitment Percentage of the Domestic Revolving Credit Loan requested by the Borrower in such notice; provided that the sum of (a) the aggregate principal amount of all Domestic Revolving Credit Loans outstanding plus (b) the aggregate principal amount of all Domestic Swing Line Loans outstanding plus (c) the Dollar Equivalent of the aggregate principal amount of all Canadian Swing Line Loans outstanding plus (d) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding shall not, at any time and after giving effect to all amounts requested, exceed the Total Domestic Commitment.

     In addition to the foregoing, each of the Domestic Banks will, from the Closing Date until the Maturity Date, and regardless of whether the conditions set forth in Section Section 9 and 10 are satisfied, make Domestic Revolving Credit Loans to the Borrower solely for the purposes of (i) repaying Swing Line Loans pursuant to Section Section 2.12 and 2.13 hereof or (ii) repaying Indebtedness of the Borrower to the Domestic Banks in respect of drawings under Letters of Credit pursuant to Section 3.2 hereof. Sections 2.12 and 2.13 hereof shall govern the Borrower's obligations with respect to Swing Line Loans, and Section 3.2 hereof shall govern the Borrower's obligations with respect to drawings under Letters of Credit.

                   SECTION 2.1.2. CANADIAN REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.3 hereof), each of the Canadian Banks severally agrees to lend to the Canadian Borrower in Canadian Dollars, and the Canadian Borrower may borrow, repay, and reborrow from time to time in Canadian Dollars from the Canadian Facility Effective Date until the Maturity Date, upon notice by the Canadian Borrower to the Canadian Agent given in accordance with this Section 2, such sums in Canadian Dollars as are equal to such Bank's Canadian Commitment Percentage of the Canadian Revolving Credit Loan requested by the Canadian Borrower in such notice; provided that the sum of (a) the Dollar Equivalent of the aggregate principal amount of the Canadian Revolving Credit Loans outstanding, plus (b) the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances then outstanding shall not, at any time and after giving effect to all amounts requested, exceed the Total Canadian Commitment.

                   SECTION 2.1.3. LIMITATION ON BORROWINGS. Notwithstanding any other provision of this Agreement, no Bank shall have any obligation to make any Loan, issue, renew or extend any Letter of Credit, or purchase or accept any Bankers' Acceptance if, after giving effect to such

Borrowing, the sum of (a) the aggregate principal amount of all Domestic Revolving Credit Loans outstanding plus (b) the aggregate principal amount of all Domestic Swing Line Loans outstanding plus (c) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding plus (d) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Credit Loans outstanding plus (e) the Dollar Equivalent of all Canadian Swing Line Loans outstanding plus (f) the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances outstanding exceeds the lesser of (i) the Borrowing Base Amount and (ii) the Total Commitment.

     SECTION 2.2.  TERMINATION, REDUCTION OF COMMITMENTS.

     (a) The Borrower may at any time prior to the Maturity Date, terminate the Total Commitment in full by giving three Business Days' prior written notice thereof to the Banks. A termination of the Total Commitment shall be accompanied by the repayment in full of the Revolving Credit Loans, the Swing Line Loans and the cash collateralization of the Bankers' Acceptances then outstanding, the payment in full of all interest and fees due hereunder, and the deposit with the Administrative Agent of cash collateral in an amount equal to the Maximum Drawing Amount of all Letters of Credit then outstanding pursuant to cash collateral arrangements in form and substance satisfactory to the Administrative Agent.

     (b) The Borrower may at any time prior to the Maturity Date, reduce the unused portion of the Total Commitment in part in integral multiples of $5,000,000 by giving three Business Days' prior written notice thereof to the Banks. Each such reduction shall be made pro rata (i) among each Bank according to such Bank's Total Commitment and Total Commitment Percentage (such that each Bank will have the same Total Commitment Percentage both before and after such reduction) and (ii) between the Total Domestic Commitment and the Total Canadian Commitment. Notwithstanding the foregoing, (i) at no time shall the Total Domestic Commitment be reduced to an amount less than the sum of the Maximum Domestic Swing Line Loan Amount plus the Maximum Canadian Swing Line Loan Amount plus the aggregate Maximum Drawing Amount of all Letters of Credit then outstanding.

     (c) Each reduction of the Total Commitment shall be accompanied by (i) the payment by the Borrower to the Administrative Agent of the amount, if any, by which the sum of the aggregate unpaid principal amount of the Domestic Revolving Credit Loans plus the aggregate unpaid principal amount of all Domestic Swing Line Loans outstanding plus the Dollar Equivalent of the aggregate unpaid principal amount of all Canadian Swing Line Loans outstanding plus the Maximum Drawing Amount of all Letters of Credit outstanding exceeds the then reduced Total Domestic Commitment and (ii) the payment by the Canadian Borrower to the Canadian Agent of the amount, if any, by which the sum of the Dollar Equivalent of the aggregate unpaid principal amount of the Canadian Revolving Credit Loans outstanding plus the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances then outstanding exceeds the then reduced Total Canadian Commitment.

     (d) As an alternative to depositing cash collateral under the circumstances described in the foregoing paragraph (a), and under Section 2.9 hereof, the Borrower may deliver to the

Administrative Agent letters of credit issued by banks which are acceptable to the Domestic Banks in their reasonable discretion which will reimburse the Domestic Banks for all amounts payable by the Domestic Banks under and with respect to the outstanding Letters of Credit, provided that such back-up letters of credit contain terms and conditions which are satisfactory to the Domestic Banks in all respects in their reasonable business judgment, to allow the Domestic Banks to be reimbursed in the event a Letter of Credit is drawn.

     (e) In addition, upon any such termination or reduction, (i) the Borrower shall pay to the Administrative Agent, for the pro rata accounts of the Domestic Banks, the full amount of the accrued and unpaid Domestic Commitment Fee on the amount of the Total Domestic Commitment so reduced or, as the case may be, terminated and (ii) the Canadian Borrower shall pay to the Canadian Agent, for the pro rata accounts of the Canadian Banks, the full amount of the accrued and unpaid Canadian Commitment Fee on the amount of the Total Canadian Commitment so reduced or, as the case may be, terminated.

     (f) Subject to Section 6.11 hereof, any such termination or reduction may be effected by the Borrower without penalty. Without conflict with the provisions of Section 2.3 hereof, no termination or reduction of the Total Commitment, the Total Domestic Commitment or the Total Canadian Commitment shall be subject to reinstatement.

     (g) Promptly after the effectiveness of any partial reduction in the Total Commitment pursuant to this Section 2.2, the Administrative Agent shall distribute to each Bank an updated Schedule 1.1 hereto reflecting such reduction.

     SECTION 2.3.  REALLOCATION OF COMMITMENTS.

     (a) As of the Closing Date, the Total Canadian Commitment is $0, there are no Canadian Banks, there is no Canadian Agent, and no Bank has any obligation to make, and neither the Borrower nor the Canadian Borrower may request, Canadian Revolving Credit Loans and no Bank has any obligation to purchase or accept Bankers' Acceptances. Subject to the conditions hereinafter set forth, the Borrower and the Canadian Borrower shall have the right from time to time upon twenty (20) Business Days prior written notice to each of the Agents to
(i) increase the Total Canadian Commitment to an aggregate amount not more than the Canadian Dollar Equivalent of $40,000,000 by reducing and reallocating by an equivalent amount a portion of the Total Domestic Commitment to the Total Canadian Commitment (the date that the first such increase in the Total Canadian Commitment is effective referred to herein as the "Canadian Facility Effective Date") and (ii) increase the Total Domestic Commitment (to the extent a portion of the same has been previously reallocated to the Total Canadian Commitment) by reducing and reallocating by an equivalent amount all or a portion of the Total Canadian Commitment to the Total Domestic Commitment.

     (b) The effectiveness of the initial Reallocation pursuant to Section 2.3 shall be subject to the following conditions:

            (i) One or more Domestic Banks who are Qualifying Banks or Canadian Banks who are Qualifying Banks shall have agreed, at the request of the Borrower, to transfer all or a portion of their Domestic Commitments to the Canadian Commitments and become Canadian Banks who shall make Canadian Revolving Credit Loans to, and purchase and accept Bankers' Acceptances for the account of, the Canadian Borrower.

            (ii) The Borrower and the Canadian Borrower, with the prior approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, shall have appointed one such Canadian Bank to be, and one such Canadian Bank shall have agreed to act as, the Canadian Agent, and such Canadian Agent, if not already a party hereto, shall become a party to this Credit Agreement.

            (iii) The Borrower and the Canadian Borrower shall have provided the Administrative Agent and the Banks with forty-five (45) days prior written notice of their intent to reallocate a portion of the Total Domestic Commitment (it being understood that such forty-five (45) day notice shall include, and shall not be in addition to, the twenty (20) Business Day notice required under
Section 2.3(a) and Section 2.3(c)(i)).

            (iv) The Borrower and the Canadian Borrower shall have delivered to each Bank which shall have become a Canadian Bank as a result of such Reallocation a Canadian Revolving Credit Note, in accordance with Section 2.4 hereof.

     (c) Each Reallocation shall also be subject to the following additional conditions:

            (i) The Borrower and the Canadian Borrower shall have provided the Administrative Agent and the Banks with twenty (20) days prior written notice of their intent to reallocate a portion of the Total Domestic Commitment or the Total Canadian Commitment.

            (ii) The increase in the Total Canadian Commitment, if any, shall be offset by a corresponding and equivalent reduction in the Total Domestic Commitment and the increase in the Total Domestic Commitment, if any, shall be offset by a corresponding and equivalent reduction in the Total Canadian Commitment, such that the Total Commitment in effect immediately before a Reallocation shall be equal to the Total Commitment immediately after, and after giving effect to, a Reallocation.

            (iii) No Reallocation shall increase (A) the Total Domestic Commitment in excess of $230,000,000, (B) the Total Canadian Commitment in excess of the Canadian Dollar Equivalent of $40,000,000 or (C) the Total Commitment in excess of $230,000,000.

            (iv) No Reallocation shall, without the prior consent of the Bank affected thereby, result in (A) any Domestic Bank having a positive Canadian Commitment if such Domestic Bank, or its affiliate, did not have such positive Canadian Commitment immediately prior to such Reallocation or (B) any increase in the Total Commitment of any Bank and its affiliates.

         (v) Subject to Section 2.3(c)(v), each Reallocation shall be made pro rata among the Banks whose Commitments are being reallocated from one type of Commitment to another, but shall not cause the Commitments of any other Banks to change.

         (vi) In no event shall (A) the Total Domestic Commitment be reduced to an amount less than the sum of (1) the aggregate amount of all Domestic Revolving Credit Loans then outstanding, plus (2) the aggregate amount of Domestic Swing Line Loans then outstanding, plus (3) the aggregate Maximum Drawing Amount of all Letters of Credit then outstanding, plus (4) the Dollar Equivalent of the aggregate amount of Canadian Swing Line Loans then outstanding or (B) the Total Canadian Commitment be reduced to an amount less than the sum of (1) the Dollar Equivalent of the aggregate amount of Canadian Revolving Credit Loans outstanding plus (2) the Dollar Equivalent of the aggregate face amount of all Bankers' Acceptances then outstanding.

         (vii) There shall not be more than one (1) Reallocation in any fiscal quarter of the Borrower.

         (viii) Each Reallocation shall be effective as of the end of a fiscal quarter of the Borrower.

     (d) The Administrative Agent shall, promptly upon the effectiveness of each Reallocation, distribute to each Bank an updated Schedule 1.1 hereto, reflecting the changes in the respective Commitments of the Banks.

     SECTION 2.4.  THE NOTES.

     (a) The Domestic Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each, a "Domestic Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Domestic Revolving Credit Note shall be payable to the order of each Domestic Bank in an amount equal to its Total Commitment, and shall represent the obligation of the Borrower to pay such Domestic Bank such principal amount or, if less, the outstanding principal amount of all Domestic Revolving Credit Loans made by such Domestic Bank, plus interest accrued thereon, as set forth herein.

     (b) The Canadian Revolving Credit Loans shall be evidenced by separate promissory notes of the Canadian Borrower in substantially the form of Exhibit A-2 hereto (each, a "Canadian Revolving Credit Note"), dated as of the Canadian Facility Effective Date and completed with appropriate insertions. One Canadian Revolving Credit Note shall be payable to the order of each Canadian Bank in an amount equal to its Canadian Commitment, and shall represent the obligation of the Canadian Borrower to pay such Canadian Bank such principal amount or, if less, the outstanding principal amount of all Canadian Revolving Credit Loans made by such Canadian Bank, plus interest accrued thereon, as set forth herein.

     (c) Each of the Borrower and the Canadian Borrower irrevocably authorizes each Bank to make, or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan and at the time of receipt of any payment of principal on any Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Note, or a continuation of such schedule attached thereto, reflecting the making of such Loan or the receipt of such payment (as the case may be). Each Bank may, prior to any transfer of any Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. The outstanding amount of the Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower or the Canadian Borrower hereunder or under such Notes to make payments of principal of or interest on any such Notes when due.

     SECTION 2.5.  INTEREST ON REVOLVING CREDIT LOANS.  Except as provided in
Section 6.3 hereof:

     (a) Each Domestic Revolving Credit Loan shall bear interest at the rate per annum equal to (i) the Domestic Base Rate plus the Applicable Margin on all Domestic Base Rate Loans and (ii) the Domestic Eurodollar Rate plus the Applicable Margin on all Domestic Eurodollar Rate Loans.

     (b) Each Canadian Revolving Credit Loan shall bear interest at the rate per annum equal to the Canadian Base Rate plus the Applicable Margin on all Canadian Base Rate Loans.

     (c) The Borrower and the Canadian Borrower promise to pay interest on the Revolving Credit Loans made to such Person on each Interest Payment Date with respect thereto. Each of the Borrower and the Canadian Borrower authorizes the Administrative Agent and the Canadian Agent, as applicable, to charge and subtract from its account maintained with such Agent on each day on which interest is due and payable under this Agreement an amount equal to the interest then due and payable, and to apply such amount to pay such interest. The Administrative Agent and the Canadian Agent shall notify the Borrower and the Canadian Borrower, respectively, of the amount of such deduction at such time as statements of account are customarily given to such Person.

     SECTION 2.6. PROCEDURE FOR BORROWING. The Borrower shall give to the Administrative Agent and the Canadian Borrower shall give the Canadian Agent written notice (with a copy to the Administrative Agent) in the form of Exhibit D attached hereto (or telephonic notice confirmed in a writing in such form) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than
(a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan (other than a Swing Line Loan), and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan, and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Domestic Banks and the Canadian Agent shall notify each of the Canadian Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower or, as the case may be, the Canadian Borrower, and shall obligate the Borrower or the Canadian Borrower to accept the Revolving Credit Loan requested from such Banks on the proposed Drawdown Date. Each Loan Request with respect to Domestic Revolving Credit Loans shall be in an aggregate amount of at least $2,000,000. Each Loan Request with respect to Canadian Revolving Credit Loans shall be in an aggregate amount of at least C$1,000,000. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date such Agent shall credit the funds to the Borrower's or the Canadian Borrower's account maintained with such Agent at its Head Office.

     SECTION 2.7.  INTEREST RATE CONVERSION OPTIONS.

     (a) The Borrower or the Canadian Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent and the Canadian Borrower shall give the Canadian Agent (with a copy to the Administrative Agent) at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent and the Canadian Borrower shall give the Canadian Agent (with a copy to the Administrative Agent) at least three (3) Eurodollar Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (iv) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank affected thereby shall take such action as is necessary to transfer its portion of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Any outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of at least $2,000,000 with respect to Domestic Revolving Credit Loans and C$1,000,000 with respect to Canadian Revolving Credit Loans. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower and the Canadian Borrower.

     (b) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower and the Canadian Borrower with the notice provisions contained in Section 2.7(a) hereof; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent or the Canadian Agent active upon the Borrower's or the Canadian Borrower's account have actual knowledge. The Administrative Agent and the Canadian Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7(b) is scheduled to occur.

     (c) Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Domestic Revolving Credit Loans or C$1,000,000 or a whole multiple of C$500,000 in excess thereof with respect to Canadian Revolving Credit Loans. No more than twelve (12) Eurodollar Rate Loans with different interest periods shall be outstanding at one time.

     SECTION 2.8. OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Domestic Revolving Credit Loans and the Canadian Borrower shall have the right, at its election, to repay the outstanding amount of the Canadian Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 2.8 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent and the Canadian Borrower shall give the Canadian Agent (with a copy to the Administrative Agent), in each case no later than 12:00 noon (local time for such Agent) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 2.8 of Revolving Credit Loans, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in the minimum principal amount of $2,000,000 or a larger integral multiple of $1,000,000 with respect to Domestic Revolving Credit Loans or C$1,000,000 or a larger multiple of C$500,000 with respect to Canadian Revolving Credit Loans, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower or the Canadian Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Subject to the borrowing limitations set forth in Section 2.1 hereof, amounts prepaid prior to the Maturity Date may be reborrowed.

     SECTION 2.9.  MANDATORY PREPAYMENTS OF LOANS.

     (a) DOMESTIC FACILITY. If at any time the sum of the aggregate principal amount of the Domestic Revolving Credit Loans outstanding plus the aggregate principal amount of the Domestic Swing Line Loans outstanding plus the Dollar Equivalent of the aggregate principal amount of the Canadian Swing Line Loans outstanding plus the aggregate Maximum Drawing Amount of all Letters of Credit outstanding exceeds the lesser of (i) the Total Domestic Commitment in effect from time to time or (ii) the remainder of (A) the Borrowing Base Amount then in effect minus (B) the Dollar Equivalent of the aggregate principal amount of the Canadian Revolving Credit Loans outstanding minus (C) the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances then outstanding, whether due to a reduction of the Total Domestic Commitment or as a result of currency exchange fluctuations, or otherwise, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent, for the benefit of the Domestic Banks, together with all interest accrued on such principal amounts of the Domestic Revolving Credit Loans and/or Swing Line Loans prepaid, for application first to the pro rata payment of Domestic Swing Line Loans and Canadian Swing Line Loans outstanding, second to the payment of any Domestic Revolving Credit Loans outstanding, and third to be held by the Letter of Credit Bank as cash collateral for all Letters of Credit outstanding; provided that if after repaying all Swing Line Loans and Domestic Revolving Credit Loans, the aggregate Maximum Drawing Amount of all Letters of Credit outstanding exceeds the lesser of the Total Domestic Commitment then in effect or the Borrowing Base Amount then in effect, the Borrower shall, subject to
Section 2.2 hereof, deposit with the Administrative Agent, in pledge, cash or other readily marketable securities acceptable to the Administrative Agent pursuant to pledge agreements acceptable to the Administrative Agent such that the aggregate amount of collateral so pledged is at least equal to the amount of such excess.

     (b) CANADIAN FACILITY. If at any time the sum of the Dollar Equivalent of the aggregate principal amount of the Canadian Revolving Credit Loans outstanding plus the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances outstanding exceeds the lesser of (i) the Total Canadian Commitment in effect from time to time or (ii) the remainder of (A) Borrowing Base Amount then in effect minus (B) the aggregate principal amount of the Domestic Revolving Credit Loans outstanding minus (C) the aggregate principal amount of the Domestic Swing Line Loans outstanding minus (D) the Dollar Equivalent of the aggregate principal amount of the Canadian Swing Line Loans outstanding minus (E) the aggregate Maximum Drawing Amount of all Letters of Credit, whether due to a reduction of the Total Canadian Commitment or as a result of currency exchange fluctuations, or otherwise, then the Canadian Borrower shall immediately pay the amount of such excess to the Canadian Agent, for the benefit of the Canadian Banks, together with all interest accrued on such principal amounts of the Canadian Revolving Credit Loans prepaid, for application first to the payment of any Canadian Revolving Credit Loans outstanding, and second to be held by the Canadian Agent as cash collateral for all Banker's Acceptances outstanding; provided that if after repaying all Canadian Revolving Credit Loans, the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances outstanding exceeds the lesser of the Total Canadian Commitment then in effect or the Borrowing Base Amount then in effect, the Canadian Borrower shall, subject to Section 2.2 hereof, deposit with the Canadian Agent, in pledge, cash or other readily marketable securities acceptable to the Canadian Agent pursuant to pledge agreements acceptable to the Canadian Agent such that the aggregate amount of collateral so pledged is at least equal to the amount of such excess.

     (c) MANDATORY REPAYMENTS FROM ASSET SALES. In the event that the Borrower or any of its Subsidiaries shall sell any of their assets or group of related assets (other than assets sold pursuant to Section Section 12.5(c) or (d)), whether by sale of assets or stock, for consideration with a value in excess of $2,500,000 in any one calendar year, where such asset sale is either permitted pursuant to Section 12.5 or is previously consented to in writing by the Administrative Agent, then, immediately upon the receipt thereof, the Borrower shall repay the Obligations in an amount equal to the amount of the net cash proceeds of such asset sale (after taxes calculated at the effective book tax rate in accordance with Generally Accepted Accounting Principles) in excess of $2,500,000, such repayment of the Obligations to be in the manner set forth in
Section 2.9(a). Simultaneously with any such required repayment, the Total Commitment shall be automatically and permanently reduced by an amount equal to the amount of Obligations so repaid or required to be repaid.

     (d) MANDATORY PREPAYMENTS FROM NEW EQUITY. In the event that the Borrower or any of its Subsidiaries shall, after the first anniversary of the Closing Date, sell or issue any shares of their stock, options or warrants for the purchase of its stock or other equity or equity instruments (other than (i) stock, warrants and options awarded to employees and directors pursuant to incentive compensation plans operated by such Persons and (ii) equity and equity instruments issued to the Borrower or any of its Subsidiaries) in an aggregate amount of Net Cash Proceeds for all such sales after the first anniversary of the Closing Date, in excess of $20,000,000, then, immediately upon the receipt thereof, the Borrower shall, or shall cause such Subsidiary to, repay the Obligations in an amount equal to fifty percent (50%) of the Net Cash Proceeds of such sale or issuance of new equity in excess of $20,000,000, such repayment of the Obligations to be in the manner set forth in Section 2.9(a). Simultaneously with any such required repayment, the Total Commitment shall be automatically and permanently reduced by an amount equal to the amount of Obligations so repaid or required to be repaid.

     Section 2.10. FUNDS FOR LOANS. Not later than 12:00 noon (local time for each Agent) on the proposed Drawdown Date of a Revolving Credit Loan each of the Domestic Banks will make available to the Administrative Agent and each of the Canadian Banks will make available to the Canadian Agent, at such Agent's Head Office, in immediately available funds, the amount of its Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Bank of such amount (or upon fulfillment of the conditions precedent to the making of a Domestic Swing Line Loan pursuant to Section 2.12 or a Canadian Swing Line Loan pursuant to Section 2.13, as applicable), and upon the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Loans made available by the Domestic Banks, the Canadian Agent will make available to the Canadian Borrower the aggregate amount of such Loans made available by the Canadian Banks, the Domestic Swing Line Bank shall make available to the Borrower the aggregate amount of funds otherwise available under Section 2.12, if any, and the Canadian Swing Line Bank will make available to the Canadian Borrower the aggregate amount of funds otherwise available under Section 2.13, if any, in each case, not later than 3:00 p.m. (local time for such Agent or such Bank). The failure or refusal of any Bank to make available to such Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Bank from its several obligations hereunder to make available to such Agent the amount of such Bank's Commitment Percentage of any requested Revolving Credit Loan.

     Section 2.11. MATURITY OF THE LOANS. The Loans shall be due and payable on the Maturity Date. The Borrower irrevocably promises to pay to the Administrative Agent, for the pro rata accounts of the Domestic Banks, the outstanding amount of all Domestic Revolving Credit Loans and Domestic Swing Line Loans outstanding on the Maturity Date. The Canadian Borrower irrevocably promises to pay to (i) the Canadian Agent, for the pro rata accounts of the Canadian Banks, the aggregate amount of all Canadian Revolving Credit Loans and Bankers' Acceptances outstanding on the Maturity Date and (ii) the Canadian Swing Line Bank the outstanding amount of all Canadian Swing Line Loans outstanding on the Maturity Date. All such payments shall be made together with any and all accrued and unpaid interest thereon, the accrued and unpaid Commitment Fees with respect thereto, and any Letter of Credit Fees, Fronting Fees and other fees and other amounts owing hereunder.

     Section 2.12. THE DOMESTIC SWING LINE LOANS. (a) Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Domestic Swing Line Bank in accordance with Section 2.12(b) hereof, the Domestic Swing Line Bank agrees to lend to the Borrower Domestic Swing Line Loans on any Business Day from the Closing Date until the Maturity Date in an aggregate principal amount not to exceed $10,000,000 (the "Maximum Domestic Swing Line Loan Amount"). Each Domestic Swing Line Loan shall be in a minimum amount equal to $1,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Domestic Swing Line Loans plus the Dollar Equivalent of the aggregate principal amount of all Canadian Swing Line Loans outstanding exceed the Total Domestic Commitment then in effect minus the sum of (i) the aggregate principal amount of all Domestic Revolving Credit Loans outstanding and (ii) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding; provided however that subject to the limitations set forth in this Section 2.12(a) from time to time the sum of the aggregate outstanding Domestic Swing Line Loans plus all outstanding Revolving Credit Loans made by BKB plus the Maximum Drawing Amount of all Letters of Credit issued by BKB as Letter of Credit Issuing Bank may exceed BKB's Commitment Percentage of the Total Domestic Commitment then in effect.

     (b) NOTICE OF BORROWING. When the Borrower desires the Domestic Swing Line Bank to make a Domestic Swing Line Loan, it shall send to the Administrative Agent and the Domestic Swing Line Bank a Loan Request, which shall set forth the principal amount of the proposed Domestic Swing Line Loan and the Swing Line Loan Maturity Date relating thereto, which shall in no event be later than the Maturity Date. Each such Loan Request must be received by the Domestic Swing Line Bank not later than 12:00 p.m. (Boston time) on the date of the proposed borrowing. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Domestic Swing Line Loan from the Domestic Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Domestic Swing Line Bank shall make the Domestic Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Domestic Swing Line Loan to the Borrower's account maintained with the Administrative Agent at the Head Office; provided that the Domestic Swing Line Bank shall not advance any Domestic Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Domestic Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement. The Domestic Swing Line Bank shall not be obligated to make any Domestic Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Domestic Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Domestic Swing Line Bank's risk with respect to such Delinquent Bank, including by cash collateralizing such

Delinquent Bank's Commitment Percentage of the outstanding Domestic Swing Line Loans and any such additional Domestic Swing Line Loans to be made.

     (c) INTEREST ON DOMESTIC SWING LINE LOANS. Each Domestic Swing Line Loan shall be a Base Rate Loan and, except as otherwise provided in Section 6.3 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Domestic Base Rate plus the Applicable Margin, which shall be paid quarterly in arrears on the last day of each calendar quarter.

     (d) REPAYMENT OF DOMESTIC SWING LINE LOANS. The Borrower shall repay each outstanding Domestic Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Domestic Swing Line Bank on any Business Day (whether before or on the Maturity Date), each of the Domestic Banks hereby agrees to make payments to the Administrative Agent, for the account of the Domestic Swing Line Bank, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Domestic Swing Line Loans outstanding. The parties hereto agree that such payments made to the Administrative Agent for the account of the Domestic Swing Line Bank shall constitute Domestic Revolving Credit Loans made to the Borrower hereunder, and shall be a Base Rate Loan.
The proceeds thereof shall be applied directly to the Domestic Swing Line Bank to repay the Domestic Swing Line Bank for such outstanding Domestic Swing Line Loans. Each Domestic Bank hereby absolutely, unconditionally and irrevocably agrees to make such Domestic Revolving Credit Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Loan may not comply with the applicable minimums set forth in Section 2.3 hereof, (ii) the failure of the Borrower to meet the conditions set forth in Section Section 9 or 10 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Loan, and (v) the Total Domestic Commitment in effect at such time. In the event that it is impracticable for such amounts to be paid to the Administrative Agent or the Domestic Swing Line Bank or such Loan to be made for any reason on the date otherwise required above, then each Domestic Bank hereby agrees that it shall forthwith purchase (as of the date such payment and such Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Domestic Swing Line Bank, and the Domestic Swing Line Bank shall sell to each Domestic Bank, such participations in the Domestic Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Domestic Banks to share in such Domestic Swing Line Loans pro rata based on their respective Domestic Commitment Percentages (without regard to any termination of the Total Domestic Commitment) by making available to the Domestic Swing Line Bank an amount equal to such Domestic Bank's participation in the Domestic Swing Line Loans; provided that (x) all interest payable on the Domestic Swing Line Loans shall be for the account of the Domestic Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased (unless paid to the Domestic Swing Line Bank pursuant to clause (y) below), and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Domestic Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

     (e) THE DOMESTIC SWING LINE NOTE. The obligation of the Borrower to repay the Domestic Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower with appropriate insertions substantially in the form of Exhibit A-3 attached hereto (the "Domestic Swing Line Note"), dated the Closing Date and payable to the order of the Domestic Swing Line Bank in a principal amount stated to be the lesser of (i) the Maximum Domestic Swing Line Loan Amount, or (ii) the aggregate principal amount of Domestic Swing Line Loans at any time advanced by the Domestic Swing Line Bank and outstanding thereunder. The Borrower irrevocably authorizes the Domestic Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Domestic Swing Line Loan or at the time of receipt of any payment of principal on the Domestic Swing Line Note, an appropriate notation on the Note Record reflecting the making of such Domestic Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Domestic Swing Line Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Domestic Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Domestic Swing Line Note to make payments of principal of or interest on the Domestic Swing Line Note when due.

     Section 2.13. THE CANADIAN SWING LINE LOANS. (a) Subject to the terms and conditions hereinafter set forth, upon notice by the Canadian Borrower made to the Canadian Swing Line Bank in accordance with Section 2.13(b) hereof, the Canadian Swing Line Bank agrees to lend to the Canadian Borrower Canadian Swing Line Loans on any Business Day from the Closing Date until the Maturity Date in an aggregate principal amount not to exceed C$10,000,000 (the "Maximum Canadian Swing Line Loan Amount"). Each Canadian Swing Line Loan shall be in a minimum amount equal to C$1,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of the Domestic Swing Line Loans outstanding plus the Dollar Equivalent of the aggregate principal amount of the Canadian Swing Line Loans outstanding exceed the Total Domestic Commitment then in effect minus the sum of the aggregate amount of Domestic Revolving Credit Loans then outstanding plus the aggregate Maximum Drawing Amount of all Letters of Credit outstanding; provided however that subject to the limitations set forth in this Section 2.13(a) from time to time the sum of the aggregate outstanding Canadian Swing Line Loans plus all outstanding Canadian Revolving Credit Loans made by the Canadian Swing Line Bank may exceed the Canadian Swing Line Bank's Commitment Percentage of the Total Canadian Commitment then in effect.

     (b) NOTICE OF BORROWING. When the Canadian Borrower desires the Canadian Swing Line Bank to make a Canadian Swing Line Loan, it shall send to the Canadian Swing Line Bank (with a copy to the Administrative Agent) a Loan Request, which shall set forth the principal amount of the proposed Canadian Swing Line Loan and the Swing Line Loan Maturity Date relating thereto, which shall in no event be later than the Maturity Date. Each such Loan Request must be received by the Canadian Swing Line Bank not later than 12:00 p.m. (Toronto, Ontario time) on the date of the proposed borrowing. Each such Loan Request shall be irrevocable and binding on the Canadian Borrower and shall obligate the Canadian Borrower to borrow the Canadian Swing Line Loan from the Canadian Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Canadian Swing Line Bank shall make the Canadian Swing Line Loan available to the Canadian Borrower no later than 3:00 p.m. (Toronto, Ontario time) on the proposed Drawdown Date by crediting the amount of the Canadian Swing Line Loan to the Canadian Borrower's account maintained with the Canadian Swing Line Bank at an office designated by the Canadian Borrower by written notice to the Canadian Agent; provided that the Canadian Swing Line Bank shall not advance any Canadian Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Canadian Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement. The Canadian Swing Line Bank shall not be obligated to make any Canadian Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Canadian Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Canadian Swing Line Bank's risk with respect to such Delinquent Bank, including by cash collateralizing such Delinquent Bank's Commitment Percentage of the outstanding Canadian Swing Line Loans and any such additional Canadian Swing Line Loans to be made.

     (c) INTEREST ON CANADIAN SWING LINE LOANS. Each Canadian Swing Line Loan shall be a Canadian Base Rate Loan and, except as otherwise provided in Section
6.3 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Canadian Base Rate plus the Applicable Margin, which shall be paid quarterly in arrears on the last day of each calendar quarter.

     (d) REPAYMENT OF CANADIAN SWING LINE LOANS. The Canadian Borrower shall repay each outstanding Canadian Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Canadian Swing Line Bank on any Business Day (whether before or on the Maturity Date), each of the Domestic Banks hereby agrees to make payments in Dollars to the Administrative Agent, for the account of the Canadian Swing Line Bank, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Domestic Commitment Percentage of the Dollar Equivalent of the aggregate amount of all Canadian Swing Line Loans outstanding. The parties hereto agree that such payments made to the Administrative Agent for the account of the Canadian Swing Line Bank shall constitute Domestic Revolving Credit Loans made to the Borrower hereunder, and shall be deemed to have been requested by the Borrower as Domestic Revolving Credit Loans for the purpose of repaying the Borrower's obligations under the Canadian Guaranty to the Canadian Swing Line Bank, and shall constitute a Domestic Base Rate Loan. The proceeds thereof shall be applied directly to the Canadian Swing Line Bank to repay the Canadian Swing Line Bank for such outstanding Canadian Swing Line Loans and the Borrower hereby authorizes such direct payment. Each Domestic Bank hereby absolutely, unconditionally and irrevocably agrees to make such Domestic Revolving Credit Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Loan may not comply with the applicable minimums set forth in Section 2.3 hereof, (ii) the failure of the Borrower to meet the conditions set forth in Section Section 9 or 10 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Loan, and (v) the Total Domestic Commitment in effect at such time. In the event that it is impracticable for such payments to be made to the Administrative Agent or the Canadian Swing Line Bank or such Loan to be made for any reason on the date otherwise required above, then each Domestic Bank hereby agrees that it shall forthwith purchase (as of the date such Loan would have been made, but adjusted for any payments received from the Canadian Borrower or the Borrower on or after such date and prior to such purchase) from the Canadian Swing Line Bank, and the Canadian Swing Line Bank shall sell to each Domestic Bank, such participations in Dollars in the Canadian Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Domestic Banks to share in such Canadian Swing Line Loans pro rata based on their respective Domestic Commitment Percentages (without regard to any termination of the Total Domestic Commitment) by making available to the Canadian Swing Line Bank an amount in Dollars equal to such Bank's Dollar Equivalent of its participation in the Canadian Swing Line Loans; provided that (x) all interest payable on the Canadian Swing Line Loans shall be for the account of the Canadian Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased (unless paid to the Canadian Swing Line Bank pursuant to clause (y) below), and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Canadian Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

     (e) THE CANADIAN SWING LINE NOTE. The obligation of the Canadian Borrower to repay the Canadian Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Canadian Borrower with appropriate insertions substantially in the form of Exhibit A-4 attached hereto (the "Canadian Swing Line Note"), dated the Closing Date and payable to the order of the Canadian Swing Line Bank in a principal amount stated to be the lesser of (i) the Maximum Canadian Swing Line Loan Amount, or (ii) the aggregate principal amount of Canadian Swing Line Loans at any time advanced by the Canadian Swing Line Bank and outstanding thereunder. The Canadian Borrower irrevocably authorizes the Canadian Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Canadian Swing Line Loan or at the time of receipt of any payment of principal on the Canadian Swing Line Note, an appropriate notation on the Note Record reflecting the making of such Canadian Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Canadian Swing Line Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Canadian Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the actual amount of the obligations of the Canadian Borrower hereunder or under the Canadian Swing Line Note to make payments of principal of or interest on the Canadian Swing Line Note when due.

     Section 3. LETTERS OF CREDIT.

     Section 3.1. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, upon written request of the Borrower delivered to the Letter of Credit Bank and upon the execution and delivery by the Borrower of Reimbursement Agreements with the Letter of Credit Bank (with a copy to the Administrative Agent), the Letter of Credit Bank shall issue, extend and renew at any time from the Closing Date until the Maturity Date, and subject to the satisfaction of the conditions precedent set forth in Section Section 9 and 10 hereof, Letters of Credit in such form as the Borrower and the Letter of Credit Bank may agree for the account of the Borrower or any of its Subsidiaries, provided that at no time shall the Maximum Drawing Amount of all Letters of Credit outstanding exceed $100,000,000 or, if less, the Total Domestic Commitment, and provided further that at no time shall the sum of (a) the aggregate principal amount of all Domestic Revolving Credit Loans outstanding, plus (b) the aggregate principal amount of all Domestic Swing Line Loans outstanding, plus (c) the Dollar Equivalent of the aggregate principal amount of all Canadian Swing Line Loans outstanding, plus (d) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding exceed the lesser of (A) the remainder of (i) the Borrowing Base Amount then in effect minus (ii) the Dollar Equivalent of the aggregate amount of Canadian Revolving Credit Loans then outstanding minus (iii) the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances then outstanding or (B) the Total Domestic Commitment then in effect. Each written request for the issuance of a Letter of Credit hereunder shall be received by the Letter of Credit Bank at least ten (10) Business Days prior to the proposed date of issuance, provided that the Letter of Credit Bank shall use its best efforts to issue such Letter of Credit within five (5) Business Days following its receipt of any written request therefor. The expiry dates, amounts and beneficiaries of the Letters of Credit will be as agreed by the Borrower and the Letter of Credit Bank in the applicable Reimbursement Agreement. The Borrower may request, and the Letter of Credit Bank upon terms and conditions approved by the Borrower shall issue, substitute Letters of Credit for the Letters of Credit to reflect reductions in the amount of the Borrower's obligations supported by such Letters of Credit. Each Letter of Credit issued by the Letter of Credit Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the issuing bank upon drawing thereunder. Each Letter of Credit issued hereunder shall expire one year after its date of issuance unless renewed by the Letter of Credit Bank in accordance with the terms of such Letter of Credit. In no event shall any Letter of Credit issued hereunder expire after the Maturity Date.

     Section 3.2. EFFECTS OF DRAWINGS. Upon the payment by the Letter of Credit Bank in respect of each drawing under a Letter of Credit, the unreimbursed amount of the payment shall be deemed to be a Revolving Credit Loan that is a Base Rate Loan, made on the date of such payment by the Letter of Credit Bank, for all purposes of this Agreement. The liability of the Borrower under this Agreement to repay the Banks in respect of drawings under Letters of Credit shall be Obligations hereunder and shall be secured pursuant to the Security Documents.

     Section 3.3. LETTER OF CREDIT LOAN OBLIGATIONS ABSOLUTE. (a) The obligations of the Borrower to repay the Letter of Credit Bank and the Banks as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligations of the Borrower to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the Borrower's obligation to repay the Borrower's obligations in respect of drawings under Letters of Credit, or any renewals or extensions thereof, shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letter of Credit, or any renewal or extension thereof, or any other document whatsoever. Subject to the limitations of the following sentence, the Letter of Credit Bank may accept or pay any draft presented to it under any Letter of Credit, or any renewal or extension thereof, regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented on or before the expiry date of the Letter of Credit, or the renewal or extension thereof then in effect. Furthermore, neither the Letter of Credit Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit or any renewal or extension thereof which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof.

     (b) Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents under or in connection with any Letter of Credit, or any renewal or extension thereof, or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable and the terms of this Section 3.3, shall be binding upon the Borrower and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower, in the absence of gross negligence or willful misconduct by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

     Section 3.4. OBLIGATIONS OF THE BANKS. (a) Each Domestic Bank and the Borrower hereby acknowledge that each Letter of Credit issued by the Letter of Credit Bank pursuant to this Agreement is issued by the Letter of Credit Bank on behalf of all of the Domestic Banks. Each Domestic Bank (other than the Letter of Credit Bank) absolutely, unconditionally and irrevocably agrees to reimburse the Letter of Credit Bank in an amount equal to such Bank's Domestic Commitment Percentage of each drawing under any Letter of Credit made in accordance with this Section 3 and to be responsible for its Commitment Percentage of all liabilities incurred by the Letter of Credit Bank in respect of each Letter of Credit opened or extended by the Letter of Credit Bank for the account of the Borrower pursuant to this Agreement. In the event that for any reason (including without limitation as a result of the commencement of any proceedings under any bankruptcy, reorganization, insolvency or other similar law with respect to the Borrower) it is impracticable for any Domestic Bank to reimburse the Letter of Credit Bank in an amount equal to such Bank's Domestic Commitment Percentage of any drawing under any Letter of Credit, then each such Bank agrees that at the option of the Letter of Credit Bank it shall purchase a participation in, or take an assignment from the Letter of Credit Bank of, the Borrower's obligation to repay the Letter of Credit Bank in respect of such drawing under such Letter of Credit in an amount equal such Bank's Domestic Commitment Percentage of such drawing under the Letter of Credit. The obligations of the Domestic Banks hereunder are several and the failure of any Domestic Bank to fulfill its obligations shall not result in any Bank becoming obligated to advance more than its Domestic Commitment Percentage of such drawing under such Letter of Credit.

     (b) The Letter of Credit Bank, upon receipt of any draft drawn under a Letter of Credit, shall promptly examine such draft and any accompanying certificate or other document in accordance with this Section 3 and with its customary procedures for conformity to the requirements of such Letter of Credit. In the event the Letter of Credit Bank determines to pay such draft in accordance with the foregoing, each Bank shall, and hereby absolutely, unconditionally and irrevocably agrees, to contemporaneously provide to the Letter of Credit Bank, in funds immediately available to the Letter of Credit Bank, such Bank's Commitment Percentage of the funds necessary to pay such draft.

     (c) Each Bank agrees with the Letter of Credit Bank and the other Banks (other than the Letter of Credit Bank) that its obligations to provide to the Letter of Credit Bank its Domestic Commitment Percentage of the amount of any draft drawn under any Letter of Credit in accordance with this Section 3.4 shall be absolute, irrevocable and unconditional and further agrees that such obligations shall not be affected in any way by any intervening circumstances occurring before or after the making of such payment by the Letter of Credit Bank pursuant to any Letter of Credit, including without limitation:

          (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein;

          (ii) any other act or omission to act of any kind by the Letter of Credit Bank;

          (iii) the existence of any Default or Event of Default; or

          (iv) any change of any kind whatsoever in the financial position or creditworthiness of the Borrower or any of its Subsidiaries or any other Person.

     Section 4. BANKERS' ACCEPTANCES.

     Section 4.1. ACCEPTANCE AND PURCHASE. Subject to the terms and conditions hereof, each Canadian Bank severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrower denominated in Canadian Dollars. The Canadian Borrower shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") at least one (1) Business Day prior to the date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 or an integral multiple of C$100,000 thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit J. In no event shall the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances exceed the lesser of (a) the remainder of (i) Borrowing Base Amount then in effect minus (ii) the aggregate principal amount of the Domestic Revolving Credit Loans outstanding minus (iii) the aggregate principal amount of the Domestic Swing Line Loans outstanding minus (iv) the Dollar Equivalent of the aggregate principal amount of the Canadian Swing Line Loans outstanding minus (v) the aggregate Maximum Drawing Amount of all Letters of Credit and (b) the remainder of (1) the Total Canadian Commitment minus (2) the Dollar Equivalent of the outstanding amount of all Canadian Revolving Credit Loans.

     (a) Term. Each Bankers' Acceptance shall be issued and shall mature on a Canadian Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days, shall mature no later than five (5) days prior to the Maturity Date, and shall be in form and substance reasonably satisfactory to the Canadian Bank which is accepting such Bankers' Acceptance.

     (b) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrower shall, on the Canadian Facility Effective Date and from time to time as required, provide to the Canadian Agent bills of exchange, in form satisfactory to the Canadian Agent, duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Bank to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Bank as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Bank, blank forms of Bankers' Acceptances. The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Canadian Bank shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Bank is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Bank provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Bank pursuant to clause (d) below. Neither any Canadian Bank nor the Canadian Agent shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed bills of exchange to the Canadian Agent on a timely basis nor shall any Canadian Bank or the Canadian Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the negligence or willful misconduct of such Bank or the Canadian Agent, its officers, employees, agents or representatives. Each Canadian Bank shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities. Each Canadian Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Bank.

     (c) Execution of Bankers' Acceptances. Bills of exchange of the Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower, unless the Canadian Bank accepting such Bankers' Acceptance has actual knowledge that such signatory is no longer an authorized signatory.

     (d) Issuance of Bankers' Acceptances. Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Banks of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Bank shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Banks, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Bank, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and absolute discretion to the nearest integral multiple of C$100,000.

     (e) Acceptance of Bankers' Acceptances. Each Bankers' Acceptance to be accepted by a Canadian Bank shall be accepted at such Bank's office shown on
Schedule 1.1 hereof or as otherwise designated by said Canadian Bank from time to time.

     (f) Purchase of Bankers' Acceptances. On the relevant date of borrowing, each Canadian Bank severally agrees to purchase from the Canadian Borrower, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrower, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrower to such Bank under Section 4.3 in respect of such Bankers' Acceptance.

     (g) Sale of Bankers' Acceptances. Each Canadian Bank may at any time and from time to time hold, sell, rediscount or otherwise transfer, in each case to a financial institution or bank resident in Canada, any or all Bankers' Acceptances accepted and purchased by it.

     (h) Waiver of Presentment and Other Conditions. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Bank in respect of a Bankers' Acceptance accepted by such Canadian Bank pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Bank in its own right. The Canadian Borrower shall not claim or require any days of grace or require the Canadian Agent or any Canadian Bank to claim any days of grace for the payment of any Bankers' Acceptance.

     Section 4.2. REFUNDING BANKERS' ACCEPTANCES. With respect to each Bankers' Acceptance, the Canadian Borrower, except during the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrower) to the Canadian Agent on the Business Day prior to such maturity date of such Bankers' Acceptance of the Canadian Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Banks in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Toronto, Ontario time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrower fails to give such notice, the Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Revolving Credit Loan bearing interest at the Canadian Base Rate in the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Canadian Bank which accepted such maturing Bankers' Acceptance, which Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Canadian Revolving Credit Loans until paid in full.

     Section 4.3. ACCEPTANCE FEE. An acceptance fee (the "Acceptance Fee") shall be payable by the Canadian Borrower to each Canadian Bank and each Canadian Bank shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 4.1(f) in respect of each Bankers' Acceptance), said fee to be calculated at a rate per annum equal to the Applicable Acceptance Fee Rate calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

     Section 4.4. CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE. If, by reason of circumstances affecting the money market generally, there is no market for Bankers' Acceptances (i) the right of the Canadian Borrower to request a borrowing of Bankers' Acceptances shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Bankers' Acceptance Notice which is outstanding shall be cancelled and the requested borrowing shall not be made.

     Section 5. FEES.

     Section 5.1.  COMMITMENT FEE.

     (a) The Borrower shall pay to the Administrative Agent for the respective accounts of the Domestic Banks a commitment fee (the "Domestic Commitment Fee") at the rate per annum equal to the Applicable Margin then in effect on the daily average amount during each quarter or portion thereof from the date hereof to the Maturity Date by which the Total Domestic Commitment exceeded the sum of the aggregate principal balance of Revolving Credit Loans outstanding plus the maximum Drawing Amount of all Letters of Credit outstanding. The Domestic Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter or portion thereof, commencing on the first such date after the Closing Date with a final payment on the Maturity Date or any earlier date on which the Total Domestic Commitment shall terminate.

     (b) The Canadian Borrower shall pay to the Canadian Agent for the respective accounts of the Canadian Banks a commitment fee (the "Canadian Commitment Fee") at the rate per annum equal to the Applicable Margin then in effect on the daily average amount during each quarter or portion thereof from the date hereof to the Maturity Date by which the Canadian Dollar Equivalent of the Total Canadian Commitment exceeded the sum of the aggregate principal balance of Canadian Revolving Credit Loans outstanding plus the aggregate face amount of Bankers' Acceptances outstanding. The Canadian Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter or portion thereof, commencing on the first such date after the Closing Date with a final payment on the Maturity Date or any earlier date on which the Total Canadian Commitment shall terminate.

     Section 5.2. LETTER OF CREDIT FEE. The Borrower shall pay to the Letter of Credit Bank a fee (the "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Letter of Credit Bank at a rate per annum (except as provided in Section 6.3 hereof) equal to the Applicable Margin in effect from time to time on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Letter of Credit Bank shall, in turn, remit to each Domestic Bank (including BKB) such Bank's Domestic Commitment Percentage of the Letter of Credit Fee. In addition, the Borrower will pay the Letter of Credit Bank a Fronting Fee (the "Fronting Fee") equal to one-tenth of one percent (0.10%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding, which shall be retained by the Letter of Credit Bank for its own account. The Letter of Credit

Fee and the Fronting Fee shall be payable quarterly in arrears on the last day of each calendar quarter.

     Section 5.3. CLOSING FEE. The Borrower agrees to pay to the Administrative Agent on the Closing Date the Closing Fee as set forth in the Fee Letter. Without limiting the obligations of the Canadian Borrower under the Guaranties, nothing contained in this Section 5.3 shall impose any obligation on the Canadian Borrower.

     Section 5.4. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent, for its own account, the Administrative Agent's Fee as set forth in the Fee Letter. Without limiting the obligations of the Canadian Borrower under the Guaranties, nothing contained in this Section 5.4 shall impose any obligation on the Canadian Borrower.

     Section 6.  CERTAIN GENERAL PROVISIONS.

     Section 6.1. PAYMENTS. All payments hereunder (whether of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees, Fronting Fees, Administrative Agent's Fees or otherwise) shall be made by the Borrower and the Canadian Borrower to the applicable Agent in immediately available funds at the Head Office of such Agent no later than 1:00 p.m. (local time for such Agent). Payments hereunder shall be applied as provided herein; provided that during such time as any amounts owed by the Borrower or the Canadian Borrower hereunder are overdue, all payments received hereunder shall be applied first to all amounts overdue starting with amounts most overdue and continuing with amounts next most overdue until all such overdue amounts are paid in full, and then to all other amounts due at such time as provided herein.

     Section 6.2. COMPUTATIONS. All computations of interest on the Loans (other than Eurodollar Rate Loans), the Commitment Fees and all other fees shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a base rate on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest and all applicable fees shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time and any calculation of interest thereon shall be considered correct and binding on the Borrower and the Canadian Borrower absent manifest error, unless within five (5) Business Days after receipt of any notice by an Agent or any of the Banks of such outstanding amount, such Agent or such Bank shall notify the Borrower or the Canadian Borrower to the contrary.

     Section 6.3. INTEREST RATE UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans, the Letter of Credit Fee(s) and all other amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to 2% above the rate otherwise in effect for such Loans or Letter(s) of Credit, to accrue from the date any Event of Default occurs until the obligation of the Borrower and/or the Canadian Borrower, as the case may be, with respect to the payment thereof shall be discharged whether before or after judgment.

     Section 6.4. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or any other document referred to herein, the maximum amount of interest which may be charged to or collected from any person liable hereunder shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement or any other document referred to herein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section 6.4.

     Section 6.5. CAPITAL ADEQUACY. If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank in good faith determines that the amount of capital required is increased by or based upon the existence of the credit facility established hereunder or any Loans made or Letters of Credit issued pursuant hereto, then such Bank may notify the Borrower and/or the Canadian Borrower, as applicable, of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrower and/or the Canadian Borrower and the Banks shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate the Banks in light of these circumstances. If the Borrower and/or the Canadian Borrower and the Banks are unable to agree to such adjustment within 30 days of the day on which the Borrower or the Canadian Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such change), the fees payable hereunder shall increase by an amount certified (with reasonably detailed calculations) to the Borrower or the Canadian Borrower pursuant to Section 6.7 hereof which will, in the applicable Bank's reasonable determination, provide adequate compensation. The Banks shall allocate such cost increases among their customers in good faith and on an equitable basis.

     Section 6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

           (a) subject any Bank or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or Agent) which could also affect other similar agreements, loans, letters of credit or commitments of such Bank or Agent, as the case may be, or

           (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or Agent under this Agreement or any of the other Loan Documents, or

           (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

           (d) impose on any Bank or Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans, the Letters of Credit or such Bank's Commitment forms a part, which could also affect other similar agreements, loans, letters of credit or commitments of such Bank or Agent, as the case may be, and the result of any of the foregoing is

                 (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                 (ii) to reduce the amount of principal, interest, or other amount payable to such Bank or Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                 (iii) to require such Bank or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or Agent from the Borrower or the Canadian Borrower hereunder, then, and in each such case, the Borrower or the Canadian Borrower, as applicable, will (to the extent lawful), upon demand made by such Bank or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the applicable Agent such additional amounts as will be sufficient to compensate such Bank or such Agent for such additional cost, reduction, payment or foregone interest or other sum.

     Section 6.7. BANK CERTIFICATES. A certificate signed by an officer of a Bank, setting forth any additional amount required to be paid by the Borrower or the Canadian Borrower to such Bank under Section Section 6.5 or 6.6 hereof and the basis therefor, shall be delivered by a Bank to the Borrower or the Canadian Borrower in connection with each demand made at any time by such Bank upon the Borrower or the Canadian Borrower under such section, and each such certificate shall constitute prima facie evidence of the additional amount required to be paid by the Borrower or the Canadian Borrower, as applicable, to such Bank. A claim by a Bank for all or any part of any additional amount required to be paid by the Borrower or the Canadian Borrower under Section
Section 6.5 or 6.6 hereof may be made at any time and from time to time as often as the occasion therefor may arise. To the extent applicable, the Banks shall allocate all such cost increases among their customers in good faith and on an equitable basis. The Borrower or the Canadian Borrower, as applicable, shall not be required to pay additional amounts under Section Section 6.5 or
6.6 hereof which accrue or are incurred more than ninety (90) days before an Agent or a Bank has given notice to the Borrower or the Canadian Borrower pursuant to this Section 6.7.

     Section 6.8. PAYMENTS TO BE FREE OF DEDUCTIONS. All payments by the Borrower and the Canadian Borrower under this Agreement and under any of the other Loan Documents shall be made without set-off or counterclaim.

     Section 6.9. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent or the Canadian Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent or the Canadian Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower, the Canadian Borrower and the Banks) to the Borrower, the Canadian Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Administrative Agent, the Canadian Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent, the Canadian Agent or, as the case may be, the Administrative Agent or the Canadian Agent upon the instruction of the Majority Banks, shall so notify the Borrower, the Canadian Borrower and the Banks.

     Section 6.10. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower, the Canadian Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower and the Canadian Borrower hereby agree promptly to pay the Administrative Agent for the account of each Domestic Bank and the Canadian Agent for the account of each Canadian Bank, upon demand by such Bank, any additional amounts due under Section 6.11 hereof in connection with any conversion in accordance with this Section 6.10.

     Section 6.11. INDEMNITY. The Borrower and the Canadian Borrower agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower or the Canadian Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) failure by the Borrower or Canadian Borrower in making a borrowing or conversion after the Borrower or Canadian Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section
Section 2.6 or 2.7 hereof or (iii) the making of any payment of a Eurodollar Rate Loan or a Bankers' Acceptance or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     Section 6.12. CURRENCY OF PAYMENT. Except as provided in Section 31, payments of principal or interest with respect to any Loan or obligation with respect to Letters of Credit or Bankers' Acceptances shall be made in the currency in which such Loan was advanced or in which such Letter of Credit or such Bankers' Acceptance was issued; provided, that with respect to Domestic Revolving Credit Loans deemed made to the Borrower pursuant to Section 2.13(d) in repayment of Canadian Swing Line Loans made to the Canadian Borrower, the principal and interest on such Domestic Revolving Credit Loans shall be repaid in Dollars.

     Section 6.13. CURRENCY FLUCTUATIONS. (a) Not later than 1:00 p.m. (Boston time) on the last Business Day of each calendar month or any other Business Day if requested by the Canadian Agent before 10:00 a.m. on such day (the "Calculation Date"), the Administrative Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.
Nothing contained in this Section 6.13 shall be construed to require the Administrative Agent to calculate compliance under this Section 6.13 more frequently than once each month, unless requested to do so by the Canadian Agent pursuant to the first sentence of this Section 6.13(a).

     (b) Not later than 4:00 p.m. (Boston time) on each Reset Date, the Administrative Agent shall, in consultation with the Canadian Agent, determine the Dollar Equivalent of the outstanding Canadian Revolving Credit Loans and Bankers' Acceptances.

     (c) If, on any Reset Date and on the Maturity Date, the aggregate outstanding amount of the Dollar Equivalent of all Canadian Revolving Credit Loans and the Dollar Equivalent of the aggregate face amount of all Bankers' Acceptances exceeds the Total Canadian Commitment (the amount of such excess referred to herein as the "Canadian Excess Amount") by more than one percent (1%) of the aggregate amount of such Commitment, then (A) the Canadian Agent shall give notice thereof to the Canadian Borrower and the Canadian Banks and
(B) within two (2) Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Revolving Credit Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount of the Dollar Equivalent of all Canadian Revolving Credit Loans and the Dollar Equivalent of the aggregate face amount of all Bankers' Acceptances no longer exceeds the Total Canadian Commitment. Notwithstanding the foregoing, to avoid the incurrence of breakage costs with respect to Canadian Revolving Credit Loans which are Eurodollar Rate Loans, the Canadian Borrower shall not be obligated to repay any Canadian Revolving Credit Loan that is a Eurodollar Rate Loan until the end of the Interest Period relating thereto to the extent that the unused amount of the Domestic Commitments of the Domestic Banks which are affiliates of the Canadian Banks shall be greater than or equal to the Canadian Excess Amount. On each Reset Date and until the Canadian Revolving Credit Loans are repaid in accordance with the first sentence of this paragraph (c), the Total Domestic Commitment shall be automatically reduced by an amount equal to the Canadian Excess Amount. Such reduction shall be made by reducing the Domestic Commitments of each such Domestic Bank that is an affiliate of a Canadian Bank by an amount equal to such Domestic Bank's Domestic Commitment Percentage of the Canadian Excess Amount.

     Section 6.14. REPLACEMENT OF BANKS. If any Bank (an "Affected Bank") (i) makes demand upon the Borrower or the Canadian Borrower for (or if the Borrower or the Canadian Borrower is otherwise required to pay) amounts pursuant to Section Section 6.5, 6.6, 6.7 or 30, (ii) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in Section 6.10 or
(iii) defaults in its obligation to make Loans, or accept and purchase Bankers' Acceptances, in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrower or the Canadian Borrower may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower or the Canadian Borrower to be required to pay such compensation or causing Section 6.10 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and, if a Canadian Bank, the Canadian Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower or the Canadian Borrower in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower or the Canadian Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and

Commitment and accept and purchase Bankers' Acceptances, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Bank shall be obtained, and/or if any one or more of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment and accept and purchase Bankers' Acceptances, then such Affected Bank shall assign, in accordance with Section 18, all of its Commitment, Loans, Bankers' Acceptances, Letter of Credit participations, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, the Borrower or the Canadian Borrower, as the case may be, shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Section
Section 6.5, 6.6. 6.7, 6.10 and 30. Upon the effective date of such assignment, the Borrower or the Canadian Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

     Section 7. SECURITY AND GUARANTIES. (a) The Obligations of the Borrower and the Canadian Borrower to the Banks, the Swing Line Banks, the Letter of Credit Bank and the Agents under the Loan Documents shall (i) be secured by a pledge by the Borrower of all Intercompany Notes owed to the Borrower pursuant to the terms of the Pledge Agreement, (ii) be secured by a first priority perfected lien on and security interest in substantially all of the assets of the Borrower as provided in the Security Documents (including, without limitation, accounts receivable, motor vehicles, trailers and Investments but excluding real estate), (iii) be secured by a pledge by the Borrower of one hundred percent (100%) of the capital stock of each of the Domestic Subsidiaries (other than Kar-Tainer International, Inc. as to which ninety-nine percent (99%) of the capital stock will be so pledged) and the Canadian Subsidiaries and not less than sixty-five percent (65%) of the capital stock of each of the Foreign Subsidiaries (other than the Canadian Subsidiaries and Kar-Tainer International Limited ("KTIL"); provided that, upon receipt of necessary governmental approvals for the pledge of the capital stock of KTIL, which the Borrower agrees to make good faith efforts to obtain, not less than sixty-five percent (65%) of the capital stock of KTIL will be so pledged) pursuant to the terms of the Stock Pledge Agreement, and (iv) be secured by an assignment of certain acquisition documents pursuant to the Assignment of Acquisition Documents. The Obligations of the Canadian Borrower in respect of the Canadian Swing Line Loans, Canadian Revolving Credit Loans and Bankers' Acceptances shall be guaranteed by the Borrower pursuant to the terms of the Canadian Guaranty.

     (b) The Obligations shall also be absolutely and unconditionally, jointly and severally, guaranteed by each of the Borrower's Domestic Subsidiaries and the Canadian Subsidiaries (other than AH, Auto Haulaway Releasing Services
(1981) Limited, and MCL Ryder Transport, Inc.) pursuant to a guaranty in substantially the form of Exhibit H attached hereto. Auto Haulaway Releasing Services Limited and MCL Ryder Transport, Inc. shall guaranty the guaranty obligations of, respectively, the Canadian Borrower and Ryder Automotive Acquisition LLC pursuant to a guaranty in substantially the form of Exhibit H attached hereto (such guaranty, together with the guaranty by the Borrower's Domestic Subsidiaries and other Canadian Subsidiaries referred to above, in each case, as amended, modified or supplemented from time to time, are referred to herein, collectively, as the "Guaranties" and individually as a "Guaranty"). The obligations of such Subsidiaries under such Guaranties shall be secured by (i) a first priority perfected lien on and security interest in substantially all of the assets of each such Subsidiary as provided in the Security Documents (including, without limitation, accounts receivable, motor vehicles, trailers and Investments but excluding real estate and (ii) a pledge by each such Subsidiary of one hundred percent (100%) of the capital stock of each of its Domestic Subsidiaries and Canadian Subsidiaries and not less than sixty-five percent (65%) of the capital stock of each of its Foreign Subsidiaries (other than the Canadian Subsidiaries) pursuant to the terms of the Stock Pledge Agreement.

     (c) The Borrower shall cause each of its Domestic Subsidiaries and Canadian Subsidiaries acquired or formed after the Closing Date, no later than thirty (30) days after the acquisition or formation of such Subsidiary, to (i) execute and deliver to each of the Banks and the Administrative Agent a guaranty which is substantially in the form of Exhibit H hereto and which is reasonably satisfactory to the Banks and the Administrative Agent in all respects; (ii) grant the Administrative Agent, for the benefit of the Banks a first priority perfected lien on and security interest in substantially all of its assets (including without limitation, accounts receivable, motor vehicles, trailers and Investments but excluding real estate) pursuant to such documents and instruments as shall be satisfactory to the Banks and the Administrative Agent in all respects (it being understood that the documents and instruments relating to the grant of a security interest by such Subsidiaries shall be similar in form and content to the applicable Security Documents executed on the Closing Date, with such changes as the Administrative Agent shall deem necessary or desirable to account for additional types of collateral, local law requirements, and such other matters as the Administrative Agent may deem necessary or desirable in order to perfect its security interest in, or remedies with respect to, such assets), and (iii) execute and deliver to each of the Banks and the Administrative Agent all other documents and instruments, including, without limitation, corporate authority documents and legal opinions, as the Administrative Agent may reasonably request in connection with the delivery of such guaranty and such security. The Borrower shall deliver to the Banks an updated Schedule 8.16(a) or Schedule 8.16(b), as applicable, upon the acquisition or formation of any Subsidiary.

     Section 8. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks as follows (provided that each of the following representations and warranties of the Borrower regarding ACD and its Subsidiaries is, solely with respect to representations and warranties made on the Closing Date, or assets owned as of the Closing Date or periods elapsed on or prior to the Closing Date, based upon the Borrower's knowledge and based upon the representations and warranties of Ryder System, Inc. set forth in the ACD Acquisition Documents):

     Section 8.1.  EXISTENCE AND GOOD STANDING, ETC.

     (a) Each of the Borrower and its Subsidiaries (other than Allied Systems) is (i) a corporation, duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has adequate power to own its property and conduct its business substantially as presently conducted. Allied Systems is a limited partnership duly organized, validly existing under the Uniform Act and in good standing under the laws of Georgia, and has adequate power to own its property and conduct its business substantially as presently conducted. AAGI has adequate power to act on behalf of Allied Systems as managing general partner of Allied Systems.

     (b) The Borrower and its Subsidiaries are qualified to do business and in good standing in each of the jurisdictions listed on Schedule 8.1 attached hereto, which constitute all of the jurisdictions in which the nature of their businesses and properties make such qualification necessary, except for jurisdictions in which the failure to qualify will have no material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or the Borrower, considered individually, or on the Borrower's or any of its Subsidiaries' ability to perform its obligations under the Loan Documents to which such Person is a party.

     Section 8.2. POWER; CONSENTS; ABSENCE OF CONFLICT WITH OTHER AGREEMENTS, ETC. The (i) execution, delivery and performance by each of the Borrower and its Subsidiaries (other than Allied Systems) of the Loan Documents, the Senior Notes to which such Person is a party, and the borrowings and transactions contemplated hereby and thereby, and (ii) the execution and delivery by AAGI on behalf of Allied Systems and the performance by Allied Systems of the Loan Documents and the Senior Notes to which Allied Systems is a party:

     (a) are within the powers of such Person, and have been duly authorized by all requisite corporate or partnership (as the case may be) proceedings of such Person;

     (b) do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of such instruments and borrowings which is required by applicable laws or regulations of any such agency or authority having jurisdiction in the matter other than those approvals and consents obtained and filings (i) made prior to the Closing Date,
(ii) under the Uniform Commercial Code and (iii) regarding the notation of the lien in favor of the Administrative Agent on the certificates of title with respect to motor vehicles, and are not in contravention of the corporate charter or by-laws of any such Person, or any amendment thereof, or, with respect to Allied Systems, the Uniform Act, the terms of the Partnership Agreement, Partnership Certificate or any amendment thereof, or any law, regulation, order, judgment, writ, injunction, license or permit, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or of the Borrower, considered individually; and

     (c) except as described on Schedule 8.2 attached hereto, will not conflict with or result in any breach or contravention of, or the creation of any lien (except as contemplated by the Security Documents) under, any indenture, agreement, lease, instrument or undertaking to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound. No such breaches or liens will materially adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or the Borrower, considered individually.

     Section 8.3. BINDING EFFECT OF DOCUMENTS. The Borrower and each of its Subsidiaries (other than Allied Systems) has duly executed and delivered each of the Loan Documents to which such Person is a party and each of such documents is in full force and effect. AAGI has duly executed and delivered on behalf of Allied Systems each of the Loan Documents to which Allied Systems is a party and each of such documents is in full force and effect. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party is and will be the valid and legally binding obligation of such Person, enforceable against such Person, in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 8.4. TITLE TO PROPERTIES. The Borrower and its Subsidiaries (other than ACD and its Subsidiaries) own all of the assets reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date and after giving effect to the ACD Acquisition, the Borrower and its Subsidiaries own all of the assets reflected on the pro forma consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 1997, except (i) for assets subject to the capitalized leases listed on
Schedule 12.1 attached hereto, (ii) where the failure to own such assets would not materially adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, and (iii) for assets sold or otherwise disposed of in the ordinary course of business since such dates, subject in each case to no mortgages, security interests, leases, liens or other encumbrances except those permitted by Section 12.2 hereof.

     Section 8.5.  FINANCIAL STATEMENTS AND PROJECTIONS.

     (a) The Borrower has furnished to the Banks the audited consolidated balance sheet of the Borrower and its Subsidiaries (other than ACD and its Subsidiaries) dated as at the Balance Sheet Date, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries (other than ACD and its Subsidiaries) dated as at March 31, 1997 and June 30, 1997 and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries (other than ACD and its Subsidiaries) for the fiscal periods ended on such dates. Each of the balance sheets and related statements of income and retained earnings and cash flows as at the Balance Sheet Date, March 31, 1997 and June 30, 1997, and for the fiscal periods then ended, have been prepared in accordance with Generally Accepted Accounting Principles and present fairly the financial position of the Borrower and its Subsidiaries (other than ACD and its Subsidiaries) as at the dates thereof. There are no contingent liabilities of the Borrower or any of its Subsidiaries (other than ACD and its Subsidiaries) as of such dates involving material amounts, known to the officers of the Borrower or its Subsidiaries, which are not disclosed in such balance sheets and the notes related thereto except as listed and described on Schedule 8.5(a) attached hereto.

     (b) The Borrower has furnished to the Banks (i) the audited consolidated balance sheet of ACD and its Subsidiaries dated as at the Balance Sheet Date and the related consolidated statements of income and retained earnings and cash flows for the fiscal year ended on such date, (ii) the unaudited consolidated statement of income of ACD and its Subsidiaries for the fiscal year ended on the Balance Sheet Date, and (iii) the unaudited consolidated balance sheets of ACD and its Subsidiaries dated as at June 30, 1997 and the related consolidated statement of income of ACD and its Subsidiaries for the fiscal period ended on such date. Such unaudited statements of income for the fiscal periods ending on the Balance Sheet Date and June 30, 1997 and such unaudited balance sheet as at June 30, 1997 have been adjusted to eliminate assets and liabilities and the results of operations not transferred in connection with the ACD Acquisition (and all such adjusted financial statements contain footnotes describing such elimination). Each of the balance sheets and related statements of income and retained earnings and cash flows as at the Balance Sheet Date and June 30, 1997, and for the fiscal periods then ended, have been prepared in accordance with Generally Accepted Accounting Principles and present fairly the financial position of ACD and its Subsidiaries as at the dates thereof. There are no contingent liabilities of ACD or any of its Subsidiaries as of such dates involving material amounts, known to the officers of the Borrower or its Subsidiaries, which are not disclosed in such balance sheets and the notes related thereto except as listed and described on Schedule 8.5(a) attached hereto.

     (c) The projections of the consolidated balance sheets and income and cash flow statements of the Borrower and its Subsidiaries for the 1997 through 2002 fiscal years, identified as Forecast Scenario #97 Da2Bank dated August 6, 1997, copies of which have been delivered to the Banks, disclose all assumptions deemed material by the Borrower which were made by the Borrower with respect to its financial condition and the projected volume of motor vehicles to be hauled by the Borrower and its Subsidiaries and which were used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts have come to their attention that, individually or in the aggregate, would, in accordance with the customary budgeting practices of the Borrower, require a material change or result in a material change in any such projections. The projections are based upon estimates and assumptions which the Borrower believes to be reasonable, have been prepared in all material respects on the basis of the assumptions stated therein and reflect estimates of the Borrower and its Subsidiaries, which the Borrower believes to be reasonable, of the results of operations and other information projected therein. Neither the Borrower nor any Subsidiary of the Borrower makes any representation or warranty that the projections will, in fact, be achieved.

     (d) Each of the Borrower and its Subsidiaries, both before and after giving effect to the ACD Acquisition and the other transactions contemplated by this Agreement and the other Loan Documents, is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on their existing debts as they become absolute and matured, and has, and based on current projections, will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     Section 8.6.  NO MATERIAL CHANGES, ETC.

     (a) The following representation and warranty shall be made by the Borrower on the Closing Date: Since the Balance Sheet Date, there have occurred no changes in the business, assets or financial condition of the Borrower and its Subsidiaries (other than ACD and its Subsidiaries) as shown on or reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date, other than the ACD Acquisition and those described on
Schedule 8.6 attached hereto, and all of such changes in the aggregate, have not been materially adverse.

     (b) The following representation and warranty shall be made by the Borrower on each occasion on which the Borrower repeats or is deemed to repeat the representations and warranties set forth in this Section 8: Since the Closing Date, there have occurred no changes in the business, assets or financial condition of the Borrower and its Subsidiaries as shown on or reflected in the pro forma consolidated balance sheet of the Borrower as at the Closing Date, other than those described on Schedule 8.6 attached hereto, and all of such changes in the aggregate, have not been materially adverse.

     Section 8.7.  LITIGATION.

     (a) The following representation and warranty shall be made by the Borrower on the Closing Date: Except as disclosed on Schedule 8.7 attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge and after due inquiry, threatened against (i) the Borrower or any of its Subsidiaries (other than ACD and its Subsidiaries) or (ii) to the best of the Borrower's knowledge, ACD and its Subsidiaries, before any court, tribunal or administrative agency or board which, if determined adversely, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, considered as a whole, materially impair the rights of the Borrower and its Subsidiaries to carry on their businesses substantially as now conducted, result in any substantial liability not adequately covered by insurance, or which question the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

     (b) The following representation and warranty shall be made by the Borrower on each occasion on which the Borrower repeats or is deemed to repeat the representations and warranties set forth in this Section 8: Except as disclosed on Schedule 8.7 attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge and after due inquiry, threatened against the Borrower or any of its Subsidiaries, before any court, tribunal or administrative agency or board which, if determined adversely, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, considered as a whole, materially impair the rights of the Borrower and its Subsidiaries to carry on their businesses substantially as now conducted, result in any substantial liability not adequately covered by insurance, or which question the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

     Section 8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of such Person's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of such Person's officers has or is expected to have any materially adverse effect on the business of the Borrower and its Subsidiaries, considered as a whole.

     Section 8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is violating any provision of any charter documents or by-laws or partnership documents, as applicable, or any agreement or instrument by which it or any of its properties is bound, or any decree, order, judgment, statute, license, rule or regulation, in each case in a manner which could result in the imposition of substantial penalties or materially and adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole.

     Section 8.10. TAX STATUS. Except as described in Schedule 8.10 attached hereto, each of the Borrower and its Subsidiaries has (a) made or filed all federal, state and provincial tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) paid all taxes and other governmental assessments and charges, as shown or determined to be due on such tax returns, reports and declarations, where the penalty for or the result of any failure to do so would have a material adverse effect on the financial condition of the Borrower and its Subsidiaries, considered as a whole, except for taxes the amount, applicability or validity of which is currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books reserves reasonably deemed by it to be adequate thereto, and (c) set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     Section 8.11. EMPLOYEE BENEFIT PLANS. (a) All Guaranteed Pension Plans have been operated and administered in all material respects in accordance with ERISA and, to the extent applicable, the Internal Revenue Code of 1986, as amended. The current value of all accrued benefits under all of such plans which are subject to Title IV of ERISA as of January 1, 1995 does not exceed the current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial assumptions used for such plans. No Reportable Event (as defined in ERISA) has occurred with respect to any Guaranteed Pension Plan, and no steps have been taken to terminate any Guaranteed Pension Plan. Each of the Borrower and each Related Entity has made all contributions to each Multiemployer Plan required pursuant to any applicable collective bargaining agreement. To the best of the Borrower's knowledge after due inquiry, neither the Borrower nor any Related Entity has taken any action to trigger any termination liability with respect to any Multiemployer Plan or incurred any material liability as a result of a complete or partial withdrawal, as defined in ERISA, from any Multiemployer Plan. All contributions required under applicable Canadian tax and pension law have been made in respect of all pension plans of the Canadian Borrower and each Canadian Subsidiary and each such pension plan is fully funded on a timely basis in accordance with all applicable Canadian laws and regulations.

                      (b) No litigation or administrative or other proceeding is pending or, to the best of the Borrower's knowledge after due inquiry, threatened with respect to any pension plan, welfare benefit plan, bonus plan, stock option plan, deferred compensation plan or other similar plans for the employees of the Canadian Subsidiaries (collectively, the "Canadian Plans") which, if determined adversely, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any of the Canadian Subsidiaries considered as a whole, and each Canadian Plan has been administered in all respects in compliance with all applicable laws including but not limited to the Income Tax Act (Canada) and the Pension Benefits Standards Act (Canada) and with the terms of such Plan.

     Section 8.12. LOCATION OF OFFICE. The Borrower's and each of its Subsidiaries' chief executive office and principal place of business and the location where its books and records are kept is described on Schedule 8.12 attached hereto.

     Section 8.13. BUSINESS. Except as disclosed on Schedule 8.13 attached hereto, each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases which are material to the Borrower and its Subsidiaries, considered as a whole, of real or personal property of which any Person is lessee, subject to the rights of lessors, sublessors and sublessees and other parties lawfully in possession in the ordinary course of business, none of which contains, to the best of the Borrower's knowledge after due inquiry, any unusual or burdensome provision which would be reasonably likely to materially adversely affect or impair the operations of the Borrower and its Subsidiaries, considered as a whole, and all such leases which are material to the operations of the Borrower and its Subsidiaries are valid and subsisting and in full force and effect. Each of the Borrower and its Subsidiaries owns or possesses the right to use all of the franchises, rights and licenses necessary for the conduct of its business as now conducted which are material to the conduct of the business of the Borrower and its Subsidiaries, considered as a whole, without any conflict with the rights of others which would be reasonably likely to materially adversely affect such Person's ownership of or right to use any such franchises, rights and licenses. The Borrower and each of its Subsidiaries owns, leases or has the right to use all properties, franchises, rights and licenses, and employs such employees and/or engages such independent contractors, as are sufficient to operate its business in all material respects as such business is operated on the Closing Date. AH has no assets or liabilities other than the Intercompany Notes payable to the Borrower and transferred by the Borrower to it, and AH does not conduct any business activities of any kind other than such business as relates to the holding of such Intercompany Notes. Haul Insurance has no assets or liabilities other than those associated with the provision of insurance and related services. Haul Insurance will not conduct any business activities other than providing insurance and related services, substantially all of which insurance and related services shall be provided for the benefit of the Borrower and its Subsidiaries; provided that Haul Insurance may provide insurance and related services to other Persons so long as (i) the insurance premiums relating to such insurance are charged on a non-commingled basis and
(ii) Haul Insurance has taken appropriate steps (through reinsurance and other appropriate means) to reduce the insurance risk relating to such third-party insurance to an amount not in excess of the capital provided to support the same, all in a manner reasonably acceptable to the Administrative Agent.

     Section 8.14. DISCLOSURE. None of this Agreement or any of the other Loan Documents to the knowledge of the management of the Borrower or any of its Subsidiaries, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the management of the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower and its Subsidiaries, considered as a whole.

     Section 8.15. TITLE AND REGISTRATION. All Motor Vehicle Equipment which, under applicable law, is required to be registered is properly registered in the name of the Borrower or the appropriate Subsidiary of the Borrower, and all Motor Vehicle Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title, is properly titled in the name of the Borrower or the appropriate Subsidiary of the Borrower, except, in each case,
(i) for Motor Vehicle Equipment of ACD or its Subsidiaries which is in the process of being re-registered or re-titled as described on Schedule 8.15 attached hereto, provided that any such re-registering or re-titling does not materially interfere with the business operation of ACD or its Subsidiaries and
(ii) for Motor Vehicle Equipment with respect to which the certificates of title which have been lost and the net book value of which is less than $1,000,000; provided that such certificates of title are replaced within a reasonable time after discovery of such loss.

     Section 8.16.  CAPITALIZATION.

     (a) Except as set forth on Schedule 8.16(a) attached hereto, on and as of the Closing Date and after giving effect to the ACD Acquisition, the Borrower owns or holds of record and/or beneficially (whether directly or indirectly) no shares of any class in the capital of any other corporations and no legal and/or beneficial interest in any Person. Except as set forth on Schedule 8.16(a) attached hereto, the Borrower has no Subsidiaries. Schedule 8.16(a) lists the jurisdiction of incorporation of each such Subsidiary and indicates whether such Subsidiary is a Guarantor.

     (b) Except as set forth on Schedule 8.16(b) attached hereto, on and as of the Closing Date and after giving effect to the ACD Acquisition, none of the Borrower's Subsidiaries owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations and no legal and/or beneficial interest in any Person. Except as set forth on Schedule 8.16(b) attached hereto, after giving effect to the ACD Acquisition, none of the Borrower's Subsidiaries has any Subsidiaries.
Schedule 8.16(b) lists the jurisdiction of incorporation of each such Subsidiary and indicates whether such Subsidiary is a Guarantor.

     Section 8.17. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Section 8.18. CERTAIN TRANSACTIONS. Except for any transaction that (a) is listed on Schedule 8.18 attached hereto, (b) has been approved by the majority of the so-called "outside directors" of the Board of Directors of the Borrower, (c) is in respect of intercompany Indebtedness or Investments between the Borrower or any of the Guarantors or between Guarantors, or (d) does not require payments by the Borrower or any of its Subsidiaries in excess of $60,000 in the aggregate, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries or Affiliates (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 8.19. OPERATING RIGHTS. (a) The Borrower and its Subsidiaries (including ACD and its Subsidiaries) have all certificates of convenience and necessity and operating rights necessary to conduct interstate and intrastate transportation businesses consisting of transporting cars and trucks in and between the states listed on Schedule 8.19(a) attached hereto. Each of such certificates of convenience and necessity and operating rights is listed on
Schedule 8.19(a) attached hereto, and is in full force and effect.

     (b) Each of the Canadian Subsidiaries has all operating authorizations necessary or desirable for the conduct of the business of each such Person as conducted on the Closing Date. Each of such operating authorizations is listed on Schedule 8.19(b) attached hereto, and (except as described on Schedule 8.19(b) attached hereto) is in good standing, is in full force and effect and is being held and operated by such Canadian Subsidiary in accordance with the terms thereof. In the event that any Canadian Subsidiary is merged with another Canadian Subsidiary, the Borrower shall provide the Administrative Agent and the Banks with an updated Schedule 8.19(b) hereto.

     Section 8.20. MATERIAL CONTRACTS. Neither the Borrower nor any of its Subsidiaries is party to or bound by any contract material to such Person's business other than the contracts listed and described on Schedule 8.20 attached hereto. Each of such contracts is in full force and effect, and there exists thereunder no default by the Borrower or such Subsidiary, or to such Person's knowledge, any accrued right of rescission.

     Section 8.21.  ENVIRONMENTAL COMPLIANCE.

     (a) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, ("CERCLA") the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Toxic Substances Control Act or any other federal, state, provincial or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

     (b) Except as disclosed on Schedule 8.21 hereto, neither the Borrower nor any of its Subsidiaries has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) except as noted in Schedule 8.21; nor has the Borrower or any of its Subsidiaries received any notification that any Hazardous Waste, as defined by 42 U.S.C. Section 6903(5), any Hazardous Substances as defined by 42 U.S.C. Section 9601(14), any "pollutant or contaminant" as defined by 42 U.S.C. Section 9601(33) and any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws (collectively, "Hazardous Substances") which it has disposed of has been found at any site at which a federal, state or provincial agency is conducting a remedial investigation or other corrective action pursuant to any Environmental Law.

     (c) Except for small quantities of solvents and cleaners and other Hazardous Substances used or generated in the ordinary course of business in material compliance with Environmental Laws and otherwise as set forth on
Schedule 8.21 attached hereto: (i) no portion of the Borrower's properties or portion of any Subsidiaries' properties has been used for the handling, processing, storage or disposal of Hazardous Substances and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of its activities, neither Borrower nor any of its Subsidiaries has generated or is generating any Hazardous Waste on any of its properties; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances by the Borrower or any of its Subsidiaries on, upon, or into the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or the Borrower, considered individually, or on the Borrower's and its Subsidiaries', taken as a whole, ability to perform their obligations under the Loan Documents. In addition, to the best of Borrower's knowledge, there have been no such releases on, upon, or into any real property in the vicinity of any of the real properties of the Borrower or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on and which would have a material adverse effect on the value of any real properties of the Borrower or any of its Subsidiaries. Neither the Canadian Borrower nor any of its Subsidiaries has transported, removed or disposed of any Hazardous Waste to a location outside of Canada, except in material compliance with all applicable Environmental Laws.

     Section 8.22.  COLLATERAL.

     (a) Except as otherwise provided in any of the Security Documents, all of the Obligations of the Borrower, the Canadian Borrower and the Borrower's other Subsidiaries to the Banks, the Letter of Credit Bank and the Agents under or in respect of the Loan Documents will at all times from and after the execution and delivery of each of the Security Documents be entitled to all of the benefits of and be secured by each of such Security Documents.

     (b) No financing statement which names the Borrower or any of its Subsidiaries as a debtor, or encumbers or attempts to encumber any of the material assets or a material portion of the assets of any of the Borrower or its Subsidiaries, has been filed in any jurisdiction in the United States or any State thereof pursuant to Article 9 of the Uniform Commercial Code of any State or in Canada or any province thereof, and neither the Borrower nor any of its Subsidiaries has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction, other than (i) financing statements with respect to liens, security interests and other encumbrances permitted by Section 12.2 hereof and (ii) filings for which arrangements reasonably satisfactory to the Administrative Agent in all respects have been made for the termination of record thereof.

     (c) No mortgages, chattel mortgages, assignments, statements of assignment, security agreements or deeds of trust have been filed by any person or persons with respect to any material part of the property or assets of the Borrower or any Subsidiary, except for mortgages and security agreements which are otherwise permitted by the provisions of Section 12.2 hereof.

     Section 8.23.  NO DEFAULT.  No Default or Event of Default exists.

     Section 8.24. INSURANCE. Schedule 8.24 attached hereto lists the policies and types and amounts of coverage (including deductibles) of theft, fire, liability, property and casualty and other insurance (including self-insurance as determined by the Borrower in its reasonable business judgment) owned, held or maintained by the Borrower and its Subsidiaries on the date hereof. Such policies of insurance (to the extent applicable) are maintained with financially sound and reputable insurance companies (which may include Haul Insurance), funds or underwriters and are of the kinds, cover such risks and are in such amounts, with such deductibles and exclusions, as are consistent with the general practices of businesses engaged in similar activities. All such policies of insurance are in full force and effect and are valid and enforceable policies and will remain in full force and effect through the respective dates set forth in such schedule; and coverage thereunder will not be reduced by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The insurance maintained by the Borrower and its Subsidiaries is sufficient for compliance by the Borrower and each of its Subsidiaries with all requirements of law and all agreements to which the Borrower and each of its Subsidiaries is a party, to the extent applicable. To the extent that Allied Systems, ACD, the Canadian Borrower and any other Subsidiary of the Borrower engaged in the auto hauling business self-insures certain of its respective properties, such self-insurance protects against such casualties and contingencies and is at such levels as is in accordance with sound business practices.

     Section 8.25. SUBORDINATED DEBT DOCUMENTS. The Borrower has furnished to the Banks true, correct and complete copies of the Subordinated Debt Documents. None of the Subordinated Debt Documents has been amended, modified or supplemented as of the date hereof, except as permitted by Section 12.13. Each of the representations and warranties made by the Borrower and any of its Subsidiaries in any of the Subordinated Debt Documents to which such Person is a party was true and correct when made and continues to be true and correct in all respects, and no event of default, or event which, with the passage of time or the giving of notice would be an event of default, has occurred and is continuing under the terms of the Subordinated Debt Documents.

     Section 8.26.  USE OF PROCEEDS.

     (A) GENERAL. The proceeds of the Loans and Bankers' Acceptances shall be used for working capital and general corporate purposes and to provide funds for the ACD Acquisition and Permitted Acquisitions. The Borrower will obtain Letters of Credit solely for general corporate purposes.

     (B) REGULATIONS G, U AND X. No portion of any Loan or Bankers' Acceptance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     (C) INELIGIBLE SECURITIES. No portion of the proceeds of any Loans or Bankers' Acceptance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payment of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

     Section 8.27.  PERFECTION OF SECURITY INTEREST.  Except as disclosed on
Schedule 8.27 hereto, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's first-priority security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, other than as may be held by account debtors with respect to Collateral consisting of accounts or general intangibles. A Guarantor or the

Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     Section 8.28. BANK ACCOUNTS. Schedule 8.28 sets forth the account numbers and location of all bank accounts of the Borrower and each of its Subsidiaries.

     Section 8.29. ACQUISITION DOCUMENTS. The Borrower has furnished to the Banks true, correct and complete copies of the ACD Acquisition Documents. None of the Acquisition Documents has been amended, modified or supplemented as of the date hereof, except as permitted by Section 12.16. Each of the representations and warranties of the Borrower and its Subsidiaries and, to the best of the Borrower's knowledge, Ryder System, Inc., contained in the ACD Acquisition Documents is true and correct in all materials respects as of the Closing Date.

     Section 8.30. SENIOR NOTES. The Borrower has furnished to the Banks a true, correct and complete copy of the Senior Note Indenture. The Senior Note Indenture has not been amended, modified or supplemented as of the date hereof, except as permitted by Section 12.14. Each of the representations and warranties of the Borrower contained in the Senior Note Indenture is true and correct in all material respects as of the Closing Date.

     Section 9.  CLOSING CONDITIONS.   This Agreement shall not become
effective, the Banks shall have no obligation to advance any Revolving Credit Loans requested by the Borrower or the Canadian Borrower hereunder, the Swing Line Banks shall have no obligation to advance any Swing Line Loan requested by the Borrower or, as the case may be, the Canadian Borrower hereunder, the Letter of Credit Bank shall have no obligation to issue, extend or renew any Letters of Credit hereunder, and the Canadian Banks shall have no obligation to issue, purchase or accept any Bankers' Acceptance unless and until the date (the "Closing Date") that each of the following conditions precedent is satisfied:

     Section 9.1. DELIVERY OF LOAN DOCUMENTS; PAYMENT OF FEES. (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Closing Date.

     (b) Executed original counterparts of the Loan Documents shall have been furnished to each Bank.

     (c) The Banks shall have received a certificate from the Borrower as to the matters set forth in Section Section 9.2, 9.3 and 9.4 hereof.

     (d) The Administrative Agent shall have received from the Borrower the Administrative Agent's Fee pursuant to the terms of the Fee Letter and other fees payable by the Borrower on the Closing Date.

     Section 9.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 8 hereof shall have been correct as of the date on which made and shall also be correct at and as of the Closing Date with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course as a result of transactions permitted or contemplated hereby.

     Section 9.3. PERFORMANCE; NO DEFAULT. The Borrower and the Canadian Borrower and each of their Subsidiaries shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the Closing Date, and at the time of the Closing Date, there shall exist no Default or Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in a Default or an Event of Default upon consummation of the initial borrowing of Revolving Credit Loans or otherwise.

     Section 9.4. REQUISITE ACTION. All requisite action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     Section 9.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in substance and in form to the Administrative Agent and to the Administrative Agent's Special Counsel, and the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent or such counsel may reasonably request.

     Section 9.6. OPINIONS OF COUNSEL. (a) The Banks shall have received from Cohen Pollock Merlin Axelrod and Tanenbaum, P.C., counsel to the Borrower and each of its Subsidiaries (other than the Canadian Borrower and its Subsidiaries), a favorable opinion addressed to the Banks and dated the Closing Date, substantially in the form of Exhibit E-1 attached hereto.

     (b) The Banks shall have received from Morris/Rose/Ledgett, Canadian counsel to the Canadian Borrower and its Subsidiaries, a favorable opinion addressed to the Banks and dated the Closing Date, substantially in the form of Exhibit E-2 attached hereto.

     Section 9.7. BANKING LAW REQUIREMENTS. The Banks shall have received from the Borrower signed copies of such statements, in substance and form reasonably satisfactory to the Banks, as they shall require for purposes of compliance with any applicable regulations of the Board of Governors of the Federal Reserve System.

     Section 9.8. DELIVERY OF CHARTER AND OTHER DOCUMENTS. The Banks shall have received from the Borrower and each of its Subsidiaries, certified by a duly authorized officer of such Person (or, in the case of Allied Systems, AAGI as the managing general partner of Allied Systems) to be true and complete as of the Closing Date, of each of (a) its charter or other incorporation documents, or, in the case of Allied Systems, the Partnership Agreement, in each case as in effect on such date, (b) its by-laws, or, in the case of Allied Systems, the Partnership Certificate, in each case as in effect on such date,
(c) the records of all action taken to authorize the execution and delivery by such Persons, or, in the case of Allied Systems, by the Borrower on behalf of

Allied Systems, of each of the Loan Documents and the performance by such Person of all of its agreements and obligations under each of such documents and, in the case of the Borrower and the Canadian Borrower, the borrowings and other transactions contemplated by this Agreement, and (d) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in such Person's name and on such Person's behalf, each of the Loan Documents to which it is a party, to make application for the Loans (in the case of the Borrower and the Canadian Borrower), and to give notices and to take other action on such Person's behalf under the Loan Documents to which such Person is a party.

     Section 9.9. SECURITY DOCUMENTS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for liens permitted under Section 12.2 hereof and entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     Section 9.10. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and each of its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches and applicable Canadian lien searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     Section 9.11. BALANCE SHEET; COMPLIANCE CERTIFICATE; BORROWING BASE CERTIFICATE. The Borrower shall have delivered to the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent, dated as of the Closing Date and based on the most recent month-end financial statements available to the Borrower, which in no event shall be earlier than the fiscal month ending June 30, 1997 (a) the pro forma consolidated closing balance sheet of the Borrower and its Subsidiaries, after giving effect to the ACD Acquisition, the financing contemplated hereby and the issuance of the Senior Notes; (b) a Compliance Certificate; and (c) a Borrowing Base Certificate demonstrating the Borrowing Base Amount as of such date.

     Section 9.12. SENIOR NOTES. The Borrower shall have received the proceeds from the issuance of the Senior Notes, in an aggregate amount of at least $110,000,000 and not more than $150,000,000, pursuant to such documents and instruments as shall be satisfactory, in form and substance, to the Administrative Agent.

     Section 9.13. OTHER INDEBTEDNESS. The terms and conditions of any Indebtedness (including, without limitation, maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of the Borrower and its Subsidiaries shall be satisfactory to the Administrative Agent in all respects, and the Administrative Agent shall be satisfied that neither the Borrower nor its Subsidiaries are subject to contractual or other restrictions that would be violated by the ACD Acquisition or the transactions contemplated hereby, including the granting of security interests and guarantees and payment of dividends by Subsidiaries.

     Section 9.14.  CONCERNING THE ACD ACQUISITION.

     (a) The ACD Acquisition shall have been consummated for an aggregate purchase price not to exceed $114,500,000, as adjusted pursuant to Sections 1.4 and 1.5 of the Acquisition Agreement referred to in the definition of "ACD Acquisition Documents", in accordance with applicable law, pursuant to the ACD Acquisition Documents and on such terms and conditions as shall have been disclosed to, and approved by, the Administrative Agent.

     (b) The Borrower shall have provided the Banks with a copy, certified to be true, correct and complete of each of the ACD Acquisition Documents, and such ACD Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and no provision thereof shall have been amended, supplemented, waived or otherwise modified without the consent of the Administrative Agent.

     Section 9.15.  SATISFACTORY COMPLETION OF DUE DILIGENCE; ETC.

     (a) The Administrative Agent shall have completed and be satisfied in all respects with its due diligence investigation of the Borrower and its Subsidiaries, including, without limitation, the Administrative Agent's review and satisfaction with (i) all management industry customer and supplier checkings, (ii) all accounting due diligence, (iii) all liabilities assumed or created in connection with the ACD Acquisition (including, without limitation, assumed worker's compensation, pension and product liabilities of ACD), and
(iv) all materials prepared by or for the Borrower. The Administrative Agent shall be satisfied that the written materials furnished to the Administrative Agent and the Arranger for their review do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (b) The Administrative Agent shall have received appraisals from commercial finance examiners satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, with respect to certain of the Collateral and environmental reports with respect to any real property owned by the Borrower or its Subsidiaries.

     (c) The Administrative Agent shall be satisfied with the adequacy and condition of the assets of the Borrower and its Subsidiaries, including without limitation, the assets to be acquired in the ACD Acquisition.

     Section 9.16. CAPITAL STRUCTURE. The Administrative Agent shall be satisfied in all respects with the financial condition, capital structure (including, without limitation, amounts of senior and subordinated debt and equity investments), corporate structure, assets and liabilities of the Borrower and its Subsidiaries, after giving effect to the ACD Acquisition, including, without limitation, the continued effectiveness of the Subordinated Debt.

     Section 9.17. PROJECTIONS. The Administrative Agent shall be satisfied that the financial forecast of revenues and EBITDA for the Borrower, after giving effect to the ACD Acquisition, as presented in the Allied Holdings, Inc. Merger and Acquisition Model prepared by the Borrower, dated August 6, 1997 (the "Projections") are based on reasonable assumptions and are derived from financial information which is substantially correct. The Administrative Agent shall be satisfied that the Projections do not contain any untrue statement of a material nature or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Administrative Agent shall be satisfied that there has occurred no material adverse change in the financial prospects of the Borrower and its Subsidiaries, after giving effect to the ACD Acquisition, from that contained in the Projections.

     Section 9.18. NO MATERIAL ADVERSE CHANGE. The Administrative Agent shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, properties or condition of the Borrower or its Subsidiaries or the business acquired pursuant to the ACD Acquisition since the Balance Sheet Date.

     Section 9.19. NO LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Administrative Agent, could reasonably be expected to have a material adverse effect on (i) the transactions contemplated hereby or the ACD Acquisition, (ii) the business, assets, liabilities (actual or contingent) operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or ACD, (iii) the ability of the Borrower and its Subsidiaries to perform their obligations under the Loan Documents, (iv) the rights and remedies of the Administrative Agent and the Banks under the Loan Documents, or (v) the perfection or priority of any security interests granted to the Administrative Agent under the Loan Documents.

     Section 9.20. CAPITAL MARKETS. The Administrative Agent shall be satisfied that a clear market exists for the syndication of the financing contemplated hereby and that there shall have occurred no material adverse change in the syndication or capital markets or the regulations or policies affecting the Borrower, its Subsidiaries, the Administrative Agent, the Arranger or the Banks.

     Section 9.21. CONTRACTS. The Administrative Agent shall be satisfied with its review of all material contracts of the Borrower and its Subsidiaries, including without limitation, labor agreements and customer contracts (including, without limitation, the contracts between the Borrower and its Subsidiaries and General Motors Corporation). The Administrative Agent shall be satisfied that there shall exist no default under any material contract or agreement of the Borrower or its Subsidiaries or ACD.

     Section 9.22. CONSENTS AND APPROVALS. All governmental and third-party approvals (including landlords' and other consents) necessary or advisable in connection with the ACD Acquisition, the financings contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Borrower and its Subsidiaries or the ACD Acquisition.

     Section 9.23. OTHER DOCUMENTATION. All other documentation, including any tax sharing agreements or other financing arrangements of the Borrower and its Subsidiaries, shall be reasonably satisfactory in form and substance to the Banks.

     Section 9.24. SOLVENCY CERTIFICATE. The Administrative Agent shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the ACD Acquisition and the transactions contemplated herein, substantially in the form attached hereto as Exhibit K.

     Section 9.25. PAYOFF ARRANGEMENTS. The Administrative Agent shall have received a payoff letter, in form and substance satisfactory to the Administrative Agent, with respect to the existing credit facility of the Borrower.

     Section 10. CONDITIONS OF SUBSEQUENT BORROWINGS. The obligations of the Banks to make any Revolving Credit Loans, the Swing Line Banks to make any Swing Line Loans, the Letter of Credit Bank to issue, extend or renew any Letters of Credit pursuant to Section 3 hereof, and the Canadian Banks to issue, purchase or accept any Bankers' Acceptances subsequent to the Closing Date are subject to the following conditions precedent:

     Section 10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 8 and otherwise made by the Borrower or any of its Subsidiaries in writing in connection with the transactions contemplated by this Agreement subsequent to the date hereof shall have been correct in all material respects as of the date on which made and shall also be correct in all material respects at and as of the date of such Borrowing with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course of business or as a result of transactions permitted or contemplated hereby.

     Section 10.2. PERFORMANCE; NO DEFAULT. The Borrower and each of its Subsidiaries shall have performed and complied in all material respects with all of the terms and conditions herein required to be performed or complied with by them prior to or at the time of such Borrowing and at the time of such Borrowing there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default upon consummation of such Borrowing, or otherwise.

     Section 11. AFFIRMATIVE COVENANTS. The Borrower and the Canadian Borrower hereby covenant and agree that, so long as any Domestic Commitment or Canadian Commitment is in effect, any Notes, Letters of Credit or Bankers' Acceptances are outstanding, any amounts are owing pursuant to this Agreement, the Swing Line Banks have any obligation to make any Swing Line Loan, the Letter of Credit Bank has any obligation to issue, extend or renew any Letter of Credit, or the Canadian Banks have any obligation to issue, purchase or accept any Bankers' Acceptance, they will and will cause each of their Subsidiaries to:

     Section 11.1. PUNCTUAL PAYMENT. Duly and punctually pay or cause to be paid the principal and interest on the Loans, the Notes, the Bankers' Acceptances, the Commitment Fee, the Letter of Credit Fee, the Fronting Fee, the Administrative Agent's Fee and all other amounts from time to time owing hereunder, all in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

     Section 11.2. MAINTENANCE OF OFFICE. Maintain its chief executive office and principal place of business at the location listed opposite such Person's name on Schedule 8.12 attached hereto, unless it shall have (a) given the Administrative Agent at least 30 days' prior written notice of such change of chief executive office, and (b) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral. The Borrower and each of its Subsidiaries will retain its present name unless it shall have complied with the provisions of clauses (a) and (b) of the immediately preceding sentence.

     Section 11.3. RECORDS AND ACCOUNTS. Keep true individual records and books of account for each of the Borrower and its Subsidiaries, together with worksheets to consolidate such records and books of account, in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, all contingencies, and all other reserves.

     Section 11.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. Furnish to the Banks:

     (a) As soon as practicable and, in any event, within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by a report and unqualified opinion of the Borrower's Independent Accountants (who shall be reasonably satisfactory to the Banks), which report and opinion shall have been prepared in accordance with generally accepted auditing standards and (ii) the consolidating balance sheets of the Borrower and each of its Subsidiaries as at the end of such fiscal year, and the consolidating statements of income and cash flows of the Borrower and each of its Subsidiaries for the fiscal year then ended, in each case as reflected on the unaudited worksheets prepared by the Borrower in support of the consolidated financial statements delivered to the Banks pursuant to clause
(i) hereof. In addition, the Borrower will obtain from such Independent Accountants and deliver to the Banks within said period of 120 days the certified statement of such Independent Accountants that they have read a copy of this Agreement and that, in making the examination necessary for said certification, performing activities within the normal scope of their audit and without further inquiry, they have obtained no knowledge of any Default then existing by the Borrower in the fulfillment of any of the terms, covenants, provisions or conditions hereof (insofar as the same relate to financial matters), the Notes, or, if such accountants shall have obtained knowledge of any then existing Default, they shall disclose in such statement any such Default; provided, that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default.

     (b) As soon as practicable and, in any event, within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the portion of the fiscal year then ended, each in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles consistently applied, except for provisions for footnotes and subject to year-ended audit adjustment and certified by an Officer's Certificate of the Borrower.

     (c) Promptly upon receipt thereof, copies of all management letters of substance and other reports of substance which are submitted to the Borrower by its Independent Accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants.

     (d) As soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of such other financial statements and reports as the Borrower shall send to its stockholders generally and copies of all regular and periodic reports which the Borrower may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, and copies of all regular and periodic reports which the Borrower or any of its Subsidiaries may be required to file with the Interstate Commerce Commission or any similar or corresponding federal governmental commission, department, board, bureau, or agency substituted therefor.

     (e) As soon as practicable and, in any event, within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, and within one hundred and twenty (120) days after the end of the fourth fiscal quarter in each fiscal year of the Borrower, a certificate substantially in the form of Exhibit F attached hereto (a "Compliance Certificate") from the Borrower as at the end of such fiscal quarter and, as soon as practicable and, in any event, within twenty (20) days of the end of each calendar month, a certificate substantially in the form of Exhibit G attached hereto showing the Borrowing Base Amount and the other information set forth therein as at the end of the immediately preceding month (the "Borrowing Base Certificate"); provided, that after delivery of the Borrowing Base Certificate for the month ending March 31, 1998, the Borrower may deliver Borrowing Base Certificates on a fiscal quarterly basis within twenty (20) days of the end of each fiscal quarter but provided however that if, at any time during any fiscal quarter, the sum of the aggregate principal amount of the Domestic Revolving Credit Loans outstanding plus the aggregate principal amount of the Domestic Swing Line Loans outstanding plus the Dollar Equivalent of the aggregate principal amount of the Canadian Swing Line Loans outstanding plus the Dollar Equivalent of the aggregate principal amount of the Canadian Revolving Credit Loans outstanding plus the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances then outstanding plus the aggregate Maximum Drawing Amount of all Letters of Credit outstanding exceeds an amount equal to seventy five percent (75%) of the lesser of (i) the Total Commitment in effect from time to time or (ii) the Borrowing Base Amount then in effect, then the Borrower shall deliver a Borrowing Base Certificate within twenty (20) days of the end of the then-current calendar month.

     (f) As soon as practicable, and in any event, not later than February 1 of each fiscal year of the Borrower, beginning with the 1999 fiscal year (except if such disclosure is prohibited under applicable securities laws), the Borrower's annual forecast for such year, prepared on a quarterly or, at the discretion of the Borrower, monthly basis, in form and detail substantially similar to those annual forecasts delivered to the Administrative Agent prior to the Closing Date.

     (g) Simultaneously with the issuance thereof, copies of all notices, financial statements, reports and other communications of any kind as the Borrower shall send to the holders of the Subordinated Debt and/or the Senior Notes.

     (h) With reasonable promptness, such other data as the Banks may reasonably request.

     Section 11.5. BUSINESS AND LEGAL EXISTENCE. The Borrower will, and will cause each of its Subsidiaries to, keep in full force and effect its legal existence (except for mergers and other transactions permitted by Section 12.5 hereof) and all rights, licenses, leases and franchises reasonably necessary to the conduct of their businesses.

     Section 11.6. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, and, in the case of Allied Systems, the Partnership Agreement and Partnership Certificate, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable laws, regulations, decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonably steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Banks with evidence thereof.

     Section 11.7. PAYMENT OF TAXES. Promptly pay and discharge all lawful state, provincial and federal taxes, assessments and governmental charges or levies imposed upon them or upon their income or profit or upon any property, real, personal or mixed, belonging to them; provided that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiaries shall have set aside on their books reserves deemed by them reasonably adequate with respect to such tax, assessment, charge or levy.

     Section 11.8. MAINTENANCE OF PROPERTY. Keep such Person's Motor Vehicle Equipment and other properties material to the operation of such Person's business in such condition and repair as is customary in such Person's industry and historical practices, and make all needful and proper repairs, replacements, additions and improvements thereto as are necessary, in the reasonable business judgment of such Person's officers, for the conduct of such Person's business, reasonable wear and tear excepted.

     Section 11.9. INSURANCE. Maintain or cause to be maintained insurance in accordance with historical practices (which may include reasonable self-insurance for property damage) protecting the Borrower and its Subsidiaries with respect to (a) fire and extended coverage, and (b) liability for bodily injury and property damage resulting from operation of Motor Vehicle Equipment and with respect to real property owned or leased by the Borrower or any of its Subsidiaries, substantially as listed and described on Schedule 8.24 attached hereto; provided, that the Borrower and its Subsidiaries may, in their reasonable discretion and consistent with past practices, change the insurances listed on Schedule 8.24 in a manner not having a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or the Borrower, considered individually, or on the Borrower's or any of its Subsidiaries' ability to perform its obligations under the Loan Documents to which such Person is a party. In the event that any of such insurance coverages or policies shall be changed, the Borrower shall, together with the Compliance Certificate relating to the fiscal quarter in which such change occurs, deliver to the Administrative Agent an updated
Schedule 8.24. No policy of insurance shall be terminated or cancelled without 30 days' prior written notice to the Administrative Agent.

     Section 11.10. INSPECTION OF PROPERTIES AND BOOKS. Permit the Banks, the Administrative Agent and any designated representatives to visit and inspect any of the properties of the Borrower and its Subsidiaries to examine the books of account (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, such Person's officers, all at such reasonable times and intervals as any Bank or the Administrative Agent may reasonably request.

     Section 11.11. TITLE AND REGISTRATION. Cause all Motor Vehicle Equipment, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which, under applicable law, is required to be registered, to be properly registered in the name of such Person and cause all Motor Vehicle Equipment, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, the ownership of which, under applicable law, is evidenced by a certificate of title, to be properly titled in the name of such Person, with the Administrative Agent's lien noted thereon.

     Section 11.12. NOTICE OF MATERIAL CLAIMS AND LITIGATION. Notify the Banks within five (5) Business Days after becoming aware of the commencement of any claims (other than claims under a policy of insurance in amounts which, together with any interest accrued thereon, do not exceed the face value of such policy), actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries in an amount in excess of

$2,500,000, before any court, tribunal or administrative agency or board or which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on their businesses substantially as now conducted, or which question the validity of this Agreement or the Notes or any other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

     Section 11.13. FUNDING OF PENSION PLANS. With respect to any Guaranteed Pension Plan, at all times make payment of all contributions required to meet the applicable minimum funding standards set forth in ERISA and applicable Canadian tax and pension requirements, and make all contributions to Multiemployer Plans required pursuant to any applicable collective bargaining agreements. The Borrower will, and will cause each Related Entity to, prevent any "employee pension benefit plan", as such term is defined in Section 3 of ERISA, maintained by the Borrower or any Related Entity from engaging in any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, which could result in a material liability for the Borrower or any Related Entity. The Borrower will not, nor will any Related Entity, fail to contribute to or terminate any such pension plan in a manner which could result in the imposition of a lien or encumbrance on the assets of the Borrower or any Related Entity pursuant to Section Section 302(f) or 4068 of ERISA.

     Section 11.14. COPIES OF PENSION PLAN REPORTS. Upon the request of the Administrative Agent, deliver to the Administrative Agent (a) copies of all Forms 5500, Forms 5500-C and/or Forms 5500-R relating to a Guaranteed Pension Plan together with all attachments thereto, including any actuarial statement required to be made under Section 103(d) of ERISA, promptly following the date on which any such form is filed with the Internal Revenue Service and (b) copies of all operating and governing documents pertaining to the Canadian Plans, including without limitation summary plan descriptions, actuarial reports (if any) and annual reports with respect thereto. The Borrower will, and will cause each Related Entity to, deliver to the Administrative Agent copies of any request for waiver from the funding standards or extension of the amortization periods required by Section Section 303 and 304 of ERISA or
Section 412 of the Internal Revenue Code of 1986, as amended, promptly following the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

     Section 11.15. NOTICE OF TERMINATION. Furnish to the Administrative Agent forthwith a copy of (a) any notice of the termination of a Guaranteed Pension Plan sent by the Borrower or any Related Entity to the Pension Benefit Guaranty Corporation under Section 4041(a) of ERISA, (b) any notice, report, or demand sent or received by the Borrower or any Related Entity under Section
Section 4041, 4041A, 4042, 4043, 4062, 4063, 4064, 4066, or 4068 of ERISA or
under Subtitle E of Title IV of ERISA, and (c) any notice, report or demand of a corresponding type sent or received by the Borrower, the Canadian Borrower or any of its Subsidiaries under applicable law with respect to any Canadian Plan. The Borrower will, and will cause each Related Entity to, promptly notify the Administrative Agent of any "complete withdrawal", "partial withdrawal" or "reorganization", as such terms are defined in ERISA, with respect to any Multiemployer Plan upon the Borrower's learning of the existence of such event.

     Section 11.16. PAYMENT OF PENSION BENEFITS. Cause each Guaranteed Pension Plan to pay all benefits guaranteed by the Pension Benefit Guaranty Corporation or any corresponding or similar Canadian Person, when due, except so long as the obligation to pay such benefits is being contested in good faith by appropriate proceedings by the Borrower or any Related Entity.

     Section 11.17. OPERATING RIGHTS. Keep in full force and effect each of the certificates of convenience and necessity, licenses, permits, operating rights and operating authorizations listed on Schedule 8.19(a) and Schedule 8.19(b) attached hereto (collectively, "Rights"); provided that any of such Rights may be permitted to lapse if (i) it shall no longer be necessary to the conduct of the business of the Borrower and its Subsidiaries or (ii) the Subsidiary owning such Right shall merge into another Subsidiary of the Borrower. In the event of the lapse or termination of any such Right, the Borrower shall promptly deliver to the Administrative Agent and the Banks an updated Schedule 8.19(a) or Schedule 8.19(b), as appropriate.

     Section 11.18. ENVIRONMENTAL COMPLIANCE. Comply, in all material respects, with all Environmental Laws, including, without limitation, those concerning the establishment and maintenance of underground tanks and other underground storage receptacles.

     Section 11.19. LINE OF BUSINESS. Continue to engage exclusively in the businesses conducted by them on the Closing Date and in related businesses. The Borrower shall cause Haul Insurance to engage exclusively in the business of providing insurance and related services, substantially all of which insurance and related services shall be provided for the benefit of the Borrower and its other Subsidiaries, except as permitted pursuant to Section
8.13 hereof.

     Section 11.20. FURTHER ASSURANCES. Cooperate with the Banks and the Agents and execute such further instruments and documents as any Bank or Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 11.21. COMMERCIAL FINANCE EXAMINATIONS. The Borrower shall permit the Administrative Agent's commercial finance examiners to conduct periodic Commercial Finance Examinations (for use by the Administrative Agent and the Banks only) and the Borrower agrees that the Commercial Finance Examinations shall be at the Borrower's expense, provided that prior to a Default or an Event of Default, the Borrower shall not be obligated to pay for more than one Commercial Finance Examination during any twelve month period.

     Section 11.22. NOTICE OF DEFAULT. The Borrower shall promptly notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default of which the Borrower shall have actual knowledge.

     Section 12. NEGATIVE COVENANTS. The Borrower and the Canadian Borrower agree that, so long as any Commitment is in effect, any Notes, Letters of Credit or Bankers' Acceptances are outstanding, any amounts are owing pursuant to this Agreement, the Swing Line Banks have any obligation to make any Swing Line Loans, the Letter of Credit Bank has any obligation to issue, extend or renew any Letter of Credit, or the Canadian Banks have any obligation to issue, purchase or accept any Bankers' Acceptance, they will not and will not permit any of their Subsidiaries to:

     Section 12.1. INDEBTEDNESS. Create, incur, assume, guarantee, agree to purchase, or repurchase or provide funds in respect of, or otherwise become or be or remain liable with respect to, any Indebtedness of any type whatsoever owed to any Person, except:

     (a) with respect to the Notes and any other Indebtedness incurred pursuant to the terms of this Agreement;

     (b) Indebtedness and other liabilities incurred by the Borrower or any of its Subsidiaries (other than AH or Haul Insurance) in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit, except for credit on an open account basis customarily extended in connection with normal purchases or leases of goods and services;

     (c) Indebtedness for taxes, assessments, governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 11.6 hereof;

     (d) Secured Property Indebtedness of the Borrower or any of its Subsidiaries (other than AH or Haul Insurance), provided that the aggregate amount of all such Secured Property Indebtedness shall not exceed $25,000,000 at any time, and provided further, that on the date on which any such Secured Property Indebtedness is incurred, created, assumed or guaranteed by the Borrower or any of its Subsidiaries (other than AH or Haul Insurance), the aggregate amount of such Secured Property Indebtedness (i) in the case of Secured Property Indebtedness secured by Motor Vehicle Equipment, does not exceed 100% and is not less than 80% of the Net Equipment Value of such Motor Vehicle Equipment and (ii) in the case of Secured Property Indebtedness secured by any other property, does not exceed 100% of the appraised value of such property, based on appraisals reasonably satisfactory to the Administrative Agent;

     (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder, or in respect of which the Borrower or the appropriate Subsidiary of the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay or execution shall have been obtained pending such appeal or review;

     (f) Indebtedness of a Guarantor to the Borrower or to AH and Indebtedness of the Borrower to a Guarantor, in each case, which is evidenced by an Intercompany Note;

     (g) Indebtedness of the Borrower with respect to interest rate protection arrangements, foreign exchange arrangements, and hedging arrangements relating to fuel costs, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

     (h) Indebtedness of the Borrower and its Subsidiaries (other than AH or Haul Insurance) in respect of Sale-Leasebacks permitted under Section 12.6 hereof;

     (i) the Subordinated Debt and any replacement or refinancing thereof so long as such replacement or refinancing Indebtedness is unsecured, does not increase the principal amount thereof, does not shorten the tenor thereof, is on terms no more onerous to the Borrower, and is expressly subordinated and made junior to the payment and performance in full of the Obligations pursuant to subordination provisions in form and substance satisfactory to the Administrative Agent;

     (j) the Senior Notes and any Indebtedness of the Borrower issued in replacement or refinancing thereof so long as such replacement or refinancing Indebtedness is unsecured, is in an aggregate principal amount not greater than, has a maturity not earlier than, and is on terms no more onerous to the Borrower than, the Senior Notes;

     (k) unsecured Indebtedness of the Borrower and the Guarantors, provided that the aggregate amount of all such unsecured Indebtedness incurred under this Section 12.1(k) shall not at any time exceed $5,000,000;

     (l) other Indebtedness existing on the Closing Date and described on
Schedule 12.1 attached hereto;

     (m) the Haul Insurance L/Cs, provided that none of the obligations, contingent or otherwise, of Haul Insurance, including without limitation the Haul Insurance L/Cs, shall be guarantied by the Borrower or any of its other Subsidiaries;

     (n) Indebtedness (which specifically shall not include obligations of the Borrower to pay insurance premiums and related fees) of the Borrower to Haul Insurance in a maximum aggregate amount outstanding at any time not to exceed the amount of the Borrower's equity Investment in Haul Risk at such time;

     (o) Indebtedness in respect of Operating Leases;

     (p) Indebtedness of a Foreign Subsidiary (other than Foreign Subsidiaries which are Guarantors) incurred pursuant to a local working capital line of credit; provided that (i) the aggregate outstanding amount of such Indebtedness shall not, at any time, exceed $10,000,000 and (ii) the sum of (x) the aggregate outstanding amount of such Indebtedness plus (y) the aggregate amount of Indebtedness outstanding pursuant to Section 12.1(d) shall not, at any time, exceed $30,000,000; and

     (q) Indebtedness of the Borrower and the Guarantors consisting of a guaranty of (i) Indebtedness of a Guarantor otherwise permitted under this
Section 12.1 or (ii) Indebtedness of a Foreign Subsidiary incurred pursuant to
Section 12.1(p); provided that the liability of the Borrower and the Guarantors under such guaranty is limited to the equity interests in such Foreign Subsidiary pledged by the Borrower and the Guarantors pursuant to
Section 12.2(j).

     Section 12.2. LIENS. Create, incur, assume or permit to exist any mortgage, lien, charge, security interest or other encumbrance on any real or personal property or asset, except:

     (a) liens and security interests granted to secure the Obligations, as contemplated by Section 7 hereof;

     (b) liens for taxes or assessments or governmental charges or levies if payment shall not at the time be required to be made in accordance with Section
11.6 hereof;

     (c) liens in respect of pledges or deposits by the Borrower or any of its Subsidiaries (other than AH or Haul Insurance) (i) under workers' compensation laws or similar legislation, (ii) in connection with surety, appeal and similar bonds incidental to the conduct of litigation, fuel purchases, road taxes, road use fees and customs, and (iii) in connection with bid, performance or similar bonds which do not exceed in the aggregate $2,500,000; and mechanics', laborers' and materialmen's and similar liens not then delinquent or which are being contested in good faith by appropriate proceedings; and liens incidental to the conduct of the business of the Borrower and its Subsidiaries (other than AH or Haul Insurance) which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, all of which liens permitted by this paragraph (c) do not in the aggregate materially detract from the value of the property (except for any liens which are being contested in good faith by appropriate proceedings) or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries as a whole;

     (d) liens on Motor Vehicle Equipment or real property financed by Secured Property Indebtedness (to the extent such Secured Property Indebtedness is permitted by Section 12.1(d) hereof);

     (e) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 12.1(e) hereof;

     (f) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower (other than AH or Haul Insurance) is a party, and other minor liens or encumbrances on real or personal property of the Borrower and its Subsidiaries (other than AH or Haul Insurance) none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries, considered as a whole;

     (g) other liens existing on the Closing Date and described on Schedule
12.2 attached hereto;

     (h) liens on cash or cash equivalents of Haul Insurance to secure the Haul Insurance L/Cs granted to the issuers thereof;

     (i) liens on assets of Foreign Subsidiaries (other than Canadian Subsidiaries) securing Indebtedness permitted pursuant to Section 12.1(p); and

     (j) liens on the equity interests owned by the Borrower and its Subsidiaries in Foreign Subsidiaries which are pledged to the lenders thereunder to secure the obligations of such Foreign Subsidiaries under Indebtedness permitted pursuant to Section 12.1(p) and the guaranty obligations of the Borrower and the Guarantors under Section 12.1(q); provided that the Borrower and its Subsidiaries shall provide the Administrative Agent with a second priority lien on such equity interests.

     Section 12.3. INVESTMENTS. Make, or permit to exist, any Investments, directly or indirectly, other than:

     (a) Marketable direct obligations of the United States of America which mature within one year from the date of issue;

     (b) Certificates of deposit and bankers' acceptances of any Bank or any Affiliate of any Bank;

     (c) (i) Certificates of deposit and bankers' acceptances of other domestic banks having total assets in excess of $10,000,000,000 or Fidelity National Bank or such other banks as may be approved by the Banks in their sole discretion, (ii) demand and time deposits in any United States or Canadian bank, provided that the aggregate amount of such demand and time deposits in any one such bank shall not exceed $500,000, and (iii) demand and time deposits by any Foreign Subsidiary in any bank; provided that the aggregate amount of such demand and time deposits shall not, at any time, exceed $2,000,000;

     (d) Securities commonly known as "commercial paper" issued by any company organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's, and not less than "A-1" if rated by Standard and Poor's;

     (e) Investments by the Borrower and AH in the Guarantors which are evidenced by Intercompany Notes and Investments by the Borrower and AH in the Guarantors which are equity investments;

     (f) Investments by the Borrower or any Subsidiary of the Borrower (other than AH or Haul Insurance) consisting of acquisitions permitted by Section 12.5(e) hereof;

     (g) Investments by the Borrower or any Subsidiary of the Borrower (other than AH or Haul Insurance) to acquire a less than majority interest in another Person, provided that (i) such Person is in the same or a similar line of business as the Borrower or such Subsidiary, as applicable, (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (iii) the aggregate amount of all such Investments made after the Closing Date minus the return of capital thereon shall not exceed (A) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such Investment, is greater than or equal to 2.75:1.0, $10,000,000 and (B) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such Investment, is less than 2.75:1.0, $20,000,000, and (iv) if the sum of the aggregate amount of all such Investments made by the Borrower and its Subsidiaries during the period of three hundred sixty-five (365) days ending on the date of such Investment plus the aggregate consideration paid or to be paid (including assumption of liabilities) by the Borrower and its Subsidiaries in connection with acquisitions permitted pursuant to Section 12.5(e) hereof during the period of three hundred sixty-five (365) days ending on the date of such Investment exceeds (A) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such Investment, is greater than or equal to 2.75:1.0, $15,000,000 and (B) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such Investment, is less than 2.75:1.0, $30,000,000, then the Majority Banks shall have given their prior written consent to such Investment;

     (h) Other Investments described on Schedule 12.3 attached hereto;

     (i) Investments by the Borrower in Haul Insurance in a maximum aggregate amount not to exceed the amount of capital required to be maintained by Haul Insurance under the laws of the Cayman Islands, provided that such Investments shall be limited to the amount of capital required which arises from the insurance risks associated with the Borrower and its Subsidiaries (and not insurance risks relating to third parties);

     (j) Investments by Haul Insurance in the Borrower corresponding to the Indebtedness permitted by Section 12.1(n) hereof and other Investments by Haul Insurance permitted by the insurance and/or banking laws and regulations of the Cayman Islands incidental to the conduct of its business as an insurance company regulated by the laws of the Cayman Islands;

     (k) Investments consisting of (i) notes payable to the Borrower or any of its Subsidiaries from an employee of such Person and resulting from the sale to such employee of rolling stock which is used by such employee in the business operations of the Borrower and its Subsidiaries; provided that the aggregate amount of such Investments shall not, at any time, exceed $8,000,000 and (ii) non-cash consideration received by the Borrower or any of its Subsidiaries in connection with a sale of assets permitted pursuant to Section 12.5 hereof; provided that the aggregate amount of such Investments shall not, at any time, exceed $5,000,000;

     (l) Investments consisting of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with the settlement of any claim or litigation; and

     (m) Investments in AH by the Borrower; provided that the aggregate amount of such Investments (including any such Investments made prior to the date hereof) shall not, at any time, exceed C$120,000,000.

     Section 12.4. DISTRIBUTIONS. (a) The Borrower will not make any Distributions except that so long as no Default or Event of Default shall have occurred and be continuing and none would result therefrom the Borrower may make Distributions provided that (i) the Borrower shall have delivered to the Administrative Agent a certificate of the appropriate officer of the Borrower demonstrating on a pro forma basis (based on the most recently ended fiscal quarter for which financial statements have been prepared and including any new issuances of equity since the end of such fiscal quarter) after giving effect to any such Distributions that the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA will be less than 2.75 to 1.00 and (ii) the sum of aggregate amount of all Distributions made during the four fiscal quarters immediately preceding such Distribution plus the amount of such Distribution does not exceed the lesser of (A) thirty-three percent (33%) of the cumulative quarterly Consolidated Net Income for such four fiscal quarters as demonstrated by the Compliance Certificate with respect to such period delivered in accordance with Section 11.4(e) hereof and (B) $1,500,000.

     (b) None of the Borrower's Subsidiaries shall make any Distributions, except that any Subsidiary of the Borrower may make Distributions to (i) the Borrower or (ii) a Subsidiary of the Borrower which is the owner of the capital stock of the Subsidiary making such Distribution; provided, however, that non-wholly-owned Subsidiaries of the Borrower may make Distributions on a pro rata basis among the holders of its equity interests.

     (c) The Borrower shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any restriction (other than that contained in Section 12.4(b) hereof) on the ability of any Subsidiary of the Borrower to pay dividends to the Borrower or, in the case of a Subsidiary which is not directly owned by the Borrower, the Subsidiary of the Borrower that is the direct owner of the capital stock of such Subsidiary.

     Section 12.5. MERGER, CONSOLIDATION OR SALE OF ASSETS; ACQUISITIONS. Become a party to any merger, consolidation or disposition of assets, or agree to effect any asset acquisition (other than acquisitions of capital assets in the ordinary course of business) or stock acquisition, except:

     (a) (i) mergers, consolidations or amalgamations of any Subsidiary of the Borrower (other than AH, Haul Insurance and each other Non-Guarantor Subsidiary of the Borrower) into another Subsidiary of the Borrower (other than AH, Haul Insurance and each other Non-Guarantor Subsidiary of the Borrower), (ii) mergers of a Non-Guarantor Subsidiary into another Non-Guarantor Subsidiary,
(iii) mergers or consolidations involving Subsidiaries of the Borrower with the Borrower pursuant to which the Borrower is the surviving Person, and (iv) the merger of a Non-Guarantor Subsidiary into the Borrower or a Guarantor so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrower or such Guarantor is the survivor of such merger;

     (b) mergers or consolidations involving the Borrower or any Subsidiary of the Borrower (other than AH, Haul Insurance and each other Non-Guarantor Subsidiary of the Borrower), provided that (i) the Borrower or such Subsidiary of the Borrower is the surviving Person and (ii) no Default or Event of Default has occurred and is continuing or would result from such merger or consolidation;

     (c) sales, leases or rentals of property in the ordinary course of business (which may include sales, leases or rentals of Motor Vehicle Equipment and other equipment or real property to be upgraded, replaced or substituted with other similar or improved property and other such sales, leases, or rentals consistent with past practices of the Borrower and its Subsidiaries) and the sale or other transfer of tangible personal property that, in the reasonable good-faith judgment of the Borrower, has become obsolete or otherwise unusable in the business or operations of the Borrower and its Subsidiaries;

     (d) sales of assets following the consummation of the ACD Acquisition which are undertaken to eliminate redundancies (which may include sales of terminals which are reasonably deemed to be geographically duplicative by the Borrower); and

     (e) the acquisition (whether of stock or of substantially all of the assets of a business or business division as a going concern or by means of a merger or consolidation) of a majority interest in any other Person (a "Permitted Acquisition") provided that (i) such other Person is in the same or a similar line of business as the Borrower or the acquiring Subsidiary, as applicable, (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (iii) if the Borrower or the acquiring Subsidiary merges with such other Person, the Borrower or such Subsidiary, as the case may be, is the surviving party, (iv) if such Person is a Domestic Subsidiary or a Canadian Subsidiary, such Person shall deliver a guaranty as provided in Section 7(c) hereof and grant a first-priority perfected lien on and security interest in its assets to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, (v) in connection with any acquisition involving consideration paid or to be paid (including assumption of liabilities) by the Borrower and its Subsidiaries in excess of $1,000,000, the Borrower has delivered to the Administrative Agent Compliance Certificates demonstrating, both immediately prior to and immediately after such acquisition, compliance on a Pro Forma Basis with the covenants set forth in Section Section 12.1, 12.2, 12.8, 12.9 and 12.10 of this Agreement, including compliance with the highest performance ratio (in the case of such covenants requiring a minimum level to be exceeded) or the lowest performance ratio (in the case of such covenants setting forth a maximum level not to be exceeded) applicable during the twelve month period immediately succeeding the date of such Permitted Acquisition, and (vi) if any of (A) the consideration paid or to be paid (including assumption of liabilities) by the Borrower and/or the acquiring Subsidiary, as applicable, in connection with any such acquisition exceeds (I) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such acquisition, is greater than or equal to 2.75:1.0, $10,000,000 and (II) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such acquisition, is less than 2.75:1.0, $20,000,000, (B) the aggregate consideration paid or to be paid (including assumption of liabilities) by the Borrower and each acquiring Subsidiary in connection with all such acquisitions during the period of three hundred sixty-five (365) days ending on the date of such acquisition plus the aggregate amount of Investments of the Borrower and its Subsidiaries made during the period of three hundred sixty-five (365) days ending on the date of such acquisition pursuant to
Section 12.3(g), exceeds (y) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such acquisition, is greater than or equal to 2.75:1.0, $15,000,000 and (z) if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, determined on a Pro Forma Basis after giving effect to such acquisition, is less than 2.75:1.0, $30,000,000, or (C) the aggregate consideration paid or to be paid (including assumption of liabilities) by the Borrower and each acquiring Subsidiary in connection with all such acquisitions of Non-Guarantor Subsidiaries after the Closing Date exceeds $25,000,000 then the Majority Banks shall have given their prior written consent to such acquisition.

     Section 12.6. NO LEASEBACKS. Become liable, directly or indirectly, as lessee or guarantor or other surety, with respect to any lease of real or personal property, whether now owned or hereafter acquired, (a) which is to be sold or transferred by the Borrower or a Subsidiary of the Borrower to any Person, or (b) which the Borrower or a Subsidiary of the Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or a Subsidiary of the Borrower to any Person in connection with such lease (a "Sale-Leaseback"), except for (i) Sale-Leasebacks between the Borrower and any Guarantor or between Guarantors and (ii) other Sale-Leasebacks by the Borrower or any of its Subsidiaries (other than AH or Haul Insurance), provided that the aggregate net book value of the assets sold in connection with all such Sale-Leasebacks under this clause (ii) does not exceed $5,000,000 at any time.

     Section 12.7.  LEASES; LEASES WITH AFFILIATES.  Except for any transaction
(a) disclosed on Schedule 8.18 attached hereto, (b) approved by the majority of the so-called "outside directors" of the Board of Directors of the Borrower, or
(c) pursuant to which the payments required by the Borrower or any of its Subsidiaries do not exceed $60,000 in the aggregate, neither the Borrower nor any of its Subsidiaries shall enter into any agreement to rent or lease, as lessee or lessor, any real or personal property with any Affiliate.

     Section 12.8. CONSOLIDATED CASH FLOW RATIO. Permit, as at the end of each fiscal quarter of the Borrower ending during any period described in the table set forth below, the Consolidated Cash Flow Ratio for the period consisting of such fiscal quarter and the three preceding fiscal quarters to be less than the ratio set forth opposite such period in such table:


                     Fiscal Quarters Ending         Ratio
                     ----------------------         -----
                     9/30/97 through 9/30/98      1.35:1.00

                     12/31/98 through 9/30/99     1.40:1.00

                     12/31/99 through 9/30/00     1.45:1.00

                     12/31/00 and thereafter      1.50:1.00

     Section 12.9. CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (a) $49,000,000, plus (b) on a cumulative basis, 50% of the sum of positive Consolidated Net Income for each fiscal year of the Borrower ending after December 31, 1997 with no deductions for losses in any year, plus (c) seventy-five percent (75%) of the proceeds (net of all customary and reasonable related expenses) received after the Balance Sheet Date by the Borrower in connection with any sale by the Borrower of equity securities issued by the Borrower, minus (d) the aggregate amount of (i) non-cash charges and expenses incurred by the Borrower and its Subsidiaries in connection with or resulting from the ACD Acquisition within 365 days of the Closing Date and (ii) severance and other cash expenses incurred by the Borrower and its Subsidiaries in connection with or resulting from the ACD Acquisition within 365 days of the Closing Date and which have been offset by a commensurate reduction in the cash component of the purchase price payable by the Borrower and its Subsidiaries in connection with the ACD Acquisition; provided that (i) such non-cash charges and expenses and such cash expenses shall have been approved by the Administrative Agent and (ii) the amount of non-cash charges and expenses and cash expenses subtracted pursuant to this clause (d) shall not exceed $7,500,000.

     Section 12.10. FUNDED DEBT TO EBITDA RATIO. Permit, as at the end of each fiscal quarter of the Borrower ending during any period described in the table set forth below, the ratio of Consolidated Funded Indebtedness as at date to Consolidated EBITDA for the period consisting of such fiscal quarter and the three preceding fiscal quarters, to be greater than the ratio set forth opposite such period in such table:


                      Fiscal Quarters Ending        Ratio
                      ----------------------        -----
                     12/31/97 through 9/30/99     3.75:1.00

                     12/31/99 through 9/30/01     3.50:1.00

                     12/31/01 and thereafter      3.25:1.00


provided that, for purposes of this Section 12.10 only and for the fiscal quarter of the Borrower ending on or about (i) December 31, 1997, there shall be added to Consolidated EBITDA an amount equal to $42,200,000 (representing EBITDA attributed to ACD for the three quarters prior to the Closing Date),
(ii) March 31, 1998, there shall be added to Consolidated EBITDA an amount equal to $30,555,000 (representing EBITDA attributed to ACD for the two quarters prior to the Closing Date), and (iii) June 30, 1998, there shall be added to Consolidated EBITDA an amount equal to $11,750,000 (representing EBITDA attributed to ACD for the one quarter prior to the Closing Date). In the event that the Closing Date does not occur on September 30, 1997, the Administrative Agent shall adjust the numbers set forth in the foregoing proviso to reflect the addition or deletion of the appropriate number of days.

     Section 12.11. CAPITAL EXPENDITURES. If the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA as demonstrated on a Compliance Certificate delivered in accordance with Section 11.4(e) at the end of any fiscal year of the Borrower and its Subsidiaries is equal to or exceeds 2.50 to 1.00, the Borrower shall not and shall not permit any of its Subsidiaries to make Capital Expenditures during such fiscal year that exceed in the aggregate 6.5% of Consolidated Revenues for such fiscal year; provided that (i) to the extent that the full amount of Capital Expenditures permitted hereunder is not expended by the Borrower and its Subsidiaries in such fiscal year, such unexpended portion may be carried over and expended in the immediately following fiscal year only and (ii) such unexpended portion shall be deemed expended last in such immediately following fiscal year. For purposes of calculating the amount of Capital Expenditures permitted under this Section 12.11, there shall be deducted from the actual amount of Capital Expenditures for any fiscal year an amount equal to the greater of (a) $0 and (b) the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries from the sale of assets pursuant to Section Section 12.5(c) and
(d) during such fiscal year and all Capital Expenditures made with insurance or condemnation proceeds used to repair or replace the property damaged, destroyed or taken. If the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA as demonstrated on Compliance Certificates delivered in accordance with
Section 11.4(e) at the end of any fiscal year of the Borrower and its Subsidiaries is less than 2.50 to 1.00, then the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures during such fiscal year without limitation, subject to the other provisions of this Agreement, provided that no such permitted Capital Expenditures may be carried over to any other fiscal year.

     Section 12.12.  TRANSACTIONS WITH AFFILIATES.  Except for any transaction
(a) otherwise permitted by the terms of Section 8.18 hereof, (b) approved by the majority of the so-called "outside directors" of the Board of Directors of the Borrower or (c) pursuant to which the payments required by the Borrower or any of its Subsidiaries do not exceed $60,000 in the aggregate, the Borrower shall not and shall not permit any of its Subsidiaries to engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

     Section 12.13. SUBORDINATED DEBT. The Borrower will not effect or permit any change in or amendment to any of the Subordinated Debt Documents, give any notice of redemption or prepayment or offer to repurchase, or make any payment of principal of or interest on or in redemption, retirement or repurchase of any of the Subordinated Debt, provided that (i) so long as no Default or Event of Default then exists or would result from such payment, the Borrower may make regularly scheduled interest payments required by the terms of the Subordinated Debt Documents, (ii) the Borrower may repay the Subordinated Debt with the proceeds of replacement or refinancing subordinated Indebtedness incurred pursuant to Section 12.1(i) hereof, and (iii) the Borrower may repay the Subordinated Debt with the proceeds of the sale of equity securities to the extent (A) such proceeds are not required to be applied to the repayment of the Obligations pursuant to Section 2.9(d) and (B) such repayment is made within three hundred sixty-five (365) days of such sale of equity securities. It is understood by the parties hereto that, in connection with any repayment, prepayment, redemption, retirement, or repurchase of the Subordinated Debt pursuant to this
Section 12.13, all principal, interest (other than interest accrued or incurred in the ordinary course), premium and other costs relating thereto (including, without limitation, any prepayment penalty, make-whole amount and the like) shall be paid from the proceeds of such refinancing Indebtedness or sale of equity securities.

     Section 12.14. SENIOR NOTES. The Borrower will not effect or permit any change in or amendment to any of the Senior Note Indenture or the Senior Notes, give any notice of redemption or prepayment or offer to repurchase, or make any payment of principal of or interest on or in redemption, retirement or repurchase of any of the Senior Notes, provided that so long as no Default or Event of Default then exists or would result from such payment, (i) the Borrower may make regularly scheduled payments required by the terms of the Senior Notes and (ii) the Borrower may repay the Senior Notes with the proceeds of (A) the sale by it or any of its Subsidiaries of any shares of their stock, options or warrants for the purchase of stock or other equity or equity instruments to the extent (I) such proceeds are not required to be applied to repay the Obligations pursuant to Section 2.9(d) hereof and (II) such repayment is made within three hundred sixty-five (365) days of such sale of equity securities, and (B) the issuance of any Indebtedness permitted pursuant to
Section 12.1(j). It is understood by the parties hereto that, in connection with any repayment, prepayment, redemption, retirement, or repurchase of the Senior Notes pursuant to this Section 12.14(a), all principal, interest (other than interest accrued or incurred in the ordinary course), premium and other costs relating thereto (including, without limitation, any prepayment penalty, make-whole amount and the like) shall be paid from the proceeds of such refinancing Indebtedness or sale of equity securities.

     Section 12.15. ACD ACQUISITION DOCUMENTS. The Borrower will not effect or permit any material change in or material amendment to any of the ACD Acquisition Documents without the prior written consent of the Administrative Agent.

     Section 12.16. NEGATIVE PLEDGES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or instrument which prohibits the Borrower or any of its Subsidiaries from granting any security interest in or any mortgage, pledge or lien on or from otherwise encumbering any of its property or other assets to secure the obligations of the Borrower or any Guarantor under this Agreement or any Guaranty or any amendment, restatement, modification, supplement, refinancing or replacement of this Agreement or any Guaranty, except, in each case, with respect to the assets of any Foreign Subsidiary with respect to which the security interest granted herein is prohibited pursuant to the terms of the Indebtedness of a Foreign Subsidiary permitted pursuant to Section 12.1(p).

     Section 13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if notice or lapse of time or notice and lapse of time is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

     (a) if the Borrower or the Canadian Borrower shall default in the payment of any (i) principal hereunder or under any Note when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration as a result of a Default or Event of Default or otherwise or
(ii) interest or other amounts due hereunder or any Note within two (2) Business Days of when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration as a result of a Default or Event of Default or otherwise; or

     (b) if the Borrower shall default in the performance of or compliance with the covenants set forth in Section 12 hereof; or

     (c) if the Borrower shall default in the payment or performance of or compliance with any other liability, obligation or covenant hereunder other than those specifically referenced in this Section 13.1 and such default shall not have been remedied within 20 days after written notice thereof shall have been given to the Borrower by the Administrative Agent (which notice the Administrative Agent shall give to the Borrower upon the written instruction of the Majority Banks); or

     (d) if any representation or warranty made by the Borrower or any of its Subsidiaries herein or in any of the other Loan Documents or in any certificate or other writing at any time delivered to the Banks pursuant hereto or any of the other Loan Documents shall prove to have been false or incorrect in any material respect on the date as of which made; or

     (e) if the Borrower or any of its Subsidiaries shall default (as principal or guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any Indebtedness for borrowed money or in respect of capitalized leases equal to or in excess of $2,500,000 in the aggregate, or with respect to the performance of any of the terms of any evidence of such Indebtedness or any agreement relating thereto, such default shall continue for longer than the applicable period of grace, if any, specified therein and no waiver shall be in effect with respect thereto; or

     (f) if the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts or make an assignment for the benefit of creditors, or if any order for relief is entered in respect of the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect; or

     (g) if any order is entered in any proceeding by or against the Borrower or any of its Subsidiaries decreeing or permitting the dissolution or split-up of such Person or the winding up of such Person's affairs; or

     (h) (i) if any petition or application for the appointment of a liquidator or receiver or custodian (or similar official) of the Borrower or any of its Subsidiaries or of any substantial part of such Person's assets is filed by such Person; or any such petition or application is filed against the Borrower or any of its Subsidiaries and such Person approves thereof, consents thereto or acquiesces therein or such petition or application remains undismissed for a period of sixty (60) days, or (ii) if any proceeding or case relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction is commenced by such Person; or if any such proceeding or case is commenced against the Borrower or any of its Subsidiaries and such Person approves thereof, consents thereto or acquiesces therein or such proceeding or case remains undismissed for a period of sixty (60) days; or

     (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, any final judgment against the Borrower or any of its Subsidiaries which, together with such other outstanding final judgments against the Borrower and its Subsidiaries, exceeds in the aggregate $500,000; or

     (j) if any judicial lien or attachment on the property of the Borrower or any of its Subsidiaries in an amount of $500,000 or greater shall not be released, discharged, bonded or provided for to the satisfaction of the Banks within sixty (60) days after such lien or attachment shall have come into existence; or

     (k) if there shall occur and be continuing beyond any applicable grace period any default under any other Loan Document, or if any of such documents shall cease to be in full force and effect; or

     (l) if the Borrower shall at any time own less than 100% of the capital stock of any of its Subsidiaries which are listed on Schedule 8.16(a) attached hereto; or

     (m) if the Management Group , as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower; or

     (n) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of either (i) thirty-five percent (35%) or more of the outstanding shares of common stock of the Borrower or (ii) a greater percentage of the outstanding shares of common stock of the Borrower than is then owned by the Management Group; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

     (o) if at any time AH ceases to be treated as a non-resident owned investment corporation for Canadian income tax purposes unless AH becomes a Guarantor hereunder within thirty (30) days of such cessation and no other Default or Event of Default shall have occurred and be continuing; or

     (p) if any default or event of default under the Subordinated Debt Documents or the Senior Notes shall have occurred and be continuing, or if the Subordinated Debt or the Senior Notes shall be prepaid, redeemed, repurchased or defeased in whole or in part, or a notice of redemption, repurchase or defeasance is required to be sent thereunder; or

     (q) if a "Change in Control" under and as defined in the Subordinated Debt Documents shall have occurred, or if a "Control Change Notice" or "Declaration Notice" under and as defined in the Subordinated Debt Documents shall have been given; or

     (r) if a "Change of Control" under and as defined in the Senior Notes shall have occurred or if a notice of a "Change of Control Offer" under, and as defined in the Senior Notes shall have been given; or

     (s) if any representation or warranty made by the Borrower or any of its Subsidiaries or Ryder System, Inc. or any of its affiliates in any of the ACD Acquisition Documents or in any certificate or other writing at any time delivered pursuant thereto shall prove to have been false or incorrect on the date as of which made where such failure to be true and correct could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole, or the Borrower, considered individually, or on the Borrower's and its Subsidiaries', considered as a whole, ability to perform their respective obligations under the Loan Documents; or

     (t) if the Borrower or any Related Entity incurs any unsatisfied liability, as finally determined, to the Pension Benefit Guaranty Corporation or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $2,500,000, or the Borrower or any such Person is finally assessed (beyond any appeal or cure period) withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $2,500,000, or if either of the following occurs with respect to a Guaranteed Pension Plan: (i) a reportable event within the meaning of Section 4043 of ERISA or (ii) a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), in each case, which has (A) resulted in final, non-appealable liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation or such Guaranteed Pension Plan in an amount exceeding $2,500,000 or (B) has caused the termination of such Guaranteed Pension Plan by the Pension Benefit Guaranty Corporation, the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or the imposition of a lien in favor of such Guaranteed Pension Plan;

then, in any such event, so long as the same may be continuing, the Administrative Agent may, and upon request of the Majority Banks, the Administrative Agent shall, by written notice to the

Borrower and the Canadian Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in paragraphs (f), (g) or (h) of this Section 13.1, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent.

     Section 13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in paragraphs (f), (g) or (h) of Section 13.1 shall occur, any unused portion of the credit hereunder shall immediately and automatically terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower or the Canadian Borrower, the Letter of Credit Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit and the Canadian Banks shall be relieved of all further obligations to issue, purchase and discount Bankers' Acceptances. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the instruction of the Majority Banks, the Administrative Agent shall, terminate the Total Commitment by written notice to the Borrower and the Canadian Borrower and upon such notice being given such unused portion of the Total Commitment hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower or the Canadian Borrower, the Letter of Credit Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit and the Canadian Banks shall be relieved of all further obligations to issue, purchase and discount Bankers' Acceptances. No termination of all or any portion of the Total Commitment shall relieve (i) the Borrower or the Canadian Borrower or any Guarantor of any of their Obligations to the Banks or the Agents hereunder or elsewhere or (ii) any Bank from its obligations to the other Banks and the Agents hereunder, including, without limitation, under Section 31 hereof.

     Section 14.  NOTICE AND WAIVERS OF DEFAULT.

     Section 14.1. NOTICE OF DEFAULT. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement, the Notes or under any other note, evidence of indebtedness, indenture or other obligation for borrowed money as to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Banks, describing the notice or action and the nature of the claimed default.

     Section 14.2. WAIVERS OF DEFAULT. Any Default or Event of Default specified in Section 13.1 hereof may be waived as provided in Section 24 hereof. Any Default or Event of Default so waived shall be deemed to have been cured and not to be continuing during the period for which such waiver is applicable; but no such waiver shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     Section 15.  REMEDIES ON DEFAULT, ETC.

     Section 15.1. RIGHTS OF BANKS. In case any one or more of the Events of Default specified in Section 13.1 hereof shall have occurred and be continuing, and whether or not all amounts owing with respect to the Notes have been declared due and payable pursuant to Section 13.1 hereof, each Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes including the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank.

     Section 15.2. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower or the Canadian Borrower and any securities or other property of the Borrower or the Canadian Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower and the Canadian Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower or the Canadian Borrower to such Bank, other than Indebtedness evidenced by the Note held by such Bank or by this Agreement, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Note held by such Bank or by this Agreement, and (b) if such Bank shall receive from the Borrower or the Canadian Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by or other Obligations hereunder owed to such Bank by proceedings against the Borrower or the Canadian Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by, and Obligations hereunder owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and other amounts owed hereunder to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by it and other Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     15.3. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent, the Canadian Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

           (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent and the Canadian Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by such Agent in connection with the collection of such monies by such Agent, for the exercise, protection or enforcement by such Agent of all or any of the rights, remedies, powers and privileges of such Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to such Agent against any taxes or liens which by law shall have, or may have, priority over the rights of such Agent to such monies;

           (b) Second, to all other Obligations in respect of the Loans, the Letters of Credit, the Bankers' Acceptances, the Notes and other Obligations arising under this Agreement or the other Loan Documents, in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

           (c) Third, to the payment and satisfaction of all other Obligations;

           (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code; and

           (e) Fifth, the excess, if any, shall be returned to the Borrower, the Canadian Borrower or to such other Persons as are entitled thereto.

     Section 16.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     Section 16.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with each Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) each Agent and each Bank to share with such Section 20 Subsidiary any information delivered to such Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     Section 16.2. CONFIDENTIALITY. Each of the Banks and each Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or such Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or either Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or an Agent, or to auditors or accountants, (e) to the Administrative Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, an Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 16.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 18.6.

     Section 16.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agents shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     Section 16.4. OTHER. In no event shall any Bank or Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this Section 16 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or

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purchaser of any participation in, any interest in any of the Loans or
Reimbursement Obligations from any Bank.

     Section 17.  THE AGENTS.

     Section 17.1.  AUTHORIZATION.

     (a) Each Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agents, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents.

     (b) The relationship between the Agents and the Banks is and shall be that of an independent contractor. The use of the term "Administrative Agent" or "Canadian Agent" or "Agents" herein is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between either Agent and any of the Banks.

     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agents are nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of either Agent as "secured party", "mortgagee", "lienholder" or the like on all financing statements, motor vehicle titles and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages, liens or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

     Section 17.2. EMPLOYEES AND AGENTS. The Agents may exercise their powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agents may utilize the services of such Persons as the Agents in their sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 17.3. NO LIABILITY. Neither of the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 17.4.  NO REPRESENTATIONS.

     (a) Neither Agent shall be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, the Bankers' Acceptances, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. Neither Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Canadian Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either Agent, the Documentation Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (b) For purposes of determining compliance with the conditions set forth in Section 9, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative Agent active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

     Section 17.5.  PAYMENTS.

                    (a) A payment by the Borrower or the Canadian Borrower to the appropriate Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. Each Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by such Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

     (b) If in the reasonable opinion of either Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by such Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, (i) any Bank that (A) fails to make available to the appropriate Agent its pro rata share of any Revolving Credit Loan, or fails to make available to a Swing Line Bank its pro rata share of any Swing Line Loan, or fails to make available to the Letter of Credit Bank its pro rata share of each drawing under any Letter of Credit or (B) fails to comply with the provisions of Section 15 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, and (ii) Canadian Bank which fails to purchase and accept Banker's Acceptances in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Canadian Borrower, whether on account of outstanding Loans, Letters of Credit, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes each Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 17.6. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 17.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents have not been reimbursed by the Borrower as required by Section 19 hereof), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence.

     Section 17.8. AGENTS AS BANKS; DOCUMENTATION AGENT; CO-AGENTS. In their individual capacity, BKB and the Canadian Bank which shall serve as Canadian Agent shall have the same obligations and the same rights, powers and privileges in respect to their Commitments, the Loans made by it, and, if applicable, Bankers' Acceptances purchased and accepted by it, and as the holder of any of the Notes, as they would have were they not also Agents. None of the Documentation Agent or either Co-Agent shall have any obligation, liability, responsibility or duty under this Agreement other than as applicable to all Banks as such.

     Section 17.9. RESIGNATION; REMOVAL. Each Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower and each Agent may be removed at any time by the Majority Banks as a result of such Agent's willful misconduct or gross negligence upon thirty (30) days' prior written notice thereof to the Banks, such Agent and the Borrower. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Canadian Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent or Canadian Agent shall be reasonably acceptable to the Borrower. If, in the case of the resignation of the Administrative Agent or Canadian Agent, no successor Administrative Agent or Canadian Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's or Canadian Agent's giving of notice of resignation, then the retiring Administrative Agent or Canadian Agent may, on behalf of the Banks, appoint a successor Administrative Agent or Canadian Agent, which shall be a financial institution having a senior debt rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Administrative Agent or Canadian Agent hereunder by a successor Administrative Agent or Canadian Agent, such successor Administrative Agent or Canadian Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Canadian Agent, and the retiring or removed Administrative Agent or Canadian Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Canadian Agent's resignation or the Administrative Agent's or Canadian Agent's removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for such Agent's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Canadian Agent.

     Section 17.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
Section 17.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     Section 18.  ASSIGNMENT AND PARTICIPATION.

     Section 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees a portion of its interests, rights and obligations under this Agreement (including a portion of its Domestic Commitment Percentage or Canadian Commitment Percentage); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit I attached hereto (an "Assignment and Acceptance"), together with the Note subject to such assignment, (c) the Administrative Agent and, unless a Default or a Event of Default shall have occurred and be continuing or the assignment is to an Affiliate of the assigning Bank, the Borrower shall have given their prior written consent to each such assignment, which consent shall not be unreasonably withheld, (d) each assignment shall be in a minimum amount of not less than $5,000,000 (or, if less, such Bank's entire Commitment), and
(e) BKB (and its Affiliates) shall at all times prior to the occurrence of an Event of Default maintain a Commitment of at least $15,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment be released from its obligations under this Agreement.

     Section 18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 8.5 and
Section 11.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agents to take such action as Agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to the assigning Bank with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     Section 18.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Canadian Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500. The Borrower shall have no liability hereunder for payment of the registration fee.

     Section 18.4. RESTATED NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with the Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower and the Canadian Borrower, if applicable, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a restated Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a restated Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, if any. Such restated Notes shall provide that they are replacements for the surrendered Note, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Note. Within five (5) days of issuance of any restated Note pursuant to this
Section 18.4, the Borrower and the Canadian Borrower, if applicable, shall deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such restated Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Note shall be cancelled and returned to the Borrower.

     Section 18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) each such participation shall be in an amount of not less than $5,000,000,
(b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower or the Canadian Borrower, and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest. The Borrower and the Canadian Borrower hereby agree that each such participant shall have, subject to the terms of Section 15.2, the right of setoff that is granted to each Bank pursuant to Section 15.2.

     Section 18.6. DISCLOSURE. The Borrower for itself and on behalf of its Subsidiaries agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes unrelated to such contemplated assignment or participation.

     Section 18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
13.1 and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     Section 18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 18.9. ASSIGNMENT BY BORROWER. Neither the Borrower nor the Canadian Borrower shall assign or transfer any of their rights or delegate any of their obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 19. EXPENSES. Whether or not the transaction contemplated hereby shall be consummated, the Borrower will pay (a) the cost of (i) preparing this Agreement, the other Loan Documents and Security Documents and the instruments used in connection with the issuance thereof, (ii) any taxes (including any interest and penalties in respect thereof), other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Banks with respect thereto), and (iii) the Borrower's performance of and compliance with the terms hereof; (b) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel and any local counsel to the Administrative Agent incurred in connection with the preparation of this Agreement, the other Loan Documents and Security Documents and the instruments used in connection with the issuance thereof and the syndication thereof, with amendments, modifications, approvals, consents or waivers hereto and any termination hereof; (c) the fees, expenses and disbursements of the Administrative Agent and the Arranger incurred by the Administrative Agent and the Arranger in connection with the preparation, administration, syndication and interpretation of the Loan Documents and other instruments mentioned herein, (d) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorney's fees and costs, which attorneys may be employees of a Bank and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Administrative Agent and the Banks in connection with (i) the enforcement or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default (including engineering, appraisal and investment banking charges) and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Banks' relationship with the Borrower or any of its Subsidiaries, (e) all reasonable fees, expenses and disbursements of the Administrative Agent incurred in connection with UCC searches or UCC filings and applicable Canadian lien searches and filings, motor vehicle lien notations and other collateral security searches and filings, and (f) all reasonable costs of conducting appraisals and Commercial Finance Examinations of the Borrower's properties, including the applicable daily time charges of the Administrative Agent's commercial finance examiners, agents, consultants and representatives engaged in such examinations and appraisals as in effect from time to time, and reasonable out-of-pocket travel and other related expenses. The covenants of this Section 19 shall survive payment or satisfaction of payment of amounts owing with respect to this Agreement or the Notes.

     Section 20. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of the Borrower or the Canadian Borrower pursuant hereto are material and shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by them and shall survive the making by the Banks of the Loans, the making by the Swing Line Banks of the Swing Line Loans, and the issuance by the Letter of Credit Bank of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any Loans or other amount due under this Agreement or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Letter of Credit Bank has any obligation to issue, extend or renew any Letter of Credit. All statements contained in any certificate or other paper delivered to the Banks at any time by or on behalf of the Borrower or the Canadian Borrower pursuant hereto or in connection with the transaction contemplated hereby shall constitute representations and warranties by the Borrower or, as the case may be, the Canadian Borrower hereunder.

     Section 21. NOTICES. Except as otherwise specified herein, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be either delivered by hand or mailed by United States first-class mail, postage prepaid, or sent by telecopy, telegraph or telex and confirmed by letter, addressed as follows:

          (a) if to the Borrower or the Canadian Borrower, at 160 Clairemont Avenue, Suite 510, Decatur, Georgia 30030, Attention: A. Mitchell Poole, Jr., President and Chief Financial Officer;

          (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Transportation Division, Andrew K. Michaud, Vice President, 01-08-01, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

          (c) if to the Canadian Agent, at such address as such Person shall furnish to the parties hereto upon such Person becoming Canadian Agent hereunder; and

          (d) if to any Bank, at the address for notice as such Bank shall last have furnished in writing to the Person giving the notice.

     Except for Loan Requests and Conversion Requests, any notice so addressed shall be deemed to have been duly given or made and to have become effective
(i) if delivered by hand to an officer of the party to which it is directed, at the time of the receipt thereof by such officer, or (ii) if sent by first-class mail, postage prepaid, on the earlier of (A) the fifth Business Day following the mailing thereof, or (B) the date of its receipt, if a Business Day, or if not a Business Day, the next succeeding Business Day or (iii) if sent by telecopy, telex or cable, at the time of dispatch thereof (upon telephonic confirmation from any one of Robert J. Rutland, A. Mitchell Poole, Jr., Daniel
H. Popky or David S. Forbes of receipt thereof) if in normal business hours in the state where received or otherwise at the opening of business on the following Business Day.

     Section 22. MISCELLANEOUS. This Agreement is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by such laws. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which any Bank or the Agents would otherwise have. Any instruments required by any of the provisions hereof to be in the form annexed hereto as an



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exhibit shall be substantially in such form with such changes therefrom, if any, as may be approved by the Banks and the Borrower. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     Section 23. ENTIRE AGREEMENT, ETC. This Agreement and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 24 hereof.

     Section 24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Section 24, any action to be taken or any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, (a)(i) the rate of interest on the Notes, (ii) the term of the Notes, (iii) the amount of the Commitments of the Banks, (iv) the amount of Commitment Fees or Letter of Credit Fees hereunder, (v) the due date of any payment of principal of or interest on the Notes or any fees payable hereunder, and (vi) the amount of principal owing to the Banks may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; (b) the definition of Majority Banks and the definition of Borrowing Base Amount may not be amended, any substantial portion of the Collateral may not be released and this Section 24 may not be amended without the written consent of all of the Banks; (c) the amount of any Letter of Credit Fees payable for the Letter of Credit Bank's account and Section 17 may not be amended without the written consent of the Administrative Agent or the Letter of Credit Bank, as applicable; and (d) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Banks in addition to the Banks required above to take such action, affect the rights and obligations of the Swing Line Banks under this Credit Agreement. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Canadian Borrower shall entitle the Borrower or the Canadian Borrower to other or further notice or demand in similar or other circumstances.

     Section 25. WAIVER AND RELEASE. EACH OF THE BORROWER AND THE CANADIAN BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN



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CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR
OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, each of the Borrower and the Canadian Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages arising out of the credit relationship among the Borrower, the Canadian Borrower and the Banks up to and including the date of this Agreement. Each of the Borrower and the Canadian Borrower (a) certifies that no representative, agent or attorney of the Banks has represented, expressly or otherwise, that the Banks would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement, by among other things, the mutual waivers herein.
By its execution hereof and in consideration for the mutual covenants contained herein and the accommodations granted to the Borrower and the Canadian Borrower by the Banks herein and in the documents, instruments and agreements executed in connection herewith, the Borrower expressly waives and releases any and all claims and causes of actions it may have, or alleges to have (and any defenses which may arise out of any of the foregoing), against the Banks and any of their affiliates, employees, directors, officers and Administrative Agents, arising out of the credit relationship between the Borrower and the Banks up to and including the date of this Agreement. Each of the Borrower and the Canadian Borrower agrees that any suit for the enforcement of this Agreement or any of the Loan Documents may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower and the Canadian Borrower by mail at the address specified in Section 21. Each of the Borrower and the Canadian Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     Section 26. TERMINATION. Upon the indefeasible payment in full of all of the Obligations (or, with respect to Letters of Credit, satisfaction of the Letter of Credit reimbursement obligations by the provision of cash collateral or back-up letters of credit as provided in Section 2.1(c) hereof) and the expiration or termination in full of the Commitments and all other commitments of the Banks, the Swing Line Banks, the Letter of Credit Bank, the Administrative Agent and the Canadian Agent under this Agreement, the Borrower shall be entitled to the return, at the Borrower's expense, of all collateral for the Obligations in the possession or control of the Administrative Agent, and the Administrative Agent shall execute and deliver such termination statements as the Borrower reasonably shall request in order to give effect to the foregoing.

     Section 27. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Canadian Agent, the Arranger, their affiliates, the Banks, and their respective directors, officers, employees and agents from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby, except to the extent resulting from the gross negligence or willful misconduct of such indemnified party, including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (iii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks, the Administrative Agent, the Canadian Agent and the Arranger and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 27 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 27 shall survive payment or satisfaction in full of all other Obligations.

     Section 28.  CANADIAN GUARANTY.

     (a) Guaranty of Payment. The Borrower hereby irrevocably guarantees to the Agents and the Banks, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of the Canadian Borrower, including, without limitation, the principal and interest accruing on the Canadian Swing Line Loans, Canadian Revolving Credit Loans, Bankers' Acceptances and all such Obligations which would become due but for the operation of the automatic stay pursuant to
Section 362(a) of the Federal Bankruptcy Code or any similar provision of any other bankruptcy or insolvency law and the operation of Section Section 502(b) and 506(b) of the Federal Bankruptcy Code or any similar provision of any other bankruptcy or insolvency law (such obligations of the Canadian Borrower being referred to herein as the "Guaranteed Obligations"). This Canadian Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Guaranteed Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agents or any Bank first attempt to collect any of the Guaranteed Obligations from the Canadian Borrower or resort to any collateral security or other means of obtaining payment. Should an Event of Default occur as a result of a default by the Canadian Borrower in the payment of any of the Guaranteed Obligations, the Obligations of the Borrower hereunder with respect to such Guaranteed Obligations in default shall, upon demand by the Administrative Agent or the Canadian Agent, become immediately due and payable to the Administrative Agent or the Canadian Agent, for the benefit of the Banks and the Agents, without demand or notice of any nature, all of which are expressly waived by the Borrower. Payments by the Borrower hereunder may be required by the Agents on any number of occasions. All payments by the Borrower hereunder shall be made to the Agents, in the manner and at the place of payment specified therefor in Section 6.1 hereof, for the account of the Banks and the Agents.

     (b) The Borrower's Agreement to Pay Enforcement Costs, etc. The Borrower further agrees, as the principal obligor and not as a guarantor only, to pay to the applicable Agent, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by such Agent or any Bank in connection with the Guaranteed Obligations, this Canadian Guaranty and the enforcement thereof, together with interest on amounts recoverable under this
Section 28(b) from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in Section 6.3 hereof, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     (c) Waivers by the Borrower; Banks' Freedom to Act. The Borrower agrees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or any Bank with respect thereto. The Borrower waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Canadian Borrower or any other entity or other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Borrower agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agrees that the Guaranteed Obligations of the Borrower hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agents or any Bank to assert any claim or demand or to enforce any right or remedy against the Canadian Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations;
(iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation; (v) the adequacy of any rights which the Agents or any Bank may have against any collateral security or other means of obtaining repayment of any of the Guaranteed Obligations; (vi) the impairment of any collateral securing any of the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights which the Agents or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a release or discharge of the Borrower (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of the Commitments), all of which may be done without notice to the Borrower. To



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                                     -109-

the fullest extent permitted by law, the Borrower hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent either Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Borrower before or after such Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by either Agent or any Bank.

     (d) Unenforceability of Guaranteed Obligations. If for any reason the Canadian Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Canadian Borrower by reason of such Person's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of the Total Canadian Commitment), to the extent permitted by law, this Canadian Guaranty shall nevertheless be binding on the Borrower to the same extent as if the Borrower at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Canadian Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Borrower.

     (e) Subrogation; Subordination.

         (i) Postponement of Rights. Until the final indefeasible payment in full in cash of all of the Guaranteed Obligations: the Borrower shall not exercise any rights against the Canadian Borrower arising as a result of payment by the Borrower hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with either Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Borrower will not claim any setoff, recoupment or counterclaim against the Canadian Borrower in respect of any liability of the Borrower to the Canadian Borrower; and the Borrower waives any benefit of and any right to participate in any collateral security which may be held by the Agents or any Bank.

         (ii) Subordination. The payment of any amounts due with respect to any indebtedness of the Canadian Borrower for money borrowed or credit received now or hereafter owed to the Borrower is hereby subordinated to the prior payment in full in cash of all of the Guaranteed Obligations; provided that, so long as no Event of Default has occurred and is continuing, the Canadian Borrower may pay, and the Borrower may receive, such payment. The Borrower agrees that, after the occurrence of any Event of Default, the Borrower will not demand, sue for or otherwise attempt to collect any such indebtedness of the Canadian Borrower to the Borrower until all of the Guaranteed Obligations shall have been irrevocably paid in full in



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                                     -110-

cash. If, notwithstanding the foregoing sentence, the Borrower shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by the Borrower as trustee for the Banks and the Agents and be paid over to the Agents, for the benefit of the Banks and the Agents, on account of the Guaranteed Obligations without affecting in any manner the liability of the Borrower under the other provisions of this Canadian Guaranty.

     (f) Provisions Supplemental. The provisions of this Section 28 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agents under any separate subordination agreement which the Agents or any Bank may at any time and from time to time enter into with the Borrower for the benefit of the Banks and the Agents.

     (g) Further Assurances. The Borrower agrees that it will from time to time, at the request of the Agents, do all such things and execute all such documents as the Agents may reasonably consider necessary or desirable to give full effect to this Canadian Guaranty and to perfect and preserve the rights and powers of the Banks and the Agents hereunder. The Borrower acknowledges and confirms that it has established its own adequate means of obtaining from the Canadian Borrower on a continuing basis all information desired by it concerning the financial condition of such Persons and that it will look to such Persons and not to the Agents or any Bank in order for it to keep adequately informed of changes in any of such Person's financial condition.

     (h) Reinstatement. Notwithstanding any termination of this Canadian Guaranty upon the final and indefeasible payment in full, in cash, of the Guaranteed Obligations, this Canadian Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by either Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Canadian Borrower, or otherwise, all as though such payment had not been made or value received.

     (i) Successors and Assigns. This Canadian Guaranty shall be binding upon the Borrower, its successors and assigns, and shall inure to the benefit of the Agents and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may, in accordance with the provisions of Section 18 and subject to the limitations set forth therein, assign or otherwise transfer this Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein. The Borrower may not assign any of its Guaranteed Obligations hereunder.

     (j) Currency of Payment. Except with respect to Revolving Credit Loans deemed made to the Borrower pursuant to Section 2.13(d) the Borrower shall pay the Guaranteed Obligations in the currency in which such Obligations were incurred by the Canadian Borrower.

     Section 29. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER AND THE CANADIAN BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 21. EACH OF THE BORROWER AND THE CANADIAN BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 30. WITHHOLDING TAXES. The Borrower and Canadian Borrower hereby agree that (a) any and all payments made by the Borrower and/or the Canadian Borrower hereunder and under the other Loan Documents shall be made free and clear of, and without deduction for, any and all taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of the Agents or the Banks or any holder of the Notes,
(i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement, or
(v) any backup withholding (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower or the Canadian Borrower hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrower or the Canadian Borrower will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the applicable Agent for delivery to the applicable Bank an official receipt or other documentation satisfactory to the applicable Agent and the applicable Bank evidencing such payment to such taxing authority, and (iii) direct to the applicable Agent for the account of the applicable Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the applicable Agent or any Bank with respect to any payment received by the Agents or such Bank by reason of the Borrower's or the Canadian Borrower's failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the applicable Agent or such Bank may pay such



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                                     -112-

Indemnifiable Taxes and the Borrower or the Canadian Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as are necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by the Borrower or the Canadian Borrower from the applicable Administrative Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim. If the Borrower or the Canadian Borrower shall pay any taxes or make any payments with respect to any taxes which are not Indemnifiable Taxes, then the applicable Agent or the Bank which has received any such payment or with respect to which any such payment was made shall reimburse the Borrower or the Canadian Borrower, within five (5) Business Days of request by such Person, the amount so paid by such Person, together with interest at the rate then applicable to Base Rate Loans from the date such amounts were paid by such Person.

     (b) The Borrower and the Canadian Borrower shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes"), it being expressly understood that the term "Other Taxes" does not include (without limitation) any taxes imposed on or measured by any Bank's or Agent's assets, property, net or gross income, franchise, receipts, gains or profits.

     (c) The Borrower and the Canadian Borrower hereby indemnify and hold harmless the Agents and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 30) paid by the Agents or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrower's or the Canadian Borrower's failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrower and the Canadian Borrower under the preceding sentence shall be made promptly after receipt by the Borrower and the Canadian Borrower from the applicable Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

     (d) If the Borrower or the Canadian Borrower pays any amount under this
Section 30 to the Agents or any Bank and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Agents or such Bank, as the case may be, shall pay to the Borrower or the Canadian Borrower the amount of such refund promptly following the receipt thereof by such payee.

     (e) In the event any taxing authority notifies the Borrower or the Canadian Borrower that either of them has improperly failed to deduct or withhold any taxes (other than



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                                     -113-

Indemnifiable Taxes) from a payment made hereunder to the Agents or any Bank, the Borrower or the Canadian Borrower shall timely and fully pay such taxes to such taxing authority.

     (f) The Agents or the Banks shall, upon the request of the Borrower or the Canadian Borrower, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder (including, without limitation, the completion and delivery of appropriate forms evidencing such Agent's or such Bank's exemption from withholding taxes) if such measures can be taken without the imposition on such Person of any costs or expenses unless the Borrower or the Canadian Borrower has agreed to reimburse such Person therefor or result in such Person in its reasonable judgment suffering any material legal or regulatory disadvantage; provided that if after the date hereof, any change in applicable law, regulation or treaty results in the imposition on the Borrower or the Canadian Borrower of a deduction or withholding obligation with respect to amounts payable to banks or bank holding companies, to the extent that any such change in applicable law, regulation or treaty relates to amounts payable hereunder and to the extent that such change results in banks or bank holding companies receiving an undue benefit arising as a result of the payment of such additional amount by the Borrower or the Canadian Borrower, the Borrower, the Canadian Borrower and the Agents shall make a reasonable, good faith effort to negotiate a change in the terms of this Agreement that would allocate the benefits and costs (if any) of such deductions and withholdings among the affected parties in a manner equitable to the Borrower, the Canadian Borrower and the Banks.

     (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrower and the Canadian Borrower contained in this Section 30 shall survive the payment in full of the Obligations.

     Section 31. PARI PASSU TREATMENT. (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

     (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or the Canadian Borrower (pursuant to Section 15 or otherwise), including a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Bankers' Acceptances, and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 31 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

     (c) Following the occurrence and during the continuance of any Event of Default and unless and until the effectiveness of a transfer of Commitments pursuant to Section 31(d), each Bank agrees that it shall be deemed to have, automatically upon the occurrence of such Event of Default, purchased from each other Bank a participation in the risk associated with the Notes and Obligations held by such other Bank, so that the aggregate principal amount of the Notes and Obligations held by each Bank shall be equivalent to such Bank's Total Commitment Percentage. Upon demand by the Administrative Agent, made at the request of the Majority Banks, each Bank that has purchased such participation shall pay the amount of such participation to one or more Bank(s) whose outstanding Loans and participations in Letters of Credit and Bankers' Acceptances exceed their Total Commitment Percentages.

     (d) Upon the written instruction of the Majority Banks, the Total Canadian Commitment shall be immediately transferred by the Canadian Borrower and the Borrower to the Total Domestic Commitment; provided that prior to requesting any such transfer of Commitments, the Agents and the Banks shall utilize their reasonable best efforts to avoid the imposition of withholding tax liability on the Borrower and the Canadian Borrower which would arise as a result of any such transfer of Commitments (including, without limitation, to the extent useful, the use of participations pursuant to Section 31(c) and the use of fronting banks in Canada). Upon the effectiveness of any such transfer, the outstanding Canadian Revolving Credit Loans and Bankers' Acceptances shall be repaid with advances made to the Borrower under the Domestic Commitments, advanced by the Banks in such manner that after giving effect thereto, the percentage of the outstanding Loans and Obligations of each Bank will equal such Bank's Total Commitment Percentage of all outstanding Loans and Obligations.

     (e) Each of the Borrower and the Canadian Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and the Canadian Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower and the Canadian Borrower in the amount of such participation.

     Signed, sealed and delivered, as of the date set forth at the beginning of this Agreement by the Borrower, the Canadian Borrower, the Administrative Agent and the Banks.

                                 ALLIED HOLDINGS, INC.


                                 By:
                                    --------------------------------------
                                   Title:

                                 AUTO HAULAWAY INC.


                                 By:
                                    --------------------------------------
                                   Title:

                                 BANKBOSTON, N.A.,
                                 individually and as Administrative Agent


                                 By:
                                    --------------------------------------
                                   Title:

                                 ABN AMRO BANK, N.V.,
                                 individually and as Documentation Agent


                                 By:
                                    --------------------------------------
                                   Title:


                                 By:
                                    --------------------------------------
                                   Title:

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 individually and as Co-Agent


                                 By:
                                    --------------------------------------
                                   Title:

                                 NATIONSBANK, N.A.,
                                 individually and as Co-Agent


                                 By:
                                    -----------------------------
                                   Title:


                                 THE BANK OF NOVA SCOTIA


                                 By:
                                    -----------------------------
                                   Title:

                                 CORESTATES BANK, N.A.


                                 By:
                                    -----------------------------
                                   Title:

                                 CREDIT LYONNAIS ATLANTA AGENCY


                                 By:
                                    -----------------------------
                                   Title:

                                 THE LONG-TERM CREDIT BANK OF
                                 JAPAN, LIMITED


                                 By:
                                    -----------------------------
                                   Title:

                                 ROYAL BANK OF CANADA


                                 By:
                                    -----------------------------
                                   Title:

                                 UNION BANK OF CALIFORNIA, N.A.


                                 By:
                                    -----------------------------
                                   Title: